     As filed with the Securities and Exchange Commission on August 2, 2002
         Registration File Nos.: 333-89862; 333-89862-01; 333-89862-02;
             333-89862-04; 333-89862-06; 333-89862-10; 333-89862-11;
                    333-89862-12; 333-89862-13; 333-89862-14
--------------------------------------------------------------------------------


                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                 AMENDMENT NO. 2


                                       TO

                                    FORM S-4

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                               JARDEN CORPORATION
               (Exact name of registrant as specified in charter)


          DELAWARE                       4229                    35-1828377
       (State or other             (Primary Standard           (I.R.S.Employer
jurisdiction of incorporation   Industrial Classification    Identification No.)
      or organization)               Code Numbers)


                            555 THEODORE FREMD AVENUE
                                  RYE, NY 10580
                                 (914) 967-9400

        (Address, including zip code and telephone number, including area code, of registrant's principal executive offices)

            MARTIN E. FRANKLIN, CHAIRMAN AND CHIEF EXECUTIVE OFFICER
                               JARDEN CORPORATION
                            555 THEODORE FREMD AVENUE
                                  RYE, NY 10580
                                 (914) 967-9400

       (Name, Address, including zip code and telephone number, including area code, of agent for service of process)
                                 with copies to:
                            ROBERT L. LAWRENCE, ESQ.
                               KANE KESSLER, P.C.
                           1350 AVENUE OF THE AMERICAS
                               NEW YORK, NY 10019
                                 (212) 541-6222
--------------------------------------------------------------------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: As soon as practicable after the effective date of this registration statement.

     If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General instruction G, check the following box. [ ]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration number for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

                       -----------------------------------

     The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

                         TABLE OF ADDITIONAL REGISTRANTS


--------------------------------------------------------------------------------------------------------------------------------
                                      STATE OR OTHER JURISDICTION                                ADDRESS, INCLUDING ZIP CODE
                                          OF INCORPORATION OR             I.R.S.EMPLOYER            AND TELEPHONE NUMBER,
NAME                                         ORGANIZATION             IDENTIFICATION NUMBER          INCLUDING AREA CODE
--------------------------------------------------------------------------------------------------------------------------------
Alltrista Newco Corporation                     Indiana                     35-2000581                        *
--------------------------------------------------------------------------------------------------------------------------------
Alltrista Plastics Corporation                  Indiana                     35-2000584                        *
--------------------------------------------------------------------------------------------------------------------------------
Alltrista Zinc Products, L.P.                   Indiana                     35-2000583                        *
--------------------------------------------------------------------------------------------------------------------------------
Hearthmark, Inc.                                Indiana                     35-2000585                        *
--------------------------------------------------------------------------------------------------------------------------------
Quoin Corporation                              Delaware                     88-0374612                        *
--------------------------------------------------------------------------------------------------------------------------------
Tilia, Inc.                                    Delaware                     36-4491807                        *
--------------------------------------------------------------------------------------------------------------------------------
Tilia Direct, Inc.                             Delaware                     37-1424484                        *
--------------------------------------------------------------------------------------------------------------------------------
Tilia International, Inc.                      Delaware                     38-3645648                        *
--------------------------------------------------------------------------------------------------------------------------------
TriEnda Corporation                             Indiana                     35-2071043                        *
--------------------------------------------------------------------------------------------------------------------------------


*The name, address, including zip code, and telephone number of the agent for service of process is Martin Franklin at 555 Theodore Fremd Avenue, Rye, NY 10580, telephone number (914) 967-9400.

               SUBJECT TO COMPLETION, DATED ___________ __, 2002.

                                   PROSPECTUS

                               JARDEN CORPORATION

             OFFER TO EXCHANGE $150,000,000 PRINCIPAL AMOUNT OF OUR
                   9 3/4% SENIOR SUBORDINATED NOTES DUE 2012,
          WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933,
                       FOR ANY AND ALL OF OUR OUTSTANDING
                    9 3/4% SENIOR SUBORDINATED NOTES DUE 2012

                         UNCONDITIONALLY GUARANTEED BY:


   ALLTRISTA NEWCO CORPORATION, ALLTRISTA PLASTICS CORPORATION, ALLTRISTA ZINC
        PRODUCTS, L.P., HEARTHMARK, INC., QUOIN CORPORATION, TILIA, INC., TILIA DIRECT, INC., TILIA INTERNATIONAL, INC., TRIENDA CORPORATION


                                 ---------------

                      MATERIAL TERMS OF THE EXCHANGE OFFER

o The exchange offer expires at 5:00 p.m., New York City time, on ________ __, 2002, unless extended.

o We will exchange all outstanding old notes that are validly tendered and not validly withdrawn for an equal principal amount of a new series of notes which are registered under the Securities Act of 1933, as amended (the "Securities Act"), subject to the satisfaction or waiver of specified conditions.

o The terms of the new notes are substantially identical to those of the old notes, except that the special mandatory redemption provisions and the transfer restrictions applicable to the old notes are not applicable to the new notes.

o You may withdraw tenders of old notes at any time before the exchange offer expires.

o The exchange of new notes for outstanding old notes should not be a taxable event for U.S. Federal income tax purposes.

o    We will not receive any proceeds from the exchange offer.

o We do not intend to apply for listing of any of the notes to be issued on any securities exchange or to arrange for them to be quoted on any quotation system.

o Our current and future domestic subsidiaries will unconditionally guarantee in full, on a joint and several basis, our obligation to pay the principal of, premium, if any, and interest on the new notes. See "Risk Factors Federal and state statutes allow courts, under specific circumstances, to void guarantees and require noteholders to return payments received from guarantors" and "Description of the New Notes - Subsidiary Guarantees."

                                 ---------------

     PLEASE REFER TO "RISK FACTORS" BEGINNING ON PAGE 23 FOR A DESCRIPTION OF THE RISKS YOU SHOULD CONSIDER WHEN EVALUATING THIS INVESTMENT.

                                 ---------------

     WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

                                 ---------------

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE NOTES TO BE ISSUED IN THE EXCHANGE OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     WE MAY AMEND OR SUPPLEMENT THIS PROSPECTUS FROM TIME TO TIME BY FILING AMENDMENTS OR SUPPLEMENTS AS REQUIRED. YOU SHOULD READ THIS ENTIRE PROSPECTUS (AND THE ACCOMPANYING LETTER OF TRANSMITTAL AND RELATED DOCUMENTS) AND ANY AMENDMENTS OR SUPPLEMENTS CAREFULLY BEFORE MAKING YOUR INVESTMENT DECISION.

     THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

               THE DATE OF THIS PROSPECTUS IS __________ __, 2002.

                                TABLE OF CONTENTS


                                                                                                              Page
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE...............................................................  6
SUMMARY.......................................................................................................  7
  Summary of the Terms of the Exchange Offer..................................................................  7
  Summary of the Terms of the New Notes....................................................................... 11
THE COMPANY................................................................................................... 14
RISK FACTORS.................................................................................................. 23
  If you fail to exchange properly your old notes for new notes, you will continue to hold notes subject to transfer restrictions.......................................... 23
  Our significant indebtedness could adversely affect our financial health, and prevent us from fulfilling our obligations under the notes.................................... 23
  Your right to receive payments on the notes is junior to our existing senior indebtedness and possibly all of our future borrowings. Further, the guarantees of the new notes are junior to all of the guarantors' existing senior indebtedness and possibly to all their future borrowings........................................... 24
  Since the notes are unsecured, your right to enforce remedies is limited by the rights of holders of secured debt....................................................... 25
  Not all of our subsidiaries will guarantee our obligations under the notes, and the assets of the non-guarantor subsidiaries may not be available to make payments on the notes................................................................... 25
  We will require a significant amount of cash to service our indebtedness.
    Our ability to generate cash depends on many factors beyond our control................................... 26
  The indenture related to the notes and our senior credit facility contain various covenants which limit our management's discretion in the operation of our business........................ 26
  We may not have the ability to raise the funds necessary to finance the change of control offer required by the indenture..................................................... 27
  A public market for the new notes may not develop........................................................... 27
  Federal and state statutes allow courts, under specific circumstances, to void guarantees and require noteholders to return payments received from guarantors....................... 27
  Reductions, cancellations, or delays in customer purchases would adversely affect our profitability.................................................................. 29
  We may be adversely affected by the trend towards retail trade consolidation................................ 29
  Sales of some of our products are seasonal.................................................................. 29
  We depend on suppliers in Asia.............................................................................. 29
  Competition in our industries may hinder our ability to execute our business strategy, achieve profitability, or maintain relationships with existing customers........................ 30
  If we fail to develop new or expand existing customer relationships, our ability to grow our business will be impaired............................................................. 31
  We cannot be certain that our product innovations and marketing successes will continue..................... 31
  Jarden and Tilia have no combined operating history and there can be no assurance that we will be able to successfully integrate Tilia's operations with our own............................ 31
  We may experience difficulty in integrating acquired businesses, which may interrupt our business operations..................................................................... 32
  Our operations are subject to a number of Federal, state and local environmental regulations........................................................................... 32

  We may be adversely affected by remediation obligations
  mandated by applicable environmental laws................................................................... 32
  We depend upon key personnel................................................................................ 33
  We enter into contracts with the United States government and other governments............................. 33
  Our operating results can be adversely affected by changes in the cost or availability of raw materials.......................................................................... 33
  Our business could be adversely affected because of risks which are particular to international operations.................................................................... 34
  Our performance can fluctuate with the financial condition of the retail industry........................... 34
  Claims made against us based on product liability could have a material adverse effect on our business............................................................................ 35
  We depend on our patents and proprietary rights............................................................. 35
  We depend on a single manufacturing facility for certain essential products................................. 35
  Certain of our employees are represented by labor unions.................................................... 35
FORWARD LOOKING STATEMENTS.................................................................................... 36
USE OF PROCEEDS............................................................................................... 37
RATIO OF EARNINGS TO FIXED CHARGES............................................................................ 38
CAPITALIZATION................................................................................................ 38
SELECTED CONSOLIDATED HISTORICAL AND PRO FORMA FINANCIAL DATA................................................. 39
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
  AND MANAGEMENT.............................................................................................. 42
THE EXCHANGE OFFER............................................................................................ 44
  Purpose of the Exchange Offer............................................................................... 44
  Resale of the New Notes..................................................................................... 44
  Terms of the Exchange Offer................................................................................. 45
  Expiration Date; Extensions; Amendments..................................................................... 46
  Interest on the New Notes................................................................................... 47
  Procedures for Tendering.................................................................................... 47
  Return of Notes............................................................................................. 50
  Book-Entry Transfer......................................................................................... 50
  Guaranteed Delivery Procedures.............................................................................. 50
  Withdrawal of Tenders....................................................................................... 51
  Conditions.................................................................................................. 52
  Shelf Registration.......................................................................................... 52
  Liquidated Damages.......................................................................................... 53
  Exchange Agent.............................................................................................. 54
  Fees and Expenses........................................................................................... 54
  Consequence of Failures to Exchange......................................................................... 55
DESCRIPTION OF THE NEW NOTES.................................................................................. 56
  Brief Description of the New Notes and the Guarantees....................................................... 56
  Principal, Maturity and Interest............................................................................ 57
  Methods of Receiving Payments on the Notes.................................................................. 57
  Paying Agent and Registrar for the Notes.................................................................... 57
  Transfer and Exchange....................................................................................... 58
  Subsidiary Guarantees....................................................................................... 58
  Subordination............................................................................................... 59
  Optional Redemption......................................................................................... 61
  Mandatory Redemption........................................................................................ 61

  Repurchase at the Option of Holders.......................................................................  61
  Selection and Notice......................................................................................  65
  Certain Covenants.........................................................................................  65
  Events of Default and Remedies............................................................................  75
  No Personal Liability of Directors, Officers, Employees and Stockholders..................................  78
  Legal Defeasance and Covenant Defeasance..................................................................  78
  Amendment, Supplement And Waiver..........................................................................  80
  Satisfaction and Discharge................................................................................  81
  Concerning the Trustee....................................................................................  82
  Book-Entry, Delivery and Form.............................................................................  82
  Depository Procedures.....................................................................................  82
  Exchange of Book-Entry Notes for Certificated Notes.......................................................  85
  Exchange of Certificated Notes for Global Notes...........................................................  86
  Certain Definitions.......................................................................................  86
DESCRIPTION OF SENIOR INDEBTEDNESS.......................................................................... 102
MATERIAL FEDERAL INCOME TAX CONSIDERATIONS.................................................................. 107
PLAN OF DISTRIBUTION........................................................................................ 111
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
FINANCIAL STATEMENTS........................................................................................ 113
TILIA INTERNATIONAL, INC. AND SUBSIDIARIES UNAUDITED
CONDENSED CONSOLIDATED FINANCIAL STATEMENTS................................................................. 119
WHERE YOU CAN FIND MORE INFORMATION......................................................................... 123
EXPERTS..................................................................................................... 123
LEGAL MATTERS............................................................................................... 124

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents heretofore filed by us with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are hereby incorporated by reference in this prospectus, except as superseded or modified herein:

     (a) Our annual report on Form 10-K for the fiscal year ended December 31, 2001;

     (b) Our quarterly report on Form 10-Q for the period ended March 31, 2002;

     (c) Our current report on Form 8-K, Date of Event - December 18, 2001, filed on January 9, 2002;

     (d) Our current report on Form 8-K, Date of Event - March 28, 2002, filed on March 28, 2002;

     (e) Our current report on Form 8-K, Date of Event - March 28, 2002, filed on March 29, 2002;

     (f) Our current report on Form 8-K, Date of Event - April 24, 2002, filed on May 9, 2002;

     (g) Our current report on Form 8-K, Date of Event - May 30, 2002, filed on June 4, 2002; and

     (h) Our definitive proxy statement on Schedule 14A filed on April 30, 2002.

     All of such documents are on file with the Commission. In addition, all documents filed by Jarden Corporation pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, subsequent to the date of this prospectus and prior to termination of the exchange offer are incorporated by reference in this prospectus and are a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any subsequently filed document that is also incorporated by reference herein modifies or replaces such statement. Any statements so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

     This prospectus incorporates herein by reference important business and financial information about us that is not included in or delivered with this prospectus. This information is available to you without charge upon written or oral request. If you would like a copy of any of this information, please submit your request to Jarden Corporation, 555 Theodore Fremd Avenue, Rye, NY 10580,
Attention: Corporate Secretary, or call (914) 967-9400. In addition, to obtain timely delivery of any information you request, you must submit your request no later than __________ __, 2002, which is five business days before the date the exchange offer expires.

                                     SUMMARY

     This summary highlights material information from the prospectus. It may not contain all of the information that is important to you. References in this prospectus to "Jarden," "we," "us" and "our" refer to Jarden Corporation, which was formerly known as Alltrista Corporation. We urge you to read and review carefully this entire prospectus, and the other documents to which it refers, to fully understand the terms of the new notes and the exchange offer.

SUMMARY OF THE TERMS OF THE EXCHANGE OFFER

General..............................  On April 24, 2002, we completed a private offering of the old notes, which
                                       consisted of $150.0 million aggregate
                                       principal amount of our 9 3/4% Senior
                                       Subordinated Notes due 2012. In
                                       connection with the private offering, we entered into a registration rights agreement in which we agreed, among other things, to deliver this prospectus and to complete an exchange offer for the old notes.

The Exchange Offer...................  We are offering to exchange $1,000 principal amount of our registered 9 3/4%
                                       Senior Subordinated Notes due 2012, which we refer to as the "new notes," for each $1,000 principal amount of our unregistered 9 3/4% Senior Subordinated Notes due 2012, which we refer to as the "old notes."

                                       We sometimes refer to the new notes and
                                       the old notes together as the "notes."
                                       Currently, $150.0 million principal
                                       amount of old notes are outstanding. The terms of the new notes are identical in all material respects to the terms of the old notes, except that the special mandatory redemption provisions and the transfer restrictions applicable to the old notes are not applicable to the new notes.

                                       Old notes may be tendered only in $1,000 increments. Subject to the satisfaction or waiver of specified conditions, we will exchange the new notes for all old notes that are validly tendered and not withdrawn prior to the expiration of the exchange offer. See "The Exchange Offer -- Terms of the Exchange Offer."

                                       Upon completion of the exchange offer,
                                       there may be no market for the old notes and you may have difficulty selling them. See "Risk Factors If you fail to exchange properly your old notes for new notes, you will continue to hold notes subject to transfer restrictions."

Expiration Date......................  The exchange offer will expire at 5:00
                                       p.m., New York City time, on ___________
                                       __, 2002, unless extended, in which case the expiration date will mean the latest date and time to which we extend the exchange offer.

Conditions to the Exchange Offer.....  The exchange offer is not subject to conditions other than that:

                                       o    it shall not violate applicable law
                                            or any applicable interpretation of
                                            the staff of the Commission,

                                       o    no action or proceeding shall have
                                            been instituted or threatened in any
                                            court or by any governmental agency
                                            which might materially impair our
                                            ability to proceed with the exchange
                                            offer, or

                                       o    all governmental approvals which we
                                            deem necessary for the completion of
                                            the exchange offer shall have been
                                            obtained.

                                       The exchange offer is not conditioned
                                       upon any minimum principal amount of old notes being tendered for exchange.

Procedures for
Tendering Old Notes..................  If you wish to tender your old notes for new notes pursuant to the exchange offer, you must transmit to The Bank of New York, as exchange agent, on or before the expiration date, either:

                                       o    a computer-generated message
                                            transmitted through The Depository
                                            Trust Company's Automated Tender
                                            Offer Program system and received by
                                            the exchange agent and forming a
                                            part of a confirmation of book-entry
                                            transfer in which you acknowledge
                                            and agree to be bound by the terms
                                            of the letter of transmittal; or

                                       o    a properly completed and duly
                                            executed letter of transmittal,
                                            which accompanies this prospectus,
                                            or a facsimile of the letter of
                                            transmittal, together with your old
                                            notes and any other required
                                            documentation, to the exchange agent
                                            at its address listed in this
                                            prospectus and on the front cover of
                                            the letter of transmittal.

                                       If you cannot satisfy either of these
                                       procedures on a timely basis, then you
                                       should comply with the guaranteed
                                       delivery procedures described below. By
                                       executing the letter of transmittal, you will make the representations to us described under "The Exchange
                                       Offer-Procedures for Tendering."

Special Procedures for
Beneficial Owners....................  If you are a beneficial owner whose old notes are registered in the name of a
                                       broker, dealer, commercial bank, trust
                                       company or other nominee and you wish to tender your old notes in the exchange offer, you should contact the registered holder promptly and instruct the registered holder to tender on your behalf. If you wish to tender on your own behalf, you must either:

                                       o    make appropriate arrangements to
                                            register ownership of the old notes
                                            in your name; or

                                       o    obtain a properly completed bond
                                            power from the registered holder,
                                            before completing and executing the
                                            letter of transmittal and delivering
                                            your old notes.

Guaranteed Delivery Procedures.......  If you wish to tender your old notes and time will not permit the documents
                                       required by the letter of transmittal to reach the exchange agent before the expiration date, or the procedure for book-entry transfer cannot be completed on a timely basis, you must tender your old notes according to the guaranteed delivery procedure described in this prospectus under "The Exchange Offer-Guaranteed Delivery Procedures."

Acceptance of Old Notes and
Delivery of New Notes................  Subject to the satisfaction or waiver of the conditions to the exchange offer, we will accept for exchange any and all old notes which are validly tendered in the exchange offer and not withdrawn before 5:00 p.m., New York City time, on the expiration date.

Withdrawal Rights....................  You may withdraw the tender of your old notes at any time before 5:00 p.m., New
                                       York City time, on the expiration date,
                                       by complying with the procedures for
                                       withdrawal described in this prospectus
                                       under "The Exchange Offer-Withdrawal of
                                       Tenders."

Return of Notes......................  If we do not accept any tendered old notes for the
                                       reasons described in the terms and
                                       conditions of the exchange offer or if
                                       you withdraw any tendered old notes or
                                       submit old notes for a greater principal amount than you desire to exchange, we will return the unaccepted, withdrawn or non-exchanged old notes without expense to you as promptly as practicable after the expiration or termination of the exchange offer. See "The Exchange Offer-Return of Notes."

Certain Federal Income
Tax Consequences.....................  The exchange of old notes for new notes should not be a taxable event for United
                                       States Federal income tax purposes. For a discussion of the material Federal income tax consequences relating to the exchange of notes, see "Certain Federal Income Tax Considerations."

Exchange Agent.......................  The Bank of New York, the trustee under the indenture governing the old notes, is serving as the exchange agent.

Consequence of Failure to
Exchange Notes.......................  If you do not exchange your old notes for new notes, you will continue to be
                                       subject to the restrictions on transfer
                                       provided in the old notes and in the
                                       indenture governing the old notes. In
                                       general, the old notes may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. We do not currently plan to register the old notes under the Securities Act.

SUMMARY OF THE TERMS OF THE NEW NOTES

     The summary below describes the material terms of the new notes. Some of the terms and conditions described below are subject to important limitations and exceptions. The "Description of the New Notes" section of this prospectus contains a more detailed description of the terms and conditions of the notes. The terms of the new notes are substantially identical to those of the old notes, except that the special mandatory redemption provisions and the transfer restrictions applicable to the old notes are not applicable to the new notes. The new notes will evidence the same debt as the old notes. The new notes and the old notes will be governed by the same indenture.

Issuer.............................    Jarden Corporation.

Securities.........................    $150.0 million in principal amount of 9
                                       3/4% Senior Subordinated Notes due 2012.

Maturity...........................    May 1, 2012.

Interest...........................    Annual rate: 9 3/4%.

                                       Payment frequency: every six months on
                                       May 1 and November 1.
                                       First payment: November 1, 2002.

Guarantees.........................    The notes will be unconditionally
                                       guaranteed in full on a senior
                                       subordinated basis by each of our
                                       existing and future domestic restricted
                                       subsidiaries. If we cannot make payments on the notes when they are due, the guarantors must make them instead. See
                                       "Risk Factors - Federal and state
                                       statutes allow courts, under specific
                                       circumstances, to void guarantees and
                                       require noteholders to return payments
                                       received from guarantors" and
                                       "Description of the New Notes -
                                       Subsidiary Guarantees."

 Ranking...........................    The notes and the guarantees will be
                                       unsecured senior subordinated
                                       obligations. Accordingly, they will rank:

                                       o    behind all of our and the
                                            guarantors' existing and future
                                            senior debt;

                                       o    equally with all our and the
                                            guarantors' existing and future
                                            unsecured senior subordinated
                                            obligations issued under the
                                            indenture and which do not expressly
                                            provide that they are subordinated
                                            to the notes; and

                                       o    ahead of any of our and the
                                            guarantors' future debt that
                                            expressly provides that it is
                                            subordinated to the
                                            notes.

                                       On a pro forma basis as of March 31,
                                       2002, the notes and the guarantees would have been subordinated to approximately $50.0 million of senior debt. In addition, there would have been approximately $50.0 million of unused commitments under our new senior credit facility.

Optional Redemption................    On or after May 1, 2007, we may redeem
                                       some or all of the notes at any time at
                                       the redemption prices listed under
                                       "Description of the New Notes--Optional
                                       Redemption."

                                       Prior to May 1, 2005, we may redeem up to 35% of the notes with the proceeds from certain public equity offerings at the redemption price listed under
                                       "Description of the New Notes--Optional
                                       Redemption."

Mandatory Offer to Repurchase......    If we sell certain assets or experience
                                       certain types of changes of control, we
                                       must offer to repurchase the notes at the prices listed in the section "Description of the New Notes--Repurchase at the Option of Holders." There can be no assurance that we will have available funds sufficient to repurchase all of the notes that might be tendered by holders of the notes seeking to accept the repurchase offer. See Risk Factors-We may not have the ability to raise the funds necessary to finance the change of control offer required by the indenture."

Certain Covenants..................    The indenture governing the notes will,
                                       among other things, limit our and the
                                       ability of our subsidiaries to:

                                       o    incur additional indebtedness;

                                       o    pay dividends or distributions on,
                                            or redeem or repurchase, capital
                                            stock;

                                       o    make investments;

                                       o    engage in certain transactions with
                                            affiliates;

                                       o    incur liens;

                                       o    transfer or sell assets; and

                                       o    consolidate, merge or transfer all
                                            or substantially all of our assets.

                                       For more details, see "Description of the New Notes."

Use of Proceeds....................    We will not receive any proceeds from the
                                       exchange offer.

     YOU SHOULD REFER TO THE SECTION ENTITLED "RISK FACTORS" FOR AN EXPLANATION OF MATERIAL RISKS OF INVESTING IN THE NEW NOTES.

                                   THE COMPANY

     Jarden Corporation, formerly known as Alltrista Corporation, is a leading provider of niche consumer products used in home food preservation. We operate two distinct business segments, through our Consumer Products Group and Material Based Group. Our Consumer Products Group markets and distributes Tilia's FoodSaver(R) line, which is the U.S. market leader in home vacuum packaging systems and accessories. Alltrista Consumer Products is the leading North American manufacturer, distributor and marketer of home canning and related products, primarily under the Ball(R), Kerr(R) and Bernardin(R) brands. Our Materials Based Group is the country's largest producer of zinc strip and is a manufacturer of injection molded and industrial plastics.

     During 2001, we repositioned our growth strategy to focus on consumer products. Alltrista Consumer Products manufactures, markets and distributes a broad line of home food preservation and preparation products that includes recognized brand name home canning jars, jar closures and related food products (including fruit pectin, Fruit-Fresh(R) brand fruit protector, pickle mixes and tomato mixes). As of April 24, 2002, through the acquisition of Tilia International, Inc. and its subsidiaries ("Tilia"), our Consumer Products Group markets and distributes the FoodSaver(R) vacuum packaging system. Vacuum packaging is the process of removing air from a container to create a vacuum, and then sealing the container so that air cannot re-enter.

     Our Materials Based Group is comprised of three businesses: zinc strip products, injection molded plastics, and industrial plastics. Our zinc strip business is the sole source supplier of copper plated zinc penny blanks to both the United States Mint and the Royal Canadian Mint. In addition, we manufacture a line of industrial zinc items used in the plumbing, automotive, electrical component and European architectural markets, and the Lifejacket(R) anti-corrosion system. Unimark, our plastic injection molding business, manufactures precision custom components for major companies in the healthcare and consumer products industries including CIBA Vision Corporation, Johnson & Johnson, Meridian Diagnostics, Inc., The Scotts Company and Winchester Ammunition. Through our industrial plastic operations, we also manufacture and sell thermoformed plastic door liners and evaporator trays for refrigerators.


RECENT DEVELOPMENTS

     On July 29, 2002, we reported our results for the second quarter of 2002. For the three months ended June 30, 2002, we reported net sales of $105.1 million, compared to $90.6 million for the three months ended July 1, 2001. Prior year results include our Thermoformed Products Division, which was divested in the fourth quarter of 2001. Current quarter results include the results of Tilia, from April 1, 2002. Second quarter net income was $8.1 million, or $0.56 per fully diluted share. Second quarter 2002 tax expense includes a $500,000 reversal of the release of valuation allowance recorded in the first quarter of 2002. Excluding this valuation allowance, our effective tax rate would have been 38% and net income would have been $8.6 million, or $0.60 per fully diluted share. For the second quarter of 2001, net income was $5.1 million, or $0.40 per fully diluted share.

     For the six months ended June 30, 2002, net sales were $152.7 million, compared with $159.6 million for the same period in 2001. Net income totaled $15.3 million, or $1.09 per fully diluted share, for the first six months of 2002. Net income for the first six months of 2002 reflects a tax benefit resulting from the net release of a $4.9 million valuation allowance that had previously been established. Excluding this tax benefit, the effective tax rate would have been 38% and net income for the first six months of 2002 would have been $10.4 million, or $0.74 per fully diluted share. Net income totaled $4.9 million, or $0.38 per fully diluted share, for the first six months of 2001. The fully diluted earnings per share amounts reflect a 2-for-1 split of our common stock that was effected during the second quarter as discussed below.


     On May 2, 2002, our board of directors adopted resolutions approving a 2-for-1 split of our shares of common stock. Stockholders of record at the close of business on May 20, 2002 received, on or about June 3, 2002, one additional share of our common stock for every share of our common stock held.

     On April 24, 2002, pursuant to an asset purchase agreement, dated March 28, 2002, as amended, we completed the acquisition of the business of Tilia. Based in San Francisco, Tilia, the leading U.S. marketer and distributor of home vacuum packaging systems through the FoodSaver(R) brand, was acquired for approximately $145 million in cash, $15 million in seller debt financing and the assumption of certain liabilities. In addition, we agreed to an earn-out provision with a total potential payment in cash or our common stock of up to $25 million payable in 3 years, provided that certain earnings performance targets are met. To finance the acquisition of Tilia, we entered into a new $100 million senior credit facility and issued the old notes. See "Risk Factors - Our significant indebtedness could adversely affect our financial health and prevent us from fulfilling our obligations under the notes."

     On March 21, 2002, our board of directors adopted resolutions approving and recommending to our stockholders an amendment to our Restated Certificate of Incorporation changing our name from "Alltrista Corporation" to "Jarden Corporation." On May 30, 2002, our stockholders approved the change of our name and, on May 31, 2002, we filed a Certificate of Amendment to our Restated Certificate of Incorporation with the Secretary of State of the State of Delaware to effect the change of our name to "Jarden Corporation."

CONSUMER PRODUCTS GROUP

     Alltrista Consumer Products manufactures, markets and distributes a line of home food preservation products to serve value, mid-tier and premium oriented customers, which products include home canning jars, jar closures, home canning tools, and other accessories. These products are marketed under the well-known Ball(R), Bernardin(R), Golden Harvest(R), and Kerr(R) brand names. We also market and distribute related food products, including fruit pectin, Fruit-Fresh(R) brand fruit protector, pickle mixes, tomato mixes and all-in-one canning kits, including a jam pectin kit and jelly and salsa kits. In addition, we market a line of housewares under the Golden Harvest(R) brand, including tumblers, beverage tappers and other glassware.

     Tilia provides patented vacuum packaging systems for household use marketed under the FoodSaver(R) brand. Our seven models of compact, patented counter-top FoodSaver(R) appliances incorporate a vacuum pump and bag sealer to keep foods fresh and are sold at prices ranging from approximately $100 to almost $300. We market our FoodSaver(R) appliances in tandem with our patented FoodSaver(R) bags and rolls and complementary accessories, including canisters, containers, lids, jar sealers and bottle stoppers.

Customers

     Our customers are a diverse group of wholesalers and retailers in the United States and Canada. Our principal customers include grocery stores, mass merchants, and hardware stores, but we also sell through sporting goods and outdoor stores and specialty retailers. We have been Wal-Mart's category manager for the home canning segment since 1998. In this role, we are responsible for the home canning section within the store, including inventory management, the introduction of new items, and the creation of various reports to track inventory, sales, and margins. In addition to these channels of distribution, FoodSaver(R) products are sold directly to individual consumers through direct-to-consumer channels. Our direct-to-consumer sales have primarily been made through infomercials and catalogs.

Sales and Marketing

     Our consumer products sales are made in the United States and Canada through food brokers and manufacturer representative organizations as well as through our internal sales force and house accounts. We employ regional sales managers located in key geographic areas who oversee the sales and retail activities of food brokerage firms and independent manufacturer representatives.

Distribution and Fulfillment

     We utilize company-operated and independent warehouses located in various regions of the United States and Canada to distribute our products. The largest of these warehouses is located in Muncie, Indiana and is operated by an outsourced provider, which utilizes highly automated packaging equipment allowing us to maintain our efficient and effective logistics and freight management processes. We also work with an outsourced provider for the delivery of our products in order to ensure that as many shipments as possible are processed as full truckloads, saving significant freight costs.

Manufacturing

     We manufacture the metal closures for our home canning jars at our Muncie, Indiana facility. Lithographed tin plated steel sheet is cut and formed to produce the lids and bands. Liquid plastisol, which we formulate, is applied to lids, forming an airtight seal, which is necessary for safe and effective home canning. Finished products are packaged for integration with glass jars or sold in multi-packs as replacement lids.

     FoodSaver(R) products are sourced through a network of independent manufacturers. Appliances are currently sourced through three facilities in China; bags and rolls are currently sourced through suppliers in Korea and the United States; and accessories are sourced from Taiwan, China and the United States. Our own research and development department designs and engineers products in the United States and sets strict engineering specifications for the third-party manufacturers. We maintain ownership over all necessary production molds.

Intellectual Property

     Management believes that none of our active trademarks or patents is essential to the successful operation of our business as a whole. However, one or more trademarks or patents may be material in relation to individual products or product lines such as our property rights to use the Ball(R), FoodSaver(R), Fruit-Fresh(R), Golden Harvest(R), and KerR(R) brand names and the Bernardin(R) trade name in connection with certain goods to be sold, including home food preservation supplies, kitchen housewares and packaged foods for human consumption.

     We hold patents throughout many primary worldwide markets on both the design of the FoodSaver(R) appliance itselF as well as on many of its components. Our patent on the FoodSaver(R) vacuum seal appliance expires in 2009, and our patenT on FoodSaver(R) bags expires in 2005. The key elements of the bag are a unique waffle pattern that facilitates air removal, an oxygen barrier layer that prevents air from entering the bag and a heat resistant outer layer to allow easy sealing without burn-through. In addition, we have registered the VacLoc, SaverMate, VacuTop and VacuSave names with the U.S. Patent and Trademark Office and in several countries throughout the world. In addition, we have developed a proprietary two-piece closure system incorporating a plastisol sealant that differentiates our jar lids from our competitors' lids.

     Pursuant to the terms of the 1993 distribution agreement with Ball Corporation, we were granted a license to use the Ball(R) brand name for our consumer products. In the event of a change of control of Jarden which has not receiveD the approval of a majority of our board of directors or causes us to be controlled or majority owned by a competitor of Ball, Ball has the option to terminate our license to use the Ball(R) brand name. Pursuant to the terms of an agreement with Kerr Group, Inc., we have a perpetual exclusive, worldwide license to use the Kerr(R) brand name in our consumer products division. However, in the event of a change of control of Jarden which has not received the approval of a majority of our board of directors, Kerr has the option to terminate our license to use the Kerr(R) brand name.

Raw Materials

     Most of our glass canning jars are supplied under an agreement with Anchor Glass Container Corporation. Such glass materials are also available from a variety of other sources at competitive prices. The tin plate raw material used in the manufacture of our home canning jar lids and closures is supplied by multiple vendors and is currently available from a variety of sources at competitive prices. Historically, the raw materials and components that are necessary for the manufacture of our products have been available in the quantities that we require.

Competition

     We are the leading provider of home canning products and related accessories and our brands represent a significant portion of the sales in this niche market. In addition to the competitors in our niche market, we compete with companies who specialize in other food preservation mediums such as freezing and dehydration.

     Our FoodSaver(R) appliances compete with marketers of "conventional" food storage solutions, such as plastic bagS and containers. In addition, our competitors include manufacturers of sealing appliances that heat-seal bags, but, we believe, do not create a vacuum seal comparable to ours. There are also several companies that manufacture industrial and commercial vacuum packaging products, but we do not believe that these manufacturers have attempted to enter the household marketplace.

MATERIALS BASED GROUP

     Our materials based group is currently comprised of three businesses: zinc products, injection molded plastics, and industrial plastics.

     Effective November 26, 2001, we sold our underperforming thermoformed plastics operations consisting of the assets of our Triangle, TriEnda and Synergy World divisions (the "TPD Assets") to Wilbert, Inc. for $21.0 million in cash, a $1.9 million noninterest-bearing one-year note, and the assumption of certain identified liabilities. We recorded a pre-tax loss of $121.1 million in 2001 related to the sale.

     Effective November 1, 2001, we sold our majority interest in Microlin, LLC, a developer of proprietary battery and fluid delivery technology, for $1,000 in cash plus contingent consideration based upon future performance through December 31, 2012 and the cancellation of future funding requirements. We recorded a pre-tax loss of $1.4 million in 2001 related to the sale.

ZINC PRODUCTS

     We believe our zinc strip business is the largest producer of zinc strip and fabricated products in the United States. We are the sole source supplier of copper plated zinc penny blanks to both the United States Mint and the Royal Canadian Mint and are currently exploring opportunities with several other countries. In addition, we manufacture a line of industrial zinc items used in the plumbing, automotive, electrical component and European architectural markets, and the Lifejacket(R) anti-corrosion system. Our anticorrosion zinc Lifejacket(R) is gaining recognition as a cost-effective solution to arrest the corrosion of the reinforcement steel within poured concrete structures. We are affected by fluctuations in penny blank requirements of the United States Department of the Treasury and the Federal Reserve System. Although the future use of the penny as legal tender has been debated in recent years, management believes that the zinc based coinage will remain an important part of the currency system for the foreseeable future.

Sales and Marketing

     Our sales and marketing staff consists of individuals with considerable technical background in the field of metallurgy. These individuals focus on leveraging our core capabilities in zinc metallurgy and electrochemistry to exploit new market opportunities. The sales and marketing staff works closely with our engineering and technical services group to deliver products to the customer. We maintain a website which contains technical information regarding the advantageous physical properties of zinc versus other metals.

Manufacturing

     In our Greenville, Tennessee facility, we manufacture alloys of zinc strip and fabricated zinc products in a number of configurations for our customers. We have five lines used to slit the coils into widths specific by customers. Many customers require less than the full master coil diameters, so the large coils are broken down into the requested diameters at the time they are slit. We also produce coin blanks stamped from slit coils using one of five high-speed presses. The stamped blanks are then rimmed and put into one of three electroplating lines where the copper coating is applied.

Raw Materials

     We purchase special high-grade zinc ingot and a variety of metals, including copper, lead, titanium, magnesium, manganese and other alloys, to produce the zinc alloys we use in our various applications. These alloys have been developed by our technical staff to meet the specific physical and chemical characteristics of the finished product applications. We purchase zinc ingot based on market prices quoted on the London Metals Exchange (month-end average price) from a variety of suppliers. Certain customers, including the United States Mint, provide their own purchased zinc that is utilized to manufacture product at a toll conversion price. We purchase copper for both alloying and plating purposes based on market prices quoted on the New York Commodities and Metals Exchange. As with zinc ingot, the United States Mint supplies the required copper for one-cent coin blanks. We also purchase a variety of chemicals for production and waste treatment, primarily for use in copper plating. Prices for chemicals are negotiated with suppliers based on market supply and demand conditions and volume purchase levels.

UNIMARK-INJECTION MOLDED PLASTICS

     We manufacture precision custom injection molded components for major companies in the healthcare and consumer products industries. We also own Yorker(R) Closures, a proprietary product line of plastic closures. Products for the healthcare industry include items such as intravenous harness components and surgical devices. Products for manufacturers of consumer goods primarily include packaging and sport shooting ammunition components.

Customers

     We supply shotgun shell components to Winchester Ammunition and various healthcare products (such as contact lens cases) to CIBA Vision Corporation, Ethicon, Inc., Johnson & Johnson, CB Fleet Company, Inc., and Meridian Diagnostics, Inc. and consumer products for The Scotts Company, among others.

Sales and Marketing

     We concentrate our marketing efforts in those markets that require high levels of precision, quality, and engineering expertise. There is potential for continued growth in all product lines, especially in the health care market, where our quality, service and "clean room" molding operations are critical competitive factors.

Manufacturing

     We manufacture at three facilities located in Greenville, South Carolina; Reedsville, Pennsylvania; and Springfield, Missouri. The injection-molding process involves converting plastic resin pellets to a fluid state through elevated temperature and pressure, at which point the resin is injected into a mold where it is then formed into a finished part. Molded parts are usually small, intricate components that are produced using multi-cavity tooling. Post-molding operations employ robotics and automation for assembly and packaging.

Raw Materials

     We purchase resin from regular commercial sources of supply and, in most cases, multiple sources. The supply and demand for plastic resins are subject to cyclical and other market factors.

Competition

     The market for injection molded plastics is highly competitive. We concentrate our marketing efforts in those markets that require high levels of precision, quality, engineering expertise and cleanliness. We have differentiated ourselves from our competitors by developing long-lasting relationships with a number of specialty tooling manufacturers and by possessing strong design capabilities. We believe that the quality and cleanliness of our facilities provides another competitive advantage for us. As a result, we believe that we will continue to capture new injection molding programs as they come to market, as well as benefit from continued outsourcing trends among original equipment manufacturers.

INDUSTRIAL PLASTICS

     Our industrial plastics business manufactures thermoformed white goods for a variety of customers in our Fort Smith, Arkansas facility. We also manufacture and sell extruded plastic sheet and roll stock products in smooth, textured and laminated finishes for a variety of customers. We produce plastic tables for original equipment manufacturers in our Fort Smith plant and have a proprietary line of tables selling under the Vision(TM) brand that are primarily sold to the hospitality and institutional markets.

Customers

     We manufacture refrigerator inner door liners and evaporator trays for Whirlpool, the largest customer of our industrial plastics business, with whom we have enjoyed a business relationship for over 25 years. In addition, we supply the after-market inner door liner service parts for Whirlpool. We also manufacture products for other white goods manufacturers, including Diversified Refrigeration, Inc., a supplier to General Electric and McCall Refrigeration.

Sales and Marketing

     Our sales and marketing focuses on establishing and building relationships with major customers in our market. Our experienced sales and marketing teams, which include members of senior management, emphasize to the customer our total capabilities. Marketing, product design and manufacturing personnel interface with multiple contacts within the customer organization from the initiation of a new program through production.

Manufacturing

     Our products are produced through a thermoforming process. Thermoforming is an operation in which plastic sheet is converted into a formed product through single- or twin-sheet vacuum or pressure formed in conjunction with the application of heat. After the product is formed, the process of removing the excess material, or trimming, is generally performed by automated equipment programmed to execute the appropriate steps to produce the finished part to the customer's specifications. We have the capability to provide value-added services such as assembling components into finished parts, performing various finishing operations, or attaching hardware or other items to a thermoformed part.

Raw Materials

     We purchase resin directly for use in the manufacture of extruded sheet and also purchase plastic sheet from third-party suppliers in those instances where we are unable to provide for our needs internally. These raw materials are obtained from regular commercial sources of supply and, in most cases, multiple sources. The supply and demand for plastic resins are subject to cyclical and other market factors. We purchase resin used in the production of Whirlpool products under a supply contract that Whirlpool negotiates with resin suppliers. This agreement provides us protection from price fluctuations in materials for Whirlpool products, while we can usually pass through any changes in material pricing to its other customers.

GOVERNMENT CONTRACTS

     We enter into contracts with the United States Government which contain termination provisions customary for government contracts. See "Zinc Products" under the Materials Based Group Segment discussion above. The United States Government retains the right to terminate such contracts at its convenience. However, if the contract is terminated, we are entitled to be reimbursed for allowable costs and profits to the date of termination relating to authorized work performed to such date. The United States Government contracts are also subject to reduction or modification in the event of changes in government requirements or budgetary constraints. Since entering into a contract with us in 1981, the United States Government has not terminated the penny blank supply arrangement.

ENVIRONMENTAL MATTERS

     Our operations are subject to Federal, state and local environmental and health and safety laws and regulations, including those that impose workplace standards and regulate the discharge of pollutants into the environment and establish standards for the handling, generation, emission, release, discharge, treatment, storage and disposal of materials and substances including solid and hazardous wastes. We believe that we are in material compliance with such laws and regulations. Further, the cost of maintaining compliance has not, and we believe, in the future, will not, have a material adverse effect on our business, results of operations or financial condition. Due to the nature of our operations and the frequently changing nature of environmental compliance standards and technology, we cannot predict with any certainty that future material capital or operating expenditures will not be required in order to comply with applicable environmental laws and regulations.

     In addition to operational standards, environmental laws also impose obligations on various entities to clean up contaminated properties or to pay for the cost of such remediation, often upon parties that did not actually cause the contamination. We have attempted to limit our exposure to such liabilities through contractual indemnities and other mechanisms. We do not believe that any of our existing remediation obligations, including at third-party sites where we have been named a potentially responsible party, will have a material adverse effect upon our business, results of operations or financial condition.

EMPLOYEES

     As of June 30, 2002, we employed approximately 950 people. Approximately 215 union workers are covered by two collective bargaining agreements at our zinc products and consumer products manufacturing facilities. These agreements expire at the consumer products facility (Muncie, Indiana) on October 15, 2006, and at the zinc products facility (Greeneville, Tennessee) on October 4, 2003.

     We have not experienced a work stoppage during the past five years. Management believes that its relationships with our employees and collective bargaining unions are satisfactory.

                                      * * *

     Our principal executive offices are located at 555 Theodore Fremd Avenue, Rye, New York, 10580.

                                  RISK FACTORS

     Our business, operations and financial condition are subject to various risks. The material risks are described below, and you should take these risks into account in evaluating us or any investment decision involving us or in deciding whether to tender your old notes in exchange for new notes in this exchange offer. This section does not describe all risks applicable to us, our industry or our business, and it is intended only as a summary of the material risk factors. The risk factors set forth below are generally applicable to the old notes as well as the new notes.

RISKS RELATING TO THE NOTES

IF YOU FAIL TO EXCHANGE PROPERLY YOUR OLD NOTES FOR NEW NOTES, YOU WILL CONTINUE TO HOLD NOTES SUBJECT TO TRANSFER RESTRICTIONS.

     The new notes will be issued in exchange for old notes only after timely receipt by the exchange agent of the old notes, a properly completed and duly executed letter of transmittal and all other required documents. Therefore, if you desire to tender your old notes in exchange for new notes, you should allow sufficient time to ensure timely delivery. Your failure to follow these procedures may result in delay in receiving new notes on a timely basis or in your loss of the right to receive new notes. Neither we nor the exchange agent is under any duty to give notification of defects or irregularities with respect to tenders of old notes for exchange. If you tender old notes in the exchange offer for the purpose of participating in a distribution of the new notes, you will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. See "The Exchange Offer-Procedures for Tendering" and "Plan of Distribution".

     If you do not exchange your old notes for new notes pursuant to the exchange offer, you will continue to be subject to the restrictions on transfer of the old notes as set forth in the legend on the old notes. In general, the old notes may not be offered or sold unless registered under the Securities Act, or pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. We do not currently intend to register the old notes under the Securities Act. To the extent that old notes are tendered and accepted in the exchange offer, the trading market for untendered and tendered but unaccepted old notes could be adversely affected.

OUR SIGNIFICANT INDEBTEDNESS COULD ADVERSELY AFFECT OUR FINANCIAL HEALTH, AND PREVENT US FROM FULFILLING OUR OBLIGATIONS UNDER THE NOTES.

     As a result of the acquisition of Tilia, we have a significant amount of indebtedness. Our significant indebtedness could:

     o make it more difficult for us to satisfy our obligations with respect to the notes;

     o increase our vulnerability to general adverse economic and industry conditions;

     o require us to dedicate a substantial portion of our cash flow from operations to payments on our indebtedness, thereby reducing the availability of our cash flow to fund working capital, capital expenditures, acquisitions and investments and other general corporate purposes;

     o limit our flexibility in planning for, or reacting to, changes in our business and the markets in which we operate;

     o place us at a competitive disadvantage compared to our competitors that have less debt; and

     o   limit, among other things, our ability to borrow additional funds.

     The following table sets forth our total debt, total stockholders' equity, total capitalization and ratio of debt to total capitalization on a pro forma basis:

                                                     Pro forma as of
                                                      March 31, 2002
                                                      --------------
                                                       (Unaudited)
                                                  (Dollars in Thousands)

          Total debt                                       212,654

          Total stockholders' equity                        46,301
                                                  ---------------------

          Total capitalization                             258,955
                                                  =====================

          Ratio of debt to total                                82%
          capitalization

     The terms of the indenture governing the notes and the new senior credit facility allow us to issue and incur additional debt upon satisfaction of certain conditions. See "Description of Senior Indebtedness" for a description of our new senior credit facility. If new debt is added to current debt levels, the related risks described above could increase.

YOUR RIGHT TO RECEIVE PAYMENTS ON THE NOTES IS JUNIOR TO OUR EXISTING SENIOR INDEBTEDNESS AND POSSIBLY ALL OF OUR FUTURE BORROWINGS. FURTHER, THE GUARANTEES OF THE NEW NOTES ARE JUNIOR TO ALL OF THE GUARANTORS' EXISTING SENIOR INDEBTEDNESS AND POSSIBLY TO ALL THEIR FUTURE BORROWINGS.

     The notes and the guarantees rank behind all of our and the guarantors' existing senior indebtedness and all of our and the guarantors' future senior indebtedness. See "Description of Senior Indebtedness" for a description of our new senior credit facility. On a pro forma basis as of March 31, 2002, the notes and the guarantees would have been subordinated to approximately $50.0 million of senior debt. In addition, our new senior credit facility would have permitted up to approximately $50.0 million of additional borrowings, subject to compliance with the covenants and conditions to borrowing under the new senior credit facility, which borrowings would be senior to the notes and the guarantees. We will be permitted to borrow substantial additional indebtedness, including senior debt, in the future.

     As a result of this subordination, upon any distribution to our creditors or the creditors of the guarantors in a bankruptcy, liquidation or reorganization or similar proceedings relating to us or the guarantors or our or the guarantors' property, the holders of our senior debt and the senior debt of the guarantors will be entitled to be paid in full in cash before any payment may be made with respect to the notes or the guarantees.

     In addition, all payments on the new notes and the guarantees will be blocked in the event of a payment default on senior debt and may be blocked for up to 179 consecutive days in the event of certain non-payment defaults on designated senior debt.

     In the event of a bankruptcy, liquidation or reorganization or similar proceeding relating to us or the guarantors, the indenture relating to the new notes will require that amounts otherwise payable to holders of the new notes in a bankruptcy or similar proceeding be paid to holders of senior debt instead until the holders of senior debt are paid in full. As a result, holders of the new notes may not receive all amounts owed to them and may receive less, ratably, than holders of trade payables and other unsubordinated indebtedness in any such proceeding.

SINCE THE NOTES ARE UNSECURED, YOUR RIGHT TO ENFORCE REMEDIES IS LIMITED BY THE RIGHTS OF HOLDERS OF SECURED DEBT.

     In addition to being contractually subordinated to all existing and future senior indebtedness, our obligations under the new notes will be unsecured while obligations under our senior credit facility will be secured by substantially all of our assets and those of our subsidiaries. If we become insolvent or are liquidated, or if payment under the new senior credit facility is accelerated, the lenders under the new senior credit facility are entitled to exercise the remedies available to a secured lender under applicable law. These lenders have a claim on all assets securing the new senior credit facility before the holders of unsecured debt, including the notes.

NOT ALL OF OUR SUBSIDIARIES WILL GUARANTEE OUR OBLIGATIONS UNDER THE NOTES, AND THE ASSETS OF THE NON-GUARANTOR SUBSIDIARIES MAY NOT BE AVAILABLE TO MAKE PAYMENTS ON THE NOTES.

     Our present and future domestic restricted subsidiaries will guarantee the notes. Payments on the notes are only required to be made by us and the subsidiary guarantors. As a result, no payments are required to be made from assets of subsidiaries that do not guarantee the notes, unless those assets are transferred by dividend or otherwise to us or a subsidiary guarantor. On a pro forma basis, as of and for the year ended December 31, 2001, the aggregate total assets and net sales of our foreign subsidiaries, which represent all of our non-guarantor subsidiaries, were $14.3 million and $15.3 million, respectively, or 4.6% and 3.6%, respectively, of our total assets and net sales.

     In the event of a bankruptcy, liquidation or reorganization of any of the non-guarantor subsidiaries, holders of their liabilities, including their trade creditors, will be entitled to payment of their claims from the assets of those subsidiaries before any assets are made available for distribution to us. As a result, the notes are effectively subordinated to all indebtedness and other liabilities of the non-guarantor subsidiaries.

WE WILL REQUIRE A SIGNIFICANT AMOUNT OF CASH TO SERVICE OUR INDEBTEDNESS. OUR ABILITY TO GENERATE CASH DEPENDS ON MANY FACTORS BEYOND OUR CONTROL.

     Our ability to make payments on and to refinance our indebtedness, including the notes and amounts borrowed under our senior credit facility, and to fund planned capital expenditures and expansion efforts and strategic acquisitions we may make in the future, if any, will depend on our ability to generate cash in the future. This, to a certain extent, is subject to general economic, financial, competitive and other factors that are beyond our control.

     Based on our current level of operations, we believe our cash flow from operations, together with available cash and available borrowings under our senior credit facility, will be adequate to meet future liquidity needs for at least the next twelve months. However, we cannot assure you that our business will generate sufficient cash flow from operations in the future, that our currently anticipated growth in revenues and cash flow will be realized on schedule or that future borrowings will be available to us under the new senior credit facility in an amount sufficient to enable us to service indebtedness, including the new notes, or to fund other liquidity needs. We may need to refinance all or a portion of our indebtedness, including the notes and our senior credit facility, on or before maturity. We cannot assure you that we will be able to do so on commercially reasonable terms or at all.

THE INDENTURE RELATED TO THE NOTES AND OUR SENIOR CREDIT FACILITY CONTAIN VARIOUS COVENANTS WHICH LIMIT OUR MANAGEMENT'S DISCRETION IN THE OPERATION OF OUR BUSINESS.

     Our senior credit facility and the indenture related to the notes contain various provisions that limit our management's discretion by restricting our and our subsidiaries' ability to, among other things:

     o   incur additional indebtedness;

     o pay dividends or distributions on, or redeem or repurchase, capital stock;

     o   make investments;

     o   engage in transactions with affiliates;

     o   incur liens;

     o   transfer or sell assets; and

     o   consolidate, merge or transfer all or substantially all of our assets.

     In addition, our senior credit facility requires us to meet certain financial ratios. Any failure to comply with the restrictions of our senior credit facility, the indenture related to the notes or any other subsequent financing agreements may result in an event of default. An event of default may allow the creditors, if the agreements so provide, to accelerate the related debt as well as any other debt to which a cross-acceleration or cross-default provision applies. In addition, the lenders may be able to terminate any commitments they had made to supply us with further funds.

WE MAY NOT HAVE THE ABILITY TO RAISE THE FUNDS NECESSARY TO FINANCE THE CHANGE OF CONTROL OFFER REQUIRED BY THE INDENTURE.

     Upon the occurrence of certain specific kinds of change of control events, we will be required to offer to repurchase all outstanding new notes. However, it is possible that we will not have sufficient funds at the time of the change of control to make the required repurchase of notes. In addition, restrictions in our senior credit facility prohibit repurchases of the notes unless a waiver is obtained from the lenders or our senior credit facility is repaid in full. If we fail to repurchase the new notes following a change of control, we will be in default under the indenture related to the new notes, which will result in a cross-default under our senior credit facility. Any future debt which we incur may also contain restrictions on repayment of the notes. In addition, certain important corporate events, such as leveraged recapitalizations, that would increase the level of our indebtedness would not constitute a change of control under the indenture related to the notes.

A PUBLIC MARKET FOR THE NEW NOTES MAY NOT DEVELOP.

     There can be no assurance that a public market for the new notes will develop or, if such a market develops, as to the liquidity of the market. If a market were to develop, the new notes could trade at prices that may be higher or lower than their principal amount. We do not intend to apply for listing of the new notes on any securities exchange or for quotation of the new notes on any automated quotation system. The initial purchasers, Banc of America Securities LLC, CIBC World Markets Corp., and NatCity Investments Inc., have previously made a market in the old notes, and we have been advised that the initial purchasers currently intend to make a market in the new notes, as permitted by applicable laws and regulations, after consummation of the exchange offer. The initial purchasers are not obligated, however, to make a market in the old notes or the new notes, and any market-making activity may be discontinued at any time without notice at the sole discretion of the initial purchasers. If an active public market does not develop or continue, the market price and liquidity of the new notes may be adversely affected.

     In addition, the liquidity of the trading market in the new notes, and the market price quoted for the new notes, may be adversely affected by changes in the overall market for high-yield securities and by changes in our financial performance or prospects or in the prospects for companies in our industry generally. As a result, you cannot be sure that an active trading market will develop for the notes.

FEDERAL AND STATE STATUTES ALLOW COURTS, UNDER SPECIFIC CIRCUMSTANCES, TO VOID GUARANTEES AND REQUIRE NOTEHOLDERS TO RETURN PAYMENTS RECEIVED FROM GUARANTORS.

     If a bankruptcy case or lawsuit is initiated by unpaid creditors of any guarantor, the debt represented by the guarantees entered into by the guarantors may be reviewed under the Federal bankruptcy law and comparable provisions of state fraudulent transfer laws. Under these laws, a guarantee could be voided, or claims in respect of the guarantee could be subordinated to certain obligations of a guarantor if, among other things, the guarantor, at the time it entered into the guarantee:

     o received less than reasonably equivalent value or fair consideration for entering into the guarantee; and

     o   either:

         o was insolvent or rendered insolvent by reason of entering into a guarantee; or

         o as engaged in a business or transaction for which the guarantor's remaining assets constituted unreasonably small capital; or

         o intended to incur, or believed that it would incur, debts or contingent liabilities beyond its ability to pay them as they become due.

     In addition, any payment by a guarantor could be voided and required to be returned to the guarantor or to a fund for the benefit of the guarantor's creditors under those circumstances.

     If a guarantee of a subsidiary were voided as a fraudulent conveyance or held unenforceable for any other reason, holders of the notes would be solely creditors of our company and creditors of our other subsidiaries that have validly guaranteed the notes. The notes then would be effectively subordinated to all liabilities of the subsidiary whose guarantee was voided.

     The measures of insolvency for purposes of these fraudulent transfer laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, a guarantor would be considered insolvent if:

     o the sum of its debts, including contingent liabilities, were greater than the fair saleable value of all of its assets; or

     o the present fair saleable value of its assets were less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

     o it could not pay its debts or contingent liabilities as they become due.

     If the claims of the holders of the new notes against any subsidiary were subordinated in favor of other creditors of the subsidiary, the other creditors would be entitled to be paid in full before any payment could be made on the new notes. If one or more of the guarantees is voided or subordinated, we cannot assure you that after providing for all prior claims there would be sufficient assets remaining to satisfy the claims of the holders of the new notes.

     Based upon financial and other information, we believe that the guarantees are being incurred for proper proposes and in good faith and that we, and our subsidiaries that are guarantors, on a consolidated basis, are solvent and will continue to be solvent after this offering is completed, will have sufficient capital for carrying on our business after the issuance of the new notes and will be able to pay our debts as they mature. We cannot assure you, however, as to the standard a court would apply in making these determinations or that a court would agree with our conclusions in this regard.

RISKS RELATING TO JARDEN

REDUCTIONS, CANCELLATIONS, OR DELAYS IN CUSTOMER PURCHASES WOULD ADVERSELY AFFECT OUR PROFITABILITY.

     Customers in our consumer products group segment, and many customers in our materials based group segment, generally do not enter into long-term contracts or commitments with us. As a result, these customers may cancel their orders, change purchase quantities from forecast volumes, or delay purchases for a number of reasons beyond our control. Significant or numerous cancellations, reductions, or delays in purchases by customers could have a material adverse effect on our business, results of operations and financial condition. In addition, because many of our costs are fixed, a reduction in customer demand could have an adverse affect on our gross profit margins and operating income.

     Sales to one customer in our consumer products group segment, Wal-Mart Stores, Inc. and its affiliates, accounted for approximately 8% of our 2001 consolidated net sales and approximately 17% of our 2001 consolidated net sales on a pro forma basis. In addition, sales to one customer in our materials based group segment accounted for approximately 8% of our 2001 consolidated net sales and approximately 6% of our 2001 consolidated net sales on a pro forma basis. A significant reduction in purchases from either of these customers could have a material adverse effect on our business, results of operations and financial condition.

WE MAY BE ADVERSELY AFFECTED BY THE TREND TOWARDS RETAIL TRADE CONSOLIDATION.

     With the growing trend towards retail trade consolidation, we are increasingly dependent upon key retailers whose bargaining strength is growing. Our consumer products business may be negatively affected by changes in the policies of our retailer customers, such as inventory destocking, limitations on access to shelf space, price demands and other conditions.

SALES OF SOME OF OUR PRODUCTS ARE SEASONAL.

     Sales of certain of our products, particularly our consumer products, are seasonal. Sales of our home canning products generally reflect the pattern of the growing season, and sales of our FoodSaver(R) products generally are strongest in the fourth quarter preceding the holiday season. Sales of these products may be negatively impacted by unfavorable weather conditions and other market trends. Sales of our consumer products may also be adversely affected by the trend toward decreasing prices and increasing quality of purchased preserved food products. Either or both of these factors could have a material adverse effect on our business, results of operations and financial condition.

WE DEPEND ON SUPPLIERS IN ASIA.

     The vast majority of our FoodSaver(R) products are manufactured by third party suppliers in China and Korea. Any adverse change in, among other things, any of the following could have a material adverse effect on our business, results of operations and financial condition:

     o   our relationship with these suppliers;

     o   the financial condition of these suppliers;

     o   our ability to import outsourced products; or

     o these suppliers' ability to manufacture and deliver outsourced products on a timely basis.

     We cannot assure you that we could quickly or effectively replace any of our suppliers if the need arose, and we cannot assure you that we could retrieve tooling and molds possessed by any of our suppliers. Our dependence on these few suppliers could also adversely affect our ability to react quickly and effectively to changes in the market for our products. In addition, international manufacturing is subject to significant risks, including, among other things:

     o   labor unrest;

     o   political instability;

     o   restrictions on transfer of funds;

     o   domestic and international customs and tariffs;

     o   unexpected changes in regulatory environments; and

     o   potentially adverse tax consequences.

     Labor in China has historically been readily available at relatively low cost as compared to labor costs applicable in other nations. China has experienced rapid social, political and economic change in recent years. We cannot assure you that labor will continue to be available to us in China at costs consistent with historical levels. A substantial increase in labor costs in China could have a material adverse effect on our business, results of operations and financial condition. Although China currently enjoys "most favored nation" trading status with the United States, the U.S. government has in the past proposed to revoke such status and to impose higher tariffs on products imported from China. We cannot assure you that our business will not be affected by the aforementioned risks, each of which could have a material adverse effect on our business, results of operations and financial condition.

COMPETITION IN OUR INDUSTRIES MAY HINDER OUR ABILITY TO EXECUTE OUR BUSINESS STRATEGY, ACHIEVE PROFITABILITY, OR MAINTAIN RELATIONSHIPS WITH EXISTING CUSTOMERS.

     We operate in highly competitive industries. We compete against numerous other domestic and foreign companies, many of which are more established in their industries and have substantially greater revenue or resources than we do. We also face competition from the manufacturing operations of our current and potential customers in our materials based group segment. A shift away from outsourcing on behalf of our current or potential customers could have a material adverse effect on our business, results of operations and financial condition. Competition could cause price reductions, reduced profits or losses, or loss of market share, any of which could have a material adverse effect on our business.

     To compete effectively in the future in the consumer products industry, among other things, we must:

     o   maintain strict quality standards;

     o   develop new products that appeal to consumers; and

     o   deliver products on a reliable basis at competitive prices.

     To compete effectively in the future in the materials based industry, among other things, we must:

     o   provide technologically advanced manufacturing services;

     o   maintain strict quality standards;

     o   respond flexibly and rapidly to customers' design and schedule changes;
         and

     o   deliver products on a reliable basis at competitive prices.

     Our inability to do any of these things could have a material adverse effect on our business, results of operations and financial condition.

IF WE FAIL TO DEVELOP NEW OR EXPAND EXISTING CUSTOMER RELATIONSHIPS, OUR ABILITY TO GROW OUR BUSINESS WILL BE IMPAIRED.

     Growth in our consumer products and materials based group segments depends to a significant degree upon our ability to develop new customer relationships and to expand existing relationships with current customers. We cannot guarantee that new customers will be found, that any such new relationships will be successful when they are in place, or that business with current customers will increase. Failure to develop and expand such relationships could have a material adverse effect on our business, results of operations and financial condition.

WE CANNOT BE CERTAIN THAT OUR PRODUCT INNOVATIONS AND MARKETING SUCCESSES WILL CONTINUE.

     We believe that our future success will depend, in part, upon our ability to continue to introduce innovative designs in our existing products and to develop, manufacture and market new products. We cannot assure you that we will be successful in the introduction, marketing and manufacturing of any new products or product innovations, or develop and introduce in a timely manner innovations to our existing products which satisfy customer needs or achieve market acceptance. Our failure to develop new products and introduce them successfully and in a timely manner would harm our ability to grow our business and could have a material adverse effect on our business, results of operations and financial condition.

JARDEN AND TILIA HAVE NO COMBINED OPERATING HISTORY AND THERE CAN BE NO ASSURANCE THAT WE WILL BE ABLE TO SUCCESSFULLY INTEGRATE TILIA'S OPERATIONS WITH OUR OWN.

Prior to our acquisition of Tilia, Tilia was operated as a separate independent entity, and there can be no assurance that we will be able to integrate the operations of Tilia successfully or to institute the necessary systems and procedures, including accounting and financial reporting systems, to manage the combined enterprise on a profitable basis. There can be no assurance that our management group will be able to manage the combined entity effectively or to implement successfully our acquisition and internal growth operating strategies. The pro forma financial results contained herein cover periods in which Jarden and Tilia were not under common control and may not be indicative of our future financial or operating results. Our inability to integrate Tilia successfully could have a material adverse effect on our business, results of operations and financial condition.

WE MAY EXPERIENCE DIFFICULTY IN INTEGRATING ACQUIRED BUSINESSES, WHICH MAY INTERRUPT OUR BUSINESS OPERATIONS.

     We intend to grow through the acquisition of additional companies, including the acquisition of substantially all of the assets of Tilia. We expect to face competition for acquisition candidates, which may limit the number of opportunities and may lead to higher acquisition prices. There can be no assurance that we will be able to identify, acquire, or manage profitably additional businesses or to integrate successfully any acquired businesses into our existing business without substantial costs, delays or other operational or financial difficulties. Further, acquisitions involve a number of special risks, including failure of the acquired business to achieve expected results, diversion of management's attention, failure to retain key personnel of the acquired business and risks associated with unanticipated events or liabilities, some or all of which could have a material adverse effect on our business, results of operations and financial condition.

OUR OPERATIONS ARE SUBJECT TO A NUMBER OF FEDERAL, STATE AND LOCAL ENVIRONMENTAL REGULATIONS.

Our operations are subject to Federal, state and local environmental and health and safety laws and regulations including those that impose workplace standards and regulate the discharge of pollutants into the environment and establish standards for the handling, generation, emission, release, discharge, treatment, storage and disposal of materials and substances including solid and hazardous wastes. We believe that we are in material compliance with such laws and regulations and that the cost of maintaining compliance will not have a material adverse effect on our business, results of operations or financial condition. While we do not anticipate having to make, and historically have not had to make, significant capital expenditures in order to comply with applicable environmental laws and regulations, due to the nature of our operations and the frequently changing nature of environmental compliance standards and technology, we cannot predict with any certainty that future material capital expenditures will not be required.

WE MAY BE ADVERSELY AFFECTED BY REMEDIATION OBLIGATIONS MANDATED BY APPLICABLE ENVIRONMENTAL LAWS.

In addition to operational standards, environmental laws also impose obligations on various entities to clean up contaminated properties or to pay for the cost of such remediation, often upon parties that did not actually cause the contamination. Accordingly, we may become liable, either contractually or by operation of law, for remediation costs even if the contaminated property is not presently owned or operated by us, is a landfill or other location where we have disposed wastes, or if the contamination was caused by third parties during or prior to our ownership or operation of the property. Given the nature of the past industrial operations conducted by us and others at these properties, there can be no assurance that all potential instances of soil or groundwater contamination have been identified, even for those properties where an environmental site assessment has been conducted. We do not believe that any of our existing remediation obligations, including at third-party sites where we have been named a potentially responsible party, will require material capital or operating expenditures or will otherwise have a material adverse effect upon our business, results of operations or financial condition. However, future events, such as changes in existing laws or policies or their enforcement, or the discovery of currently unknown contamination, may give rise to additional remediation liabilities that may be material.

WE DEPEND UPON KEY PERSONNEL.

     We are highly dependent on the continuing efforts of our executive officers, including Martin E. Franklin, our Chairman and Chief Executive Officer, and Ian G.H. Ashken, our Vice Chairman and Chief Financial Officer, and we likely will depend on the senior management of any significant business we acquire in the future. Our business, results of operations and financial condition could be materially adversely affected by the loss of any of these persons and the inability to attract and retain qualified replacements.

WE ENTER INTO CONTRACTS WITH THE UNITED STATES GOVERNMENT AND OTHER GOVERNMENTS.

     We have entered into a contract with the United States government to supply penny blanks to the United States Mint. We have also entered into a contract with the Canadian government to supply penny blanks to the Royal Canadian Mint. These contracts contain termination provisions customary for government contracts. The United States government and Canadian government retain the right to terminate these contract at their convenience. These contracts are also subject to reduction or modification in the event of changes in government requirements or budgetary constraints.

     Our largest zinc products customer is the United States Mint, which comprised approximately 8% of our 2001 consolidated net sales (approximately 6% on a pro forma basis). The United States Mint announced in the fourth quarter of 2001 that it was implementing an inventory reduction program for all coinage. In addition, several times in recent years, proposed legislation has been introduced which, if passed, could reduce or eliminate the circulation of the penny. If production, use or demand for the U.S. penny is reduced, it could have a material adverse effect on our business, results of operations and financial condition.

OUR OPERATING RESULTS CAN BE ADVERSELY AFFECTED BY CHANGES IN THE COST OR AVAILABILITY OF RAW MATERIALS.

     Pricing and availability of raw materials for use in our businesses can be volatile due to numerous factors beyond our control, including general, domestic and international economic conditions, labor costs, production levels, competition, import duties and tariffs and currency exchange rates. This volatility can significantly affect the availability and cost of raw materials for us, and may, therefore, have a material adverse effect on our business, results of operations and financial condition.

     During periods of rising prices of raw materials, there can be no assurance that we will be able to pass any portion of such increases on to customers. Conversely, when raw material prices decline, customer demands for lower prices could result in lower sale prices and, to the extent we have existing inventory, lower margins. As a result, fluctuations in raw material prices could have a material adverse effect on our business, results of operations and financial condition.

     Some of the products we manufacture require particular types of glass, plastic, metal or other materials. Supply shortages for a particular type of material can delay production or cause increases in the cost of manufacturing our products. This could have a material adverse effect on our business, results of operations and financial condition.

OUR BUSINESS COULD BE ADVERSELY AFFECTED BECAUSE OF RISKS WHICH ARE PARTICULAR TO INTERNATIONAL OPERATIONS.

     On a pro forma basis, approximately 10.8% of Jarden's net sales in 2001 were derived from sales outside of the United States. In addition, we anticipate that international sales will be a growth area for our consumer products business. International sales (and the international operations of our customers) are subject to inherent risks which could adversely affect us, including, among other things:

     o   fluctuations in the value of currencies;

     o unexpected changes in and the burdens and costs of compliance with a variety of foreign laws;

     o   political and economic instability;

     o   increases in duties and taxation; and

     o reversal of the current policies (including favorable tax and lending policies) encouraging foreign investment or foreign trade by our host countries.

OUR PERFORMANCE CAN FLUCTUATE WITH THE FINANCIAL CONDITION OF THE RETAIL
INDUSTRY.

     We sell our consumer products to retailers, including food, hardware, catalog and mass merchants, in the United States and Canada. A significant deterioration in the financial condition of our major customers could have a material adverse effect on our sales and profitability. We continually monitor and evaluate the credit status of our customers and attempt to adjust sales terms as appropriate. Despite these efforts, a bankruptcy filing by a key customer could have a material adverse effect on our business, results of operations and financial condition.

     In addition, as a result of the desire of retailers to more closely manage inventory levels, there is a growing trend among retailers to make purchases on a "just-in-time" basis. This requires us to shorten our lead time for production in certain cases and more closely anticipate demand, which could in the future require the carrying of additional inventories.

CLAIMS MADE AGAINST US BASED ON PRODUCT LIABILITY COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR BUSINESS.

     As a producer and marketer of consumer products, we are subject to the risk of claims for product liability. We maintain product liability insurance, but there is a risk that our coverage will not be sufficient to insure against all claims which may be brought against us, or that we will not be able to maintain that coverage or obtain additional insurance covering existing or new products. If a product liability claim exceeding our insurance coverage were to be successfully asserted against us, it could have a material adverse effect on our business, results of operations and financial condition.

WE DEPEND ON OUR PATENTS AND PROPRIETARY RIGHTS.

     Our success with our proprietary products depends, in part, on our ability to protect our current and future technologies and products and to defend our intellectual property rights. If we fail to adequately protect our intellectual property rights, competitors may manufacture and market products similar to ours. We cannot be sure that we will receive patents for any of our patent applications or that any existing or future patents that we receive or license will provide competitive advantages for our products. We also cannot be sure that competitors will not challenge, invalidate or avoid the application of any existing or future patents that we receive or license. In addition, patent rights may not prevent our competitors from developing, using or selling products that are similar or functionally equivalent to our products. Furthermore, the patents we maintain on the bags used for vacuum sealing expire in 2005 and the patents we maintain on our home vacuum packaging systems expire in 2009.

WE DEPEND ON A SINGLE MANUFACTURING FACILITY FOR CERTAIN ESSENTIAL PRODUCTS.

     Certain of our products, including some using specially designed machines and proprietary cutting technology, are manufactured at a sole company-owned manufacturing facility. These facilities are subject to the normal hazards that could result in material damage to such facilities. Damage to any of these facilities, or prolonged interruption in the operations of any of these facilities for repairs or other reasons, could have a material adverse effect on our business, results of operations and financial condition.

CERTAIN OF OUR EMPLOYEES ARE REPRESENTED BY LABOR UNIONS.

     As of December 31, 2001, approximately 215 of our employees were covered by collective bargaining agreements. These agreements expire at our consumer products facility (Muncie, Indiana) on October 15, 2006 and at our zinc products facility (Greeneville, Tennessee) on October 4, 2003. While we have not experienced a work stoppage, slowdown or strike during the past five years and management believes that its relationships with our collective bargaining units are good, no assurance can be made that we will not experience a work stoppage, slowdown or strike in the future. A work stoppage, slowdown or strike by our employees, or the employees of our suppliers or customers, could have a material adverse effect on our business, results of operations and financial condition.

                           FORWARD LOOKING STATEMENTS

     Certain statements we make in this prospectus, and other written or oral statements by us or our authorized officers on our behalf, may constitute "forward looking statements" within the meaning of the Federal securities laws. Forward-looking statements include statements concerning our plans, objectives, goals, strategies, future events, future revenues or performance, capital expenditures, financing needs, plans or intentions relating to acquisitions, our competitive strengths and weaknesses, our business strategy and the trends we anticipate in the industry and economies in which we operate and other information that is not historical information. Words or phrases such as "estimates," "expects," "anticipates," "projects," "plans," "intends," "believes" and variations of such words or similar expressions are intended to identify forward-looking statements. All forward-looking statements, including, without limitation, our examination of historical operating trends, are based upon our current expectations and various assumptions. Our expectations, beliefs and projections are expressed in good faith, and we believe there is a reasonable basis for them, but we cannot assure you that our expectations, beliefs and projections will be realized.

     Before you invest in the new notes, you should be aware that the occurrence of the events described in the immediately above section captioned "Risk Factors" and otherwise discussed elsewhere in this prospectus or in materials incorporated in this prospectus by reference to our other filings with the Commission, could have a material adverse affect on our business, financial condition and results of operation.

     The data included in this prospectus regarding markets and ranking, including the size of certain markets and our position and the position of our competitors within these markets, are based on independent industry publications, reports of government agencies or other published industry sources or our estimates based on management's knowledge and experience in the markets in which we operate. Our estimates have been based on information provided by customers, suppliers, trade and business organizations and other contacts in the markets in which we operate. We believe these estimates to be accurate as of the date of this prospectus. However, this information may prove to be inaccurate because of the method by which we obtained some of the data for our estimates or because this information cannot always be verified with complete certainty due to the limits on the availability and reliability of raw data, the voluntary nature of the data gathering process and other limitations and uncertainties inherent in a survey of market size. As a result, you should be aware that market, ranking and other similar data included in this prospectus, and estimates and beliefs based on that data, may not be reliable.

                                 USE OF PROCEEDS

     This exchange offer is intended to satisfy our obligations under the registration rights agreement that we entered into relating to the old notes. We will not receive any proceeds from the exchange offer. You will receive, in exchange for old notes tendered by you in the exchange offer, new notes in like principal amount. The old notes surrendered in exchange for the new notes will be retired and cancelled and cannot be reissued. Accordingly, the issuance of the new notes will not result in any increase of our outstanding debt.

     We received approximately $143.5 million of net proceeds from the sale of the old notes. The net proceeds from the offering of the old notes were used principally to acquire the business of Tilia, to pay related fees and expenses, and for cash on hand. Our old credit facility was partially repaid using proceeds from the offering. The old credit facility was to mature on March 31, 2004 and the interest was based upon fixed increments over the adjusted LIBOR or the agent bank's alternate borrowing rate as defined in the old credit agreement. The resulting weighted average interest rate at the time of the refinancing was less than 5%. See "Description of Senior Indebtedness" for a description of our new credit facility.

                       RATIO OF EARNINGS TO FIXED CHARGES

         Our ratio of earnings to fixed charges for the five years ended December 31, 2001 are set forth below:

                  ------------------------------------------------------------------ -------------------------------
                                                                                       FOR THE THREE MONTHS ENDED
                                   FOR THE YEAR ENDED DECEMBER 31,                             MARCH 31,
                  ------------------------------------------------------------------ -------------------------------
                    ACTUAL     ACTUAL     ACTUAL     ACTUAL     ACTUAL   PRO FORMA       ACTUAL         PRO FORMA
                     1997       1998       1999       2000       2001       2001          2002            2002
                  ------------------------------------------------------------------ ---------------  --------------
Ratio of earnings
to fixed charges      10.5       12.4       6.2        1.5          *        2.4            3.0             2.0
                  ================================================================== ===============  ==============

* For the actual year ended December 31, 2001, the calculated ratio of earnings to fixed charges is less the one-to- one and represents a deficiency of approximately $125.6 million.

     The ratios of earnings to fixed charges are calculated as follows:

              (income before income taxes and minority interest) +
                    (fixed charges) - (capitalized interest)
              ----------------------------------------------------
                                 (fixed charges)

                                 CAPITALIZATION

     The following table sets forth our cash and cash equivalents and capitalization, both on an actual basis and as adjusted to give effect to:

     o the November 2001 sales of our thermoformed plastics operations, comprised of the assets of our Triangle, TriEnda and Synergy World divisions, including the receipt in 2002 of $38 million of related tax refunds; and

     o the April 2002 acquisition of substantially all the assets of Tilia including the related refinancing of our senior credit facility and the offering of the old notes.

     This table should be read in conjunction with "Use of Proceeds," "Selected Consolidated Historical and Pro Forma Financial Data," "Unaudited Pro Forma Condensed Consolidated Financial Statements" and the consolidated financial statements of Jarden, including the related notes, incorporated by reference herein.

                                                                  As of March 31, 2002
                                                             --------------------------------
                                                                Actual         As Adjusted
                                                             --------------------------------
                                                                 (dollars in thousands)
Cash and cash equivalents                                       $  4,614           $ 18,276
                                                             =============    ===============
Debt including current installments
  Existing credit facility                                      $ 57,366             $    -
  New senior credit facility
     Revolving credit facility                                         -                  -
     Term loan                                                         -             50,000
  Senior subordinated notes due 2012                                   -            147,654
  Subordinated seller note due 2003                                    -             10,000
  Subordinated seller note due 2004                                    -              5,000
                                                             -------------    ---------------
     Total debt                                                   57,366            212,654
Total stockholders' equity                                        46,515             46,301
                                                             -------------    ---------------
     Total capitalization                                      $ 103,881          $ 258,955
                                                             =============    ===============

          SELECTED CONSOLIDATED HISTORICAL AND PRO FORMA FINANCIAL DATA

     The following table sets forth Jarden's selected financial data as of and for each of the years ended December 31, 1997, 1998, 1999, 2000 and 2001. The selected historical financial data set forth below has been derived from Jarden's audited consolidated financial statements and related notes for the respective fiscal years, incorporated by reference herein, and should be read in conjunction with those financial statements and notes thereto. The selected financial data as of and for the three months ended March 31, 2002 are derived from unaudited financial statements and should be read in conjunction with our Quarterly Report on Form 10-Q for the period ended March 31, 2002 incorporated herein by reference.

     On a stand alone basis, without the consolidation of its subsidiaries, Jarden has no independent assets or operations. The guarantees by its subsidiaries of the Notes are full and unconditional and joint and several. The subsidiaries that are not guarantors of the Notes are minor. There are no significant restrictions on our or the guarantors' ability to obtain funds from their respective subsidiaries by dividend or loan.

     The pro forma financial statements presented below should be read in conjunction with the Unaudited Pro Forma Condensed Consolidated Financial Statements which are contained elsewhere in this prospectus. See "Unaudited Pro Forma Condensed Consolidated Financial Statements." This selected financial data is not necessarily indicative of the results of future operations.

                                                                                                          For the three months
                                                          For the year ended December 31,                   ended March 31,
                                   ----------------------------------------------------------------  ------------------------------
                                    Actual     Actual    Actual      Actual      Actual   Pro Forma   Actual     Actual   Pro Forma
                                   --------   --------  --------    --------    --------  ---------  --------   --------  ---------
                                     1997       1998      1999        2000        2001       2001       2001      2002       2002
                                   --------   --------  --------    --------    --------  ---------  --------   --------  ---------
STATEMENT OF OPERATIONS DATA
Net sales                          $249,604   $258,489   $358,031   $357,356   $ 304,978   $425,504  $ 69,027   $ 47,565   $ 86,090
Costs and expenses
     Cost of sales                  183,371    188,174    257,308    275,571     233,676    262,443    54,092     35,053     54,396
     Selling, general and
     administrative expenses         34,868     37,452     55,322     56,019      52,212    104,199    12,376      8,378     22,096
     Goodwill amortization            1,265      1,399      4,605      6,404       5,153      1,109     1,625       --         --
     Special charges (credits)
     and reorganization
     expenses (b)                      --        1,260      2,314        380       4,978      6,126    (1,652)      --         --
     Loss (gain) on divestiture of
     assets and product lines          --         --      (19,678)      --       122,887        461      --         --         --
                                   --------   --------   --------   --------   ---------   --------  --------   --------   --------

Income (loss) before interest,
   taxes and minority interest       30,100     30,204     58,160     18,982    (113,928)    51,166     2,586      4,134      9,598

Interest expense, net                 2,256      1,822      8,395     11,917      11,791     19,994     3,124      1,232      4,517

Income tax provision (benefit)       10,603     10,785     19,458      2,402     (40,443)    10,910      (205)    (4,291)    (3,463)

Minority interest in gain
  (loss) of consolidated subsidiary    --         --         --         (259)        153       --          95       --         --
                                   --------   --------   --------   --------   ---------   --------  --------   --------   --------

Income (loss) from continuing
  operations                         17,241     17,597     30,307      4,922     (85,429)    20,262      (238)     7,193      8,544

Loss from discontinued operations    (2,404)    (1,870)       (87)      --          --         --        --         --         --

Extraordinary loss from early
  extinguishment of debt
  (net of income taxes)                --         --       (1,028)      --          --         --        --         --         --
                                   --------   --------   --------   --------   ---------   --------  --------   --------   --------
Net income (loss)                  $ 14,837   $ 15,727   $ 29,192   $  4,922   $ (85,429)  $ 20,262      (238)  $  7,193   $  8,544
                                   ========   ========   ========   ========   =========   ========      ====   ========   ========

Basic earnings (loss ) per
 share (c):

Income (loss) from continuing
  operations                       $   1.16   $   1.24   $   2.25   $    .39   $   (6.71)  $   1.59  $   (.02)  $    .54   $    .64
Loss from discontinued operations      (.16)      (.13)      (.01)      --          --         --        --         --         --

Extraordinary loss from early
  extinguishment of debt
  (net of income taxes)                --         --         (.07)      --          --         --        --         --         --
                                   --------   --------   --------   --------   ---------   --------  --------   --------   --------

                                   $   1.00   $   1.11   $   2.17   $    .39   $   (6.71)  $   1.59  $   (.02)  $    .54   $    .64
                                   ========   ========   ========   ========   =========   ========      ====   ========   ========
Diluted earnings (loss) per
  share (c):

Income (loss) from continuing
  operations                       $   1.14   $   1.22   $   2.22   $    .39   $   (6.71)  $   1.59  $   (.02)  $    .53   $    .62
Loss from discontinued operations      (.16)      (.13)      (.01)      --          --         --        --         --         --

Extraordinary loss from early
  extinguishment of debt
  (net of income taxes)                --         --         (.07)      --          --         --        --         --         --
                                   --------   --------   --------   --------   ---------   --------  --------   --------   --------
                                   $    .98   $   1.09   $   2.14   $    .39   $   (6.71)  $   1.59  $   (.02)  $    .53   $    .62
                                   ========   ========   ========   ========   =========   ========      ====   ========   ========



OTHER DATA
Depreciation and amortization      $ 10,385   $ 10,548   $ 17,697   $ 21,311   $  18,797   $ 12,596  $  5,383   $  2,152   $  2,873
Capital expenditures                  7,897     11,909     16,628     13,637       9,707      8,691     2,822        768      1,642

BALANCE SHEET DATA (AT END
  OF PERIOD)
Cash and cash equivalents          $ 26,641   $ 21,454   $ 17,394   $  3,303   $   6,376   $ 21,070     5,564   $  4,614   $ 18,276
Working capital                      53,759     46,923     54,611     22,975       8,035     64,812    17,185     22,356     76,707
Total assets                        166,577    165,831    338,751    308,739     161,303    309,708   316,180    145,626    316,013
Total debt                           30,000     25,715    140,761    137,060      84,875    212,654   132,469     57,366    212,654
Total stockholders' equity           97,309     94,893    123,025    118,221      35,129     34,915   117,202     46,515     46,301

TRANSITIONAL DISCLOSURES REQUIRED
  BY SFAS 142 (B)

Reported income (loss)  before
  extraordinary item                                     $ 30,220   $  4,922   $ (85,429)  $ 20,262  $   (238)
Add back: Goodwill amortization
  net of tax expense                                        2,768      4,227       3,494        721     1,003
                                                         ------------------------------------------ ---------
Adjusted income (loss) before
  extraordinary item                                     $ 32,988   $  9,149   $ (81,935)  $ 20,983  $    765
                                                         ------------------------------------------ ---------

Basic earnings(loss) per share (c):
Reported income (loss) before
  extraordinary item                                     $   2.24   $    .39   $   (6.71)  $   1.59  $   (.02)



Add back: Goodwill amortization
  net of tax expense                                                       .21          .33          .27          .06          .08
                                                                     -------------------------------------------------------------
Adjusted income (loss) before
  extraordinary item                                                 $    2.45    $     .72    $   (6.44)   $    1.65    $     .06
                                                                     -------------------------------------------------------------

Diluted earnings(loss) per share (c):
Reported net income (loss) before
  extraordinary item                                                 $    2.22    $     .39    $   (6.71)   $    1.59    $    (.02)
Add back: Goodwill amortization
  net of tax expense                                                       .20          .33          .27          .06          .08
                                                                     --------------------------------------------------------------
Adjusted income (loss) before
  extraordinary item                                                 $    2.42    $     .72    $   (6.44)   $    1.65    $     .06
                                                                     --------------------------------------------------------------

Reported net income (loss)                                           $  29,192    $   4,922    $ (85,429)   $  20,262    $    (238)
Add back: Goodwill amortization
  net of tax expense                                                     2,768        4,227        3,494          721        1,003
                                                                     --------------------------------------------------------------
Adjusted net income (loss)                                           $  31,960    $   9,149    $ (81,935)   $  20,983    $     765
                                                                     --------------------------------------------------------------

Basic earnings(loss) per share (c):                                  $    2.17    $     .39    $   (6.71)   $    1.59    $    (.02)
Reported net income (loss)                                                 .21          .33          .27          .06          .08
                                                                     --------------------------------------------------------------
Add back: Goodwill amortization net of tax expense                   $    2.38    $     .72    $   (6.44)   $    1.65    $     .06
                                                                     --------------------------------------------------------------
Adjusted net income (loss)

Diluted earnings(loss) per share (c):

Reported net income (loss)                                           $    2.14    $     .39    $   (6.71)   $    1.59    $    (.02)
Add back: Goodwill amortization
  net of tax expense                                                       .20          .33          .27          .06          .08
                                                                     --------------------------------------------------------------
Adjusted net income (loss)                                           $    2.34    $     .72    $   (6.44)   $    1.65    $     .06
                                                                     --------------------------------------------------------------


     (a) Special charges (credits) and reorganization expenses were comprised of the following (in millions):

                                                                                1998        1999      2000       2001
                                                                               -----       -----     -----      -----
    Costs to evaluate strategic options...................................     $  --       $  --     $ 0.6      $ 1.4
    Discharge of deferred compensation obligations........................        --          --        --       (4.1)
    Separation costs for former officers..................................        --          --        --        2.6
    Stock option compensation.............................................        --          --        --        2.4
    Corporate restructuring costs.........................................        --          --        --        2.3
    Costs to exit facilities..............................................        --         2.3        --        0.8
    Reduction of long-term performance-based compensation.................        --          --      (1.6)        --
    Litigation charges....................................................        --          --       1.4         --
    Items related to divested operations..................................       1.3          --        --       (0.4)
                                                                               -----       -----     -----      -----
                                                                               $ 1.3       $ 2.3     $ 0.4      $ 5.0
                                                                               =====       =====     =====      =====

     (b) In July 2001, the Financial Accounting Standards Board (FASB) issued Statements of Financial Accounting Standards No. 141 (SFAS 141), Business Combinations, and No. 142 (SFAS 142), Goodwill and Other Intangible Assets, effective for fiscal years beginning after December 15, 2001. Under the new rules, goodwill and intangible assets deemed to have indefinite lives will no longer be amortized but will be subject to annual impairment tests in accordance with the Statements. Other intangible assets will continue to be amortized over their useful lives. The Company applied the new rules on accounting for goodwill and other intangible assets beginning in first quarter of 2002 and has six months from the date of adoption to perform the first of the required impairment tests of goodwill and indefinite lived intangible assets. The Company has completed the first tests and, based on the results, will not record any changes related to the adoption of SFAS 142. The Company does not expect to record any charges related to the adoption of SFAS 142. The required transitional information is only presented for the years ended December 31, 1999, 2000, 2001 and the three months ended March 31, 2001.


     (c) All earnings per share amounts have been adjusted to give effect to a 2-for-1 split of the Company's outstanding shares of common stock that was effected during the second quarter of 2002.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding beneficial ownership of our Common Stock as of July 12, 2002, by (i) each person or entity known to us owning beneficially 5% or more of our Common Stock, (ii) each of our directors and nominees for directors, (iii) each of our executive officers and
(iv) all directors and executive officers as a group. Unless otherwise noted shares are owned directly or indirectly with sole voting and investment power.

                                                                                SHARES
                                                                             BENEFICIALLY
NAME AND ADDRESS                                                               OWNED (1)               PERCENT (1)
----------------                                                               ---------               -----------
Marlin Partners II, L.P.
555 Theodore Fremd Avenue
Rye, NY 10580.....................................................            1,294,200(2)               9.1%

First Manhattan Co.
437 Madison Avenue
New York, NY 10022................................................            1,268,444(3)               8.9%

Dimension Fund Advisors Inc.
1299 Ocean Avenue, 11th Floor
Santa Monica, CA 90401............................................              987,700(4)               6.9%

Kennedy Capital Management, Inc.
10829 Olive Blvd.
St. Louis, MO 63141...............................................              953,400(5)               6.7%

Martin E. Franklin................................................            1,994,371(6)              14.0%

Ian G.H. Ashken...................................................            1,634,371(7)              11.5%

Douglas W. Huemme.................................................               47,350(8)                *

Richard L. Molen..................................................               54,800(9)                *

Lynda W. Popwell..................................................               50,850(10)               *

David L. Swift....................................................               56,200(11)               *

J. David Tolbert..................................................               17,994(12)               *

Robert L. Wood....................................................               46,000(8)                *

Irwin D. Simon....................................................                  -0-                   *

All directors, nominees for directors, and executive officers as a            2,607,736                 18.0%
group (10 persons)................................................

---------------
*  Less than 1%

(1) For purposes of this table, a person is deemed to have "beneficial ownership" of any share of Common Stock that such person has the right to acquire within 60 days. The number of shares beneficially owned reflected in this table and in the footnotes thereto give effect to the 2-for-1 split of our shares of common stock pursuant to which stockholders of record at the close of business on May 20, 2002 received, on or about June 3, 2002, one additional share of our common stock for every share of our common stock held. Percent of class is based on the Common Stock outstanding and entitled to vote as of July 12, 2002. There were 14,247,026 shares outstanding and entitled to vote as of July 12, 2002.

(2) Martin E. Franklin, our Chairman and Chief Executive Officer, and Ian G.H. Ashken, our Vice Chairman, Chief Financial Officer, and Secretary, are each a managing member of Marlin Management, L.L.C., the general partner of Marlin Partners II, L.P. and may be deemed to be a beneficial owner of the 1,294,200 shares of our common stock held by Marlin Partners II, L.P. Also see notes 6 and 7 below.

(3) Based solely on Schedule 13G/A filed with the Securities and Exchange Commission on February 5, 2002. The Schedule 13G/A further reports that First Manhattan Co. has sole dispositive and voting power with respect to 36,100 of such shares, shared dispositive power with respect to 1,232,344 of such shares, and shared voting power with respect to 1,212,564 of such shares.

(4) Based solely on Schedule 13G filed with the Securities and Exchange Commission on February 12, 2002.

(5) Based solely on Schedule 13G filed with the Securities and Exchange Commission on February 14, 2002.

(6) Includes 100,000 shares of unvested restricted stock and 1,294,200 shares beneficially owned by Marlin Partners II, L.P.

(7) Includes 40,000 shares of unvested restricted stock and 1,294,200 shares beneficially owned by Marlin Partners II, L.P.

(8) Includes 44,000 shares subject to outstanding options to purchase Common Stock which are exercisable within 60 days.

(9) Includes 52,100 shares subject to outstanding options to purchase Common Stock which are exercisable within 60 days.

(10) Includes 48,000 shares subject to outstanding options to purchase Common Stock which are exercisable within 60 days.

(11) Includes 52,800 shares subject to outstanding options to purchase Common Stock which are exercisable within 60 days.

(12) Includes 10,750 shares subject to outstanding options to purchase Common Stock which are exercisable within 60 days.

                                                     THE EXCHANGE OFFER

PURPOSE OF THE EXCHANGE OFFER

     We issued the old notes on April 24, 2002, to Banc of America Securities LLC, CIBC World Markets Corp., and NatCity Investments Inc., the initial purchasers, pursuant to a purchase agreement, dated April 10, 2002, among Jarden, the guarantors, and the initial purchasers. The initial purchasers subsequently sold the old notes to "qualified institutional buyers", as defined in Rule 144A under the Securities Act, in reliance on Rule 144A, and outside the United States under Regulation S of the Securities Act. As a condition to the sale of the old notes, we entered into a registration rights agreement with the initial purchasers on April 24, 2002.

     Pursuant to the registration rights agreement, we agreed that we would:

     o file a registration statement with the Commission with respect to the new notes no later than 60 days after the date of initial issuance of the old notes;

     o use our best efforts to cause the registration statement to be declared effective by the Commission at the earliest possible time but in no event later than 180 days after the date of initial issuance of the old notes;

     o use our best efforts to consummate the exchange offer at the earliest practicable day after the effective date of the registration statement of the new notes but in no event later than 30 business days after the effective date of the registration statement;

     o file a shelf registration statement for the resale of the new notes if we cannot effect an exchange offer and in certain other circumstances;

     o use our best efforts to cause the shelf registration statement, if necessary, to be declared effective; and

     o use our best efforts to keep the shelf registration statement continuously effective for a period of at least two years subject to certain provisions of the registration rights agreement.

     Upon the effectiveness of the registration statement, we will offer the new notes in exchange for the old notes.

RESALE OF THE NEW NOTES

     Based upon an interpretation by the staff of the Commission contained in no-action letters issued to third parties, we believe that you may exchange old notes for new notes in the ordinary course of business. For further information on the Commission's position, see Exxon Capital Holdings Corporation, available April 13, 1989, Morgan Stanley & Co. Incorporated, available June 5, 1991 and Shearman & Sterling, available July 2, 1993, and other interpretive letters to similar effect. You will be allowed to resell new notes to the public without further registration under the Securities Act and without delivering to purchasers of the new notes a prospectus that satisfies the requirements of Section 10 of the Securities Act so long as you do not participate, do not intend to participate, and have no arrangement with any person to participate, in a distribution of the new notes. However, the foregoing does not apply to you if you are:

     o a broker-dealer who purchases the new notes directly from us to resell pursuant to Rule 144A or any other available exemption under the Securities Act; or

     o an "affiliate" of ours within the meaning of Rule 405 under the Securities Act.

In addition, if:

     o   you are a broker-dealer; or

     o you acquire new notes in the exchange offer for the purpose of distributing or participating in the distribution of the new notes,

you cannot rely on the position of the staff of the Commission contained in the no-action letters mentioned above and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction, unless an exemption from registration is otherwise available.

     Each broker-dealer that receives new notes for its own account in exchange for old notes, which the broker-dealer acquired as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of the new notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. A broker-dealer may use this prospectus, as it may be amended or supplemented from time to time, in connection with resales of new notes received in exchange for old notes which the broker-dealer acquired as a result of market-making or other trading activities.

TERMS OF THE EXCHANGE OFFER

     Upon the terms and subject to the conditions described in this prospectus and in the letter of transmittal, we will accept any and all outstanding old notes validly tendered and not withdrawn before the expiration date for an equal amount of new notes which are registered under the Securities Act, subject to the satisfaction of certain conditions. We will issue $1,000 principal amount of new notes in exchange for each $1,000 principal amount of outstanding old notes surrendered pursuant to the exchange offer. You may tender old notes only in integral multiples of $1,000.

     The form and terms of the new notes are the same as the form and terms of the old notes except that:

     o we have registered the new notes under the Securities Act and, therefore, the new notes will not bear legends restricting their transfer; and

     o holders of the new notes will not be entitled to any special mandatory redemption provisions.

     The new notes will evidence the same debt as the old notes and will be issued under the same indenture, so the new notes and the old notes will be treated as a single class of debt securities under the indenture.

     As of the date of this prospectus, $150,000,000 in aggregate principal amount of the old notes is outstanding. Only registered holders of the old notes, or their legal representative or attorney-in-fact, as reflected on the records of the trustee under the indenture, may participate in the exchange offer. We will not set a fixed record date for determining registered holders of the old notes entitled to participate in the exchange offer.

     You do not have any appraisal or dissenters' rights under the indenture in connection with the exchange offer. We intend to conduct the exchange offer in accordance with the provisions of the registration rights agreement and the applicable requirements of the Securities Act, the Exchange Act and the rules and regulations of the Commission.

     We will be deemed to have accepted validly tendered old notes when, as and if we had given oral or written notice of acceptance to the exchange agent. The exchange agent will act as your agent for the purposes of receiving the new notes from us.

     If you tender old notes in the exchange offer, you will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal. We will pay all charges and expenses, other than applicable taxes, in connection with the exchange offer.

EXPIRATION DATE; EXTENSIONS; AMENDMENTS

     The term "expiration date" will mean 5:00 p.m., New York City time, on ________ __, 2002, unless we, in our sole discretion, extend the exchange offer, in which case the term "expiration date" will mean the latest date and time to which we extend the exchange offer. To extend the exchange offer, we will:

     o   notify the exchange agent of any extension orally or in writing; and

     o notify the registered holders of the old notes by means of a press release or other public announcement, each before 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

     We reserve the right, in our reasonable discretion:

     o to delay accepting any old notes until such time as the conditions listed under "-Conditions" are satisfied or waived;

     o   to extend the exchange offer;

     o if any conditions listed below under "-Conditions" are not satisfied, to terminate the exchange offer by giving oral or written notice to the exchange agent; or

     o to waive any conditions in any respect, by giving oral or written notice to the exchange agent.

     If we terminate the exchange offer, we will return the old notes deposited by the holder of the old notes in accordance with the procedures described in this prospectus under "-Return of Notes."

     Any delay in acceptance, extension, or termination will be followed as soon as practicable by a press release or other public announcement or post-effective amendment.

     If the exchange offer is amended in a manner determined by us to constitute a material change, we will promptly disclose that amendment by means of a prospectus supplement or post-effective amendment that will be distributed to the holders. We will also extend the exchange offer for a period of five to ten business days, depending upon the significance of the amendment and the manner of disclosure to the holders, if the exchange offer would otherwise expire during the five to ten business day period.

INTEREST ON THE NEW NOTES

     The new notes will each accrue interest on the same terms as the old notes. Interest on the notes will accrue at the rate of 9 3/4% per annum and will be payable semi-annually in arrears on May 1 and November 1, commencing on November 1, 2002. Jarden will make each interest payment to the Holders of record on the immediately preceding April 15 and October 15. Old notes accepted for exchange will not receive accrued interest thereon at the time of exchange. However, each new note will bear interest from the most recent date to which interest has been paid on the old notes, or if no interest has been paid on the old notes or the new notes, from April 24, 2002.

PROCEDURES FOR TENDERING

     You may tender old notes in the exchange offer only if you are a registered holder of old notes. To tender in the exchange offer, you must:

     o complete, sign and date the letter of transmittal or a facsimile of the letter of transmittal;

     o have the signatures guaranteed if required by the letter of transmittal; and

     o mail or otherwise deliver the letter of transmittal or the facsimile of the letter of transmittal to the exchange agent at the address listed below under "-Exchange Agent" for receipt before the expiration date.

In addition, either:

     o the exchange agent must receive certificates for the old notes along with the letter of transmittal into its account at the depositary pursuant to the procedure for book-entry transfer described below before the expiration date;

     o the exchange agent must receive a timely confirmation of a book-entry transfer of the old notes, if the procedure is available, into its account at the depositary pursuant to the procedure for book-entry transfer described below before the expiration date; or

     o you must comply with the guaranteed delivery procedures described below.

     Your tender, if not withdrawn before the expiration date, will constitute an agreement between you and us in accordance with the terms and subject to the conditions described in this prospectus and in the letter of transmittal.

     The method of delivery of old notes and the letter of transmittal and all other required documents to the exchange agent is at your election and risk. We recommend that instead of delivery by mail, you use an overnight or hand delivery service, properly insured. In all cases, you should allow sufficient time to assure delivery to the exchange agent before the expiration date. You should not send letters of transmittal or old notes to us. You may request your respective brokers, dealers, commercial banks, trust companies or nominees to effect the transactions described above for you.

     If you are a beneficial owner of old notes whose old notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender your old notes, you should contact the registered holder promptly and instruct the registered holder to tender on your behalf. If you wish to tender on your own behalf, before completing and executing the letter of transmittal and delivering the old notes you must either:

     o make appropriate arrangements to register ownership of the old notes in your name; or

     o   obtain a properly completed bond power from the registered holder.

     The transfer of registered ownership may take considerable time. Unless the old notes are tendered:

     o by a registered holder who has not completed the box entitled "Special Issuance Instructions" or the box entitled "Special Delivery Instructions" on the letter of transmittal; or

     o   for the account of:

         o a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc.;

         o a commercial bank or trust company located or having an office or correspondent in the United States; or

         o an "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Exchange Act that is a member of one of the recognized signature guarantee programs identified in the letter of transmittal, an eligible guarantor institution must guarantee the signatures on a letter of transmittal or a notice of withdrawal described below under "-Withdrawal of Tenders".

     If the letter of transmittal is signed by a person other than the registered holder, the old notes must be endorsed or accompanied by a properly completed bond power, signed by the registered holder as the registered holder's name appears on the old notes.

     If the letter of transmittal or any old notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, they should so indicate when signing, and unless waived by us, they must submit evidence satisfactory to us of their authority to so act with the letter of transmittal.

     The exchange agent and the depositary have confirmed that any financial institution that is a participant in the depositary's system may utilize the depositary's Automated Tender Offer Program ("ATOP") to tender notes. Holders of old notes utilizing the ATOP system must transmit to the exchange agent, on or before the expiration date, a computer-generated message through the ATOP system that is received by the exchange agent and which forms a part of a confirmation of book-entry transfer in which you acknowledge and agree to be bound by the terms of the letter of transmittal.

     We will determine in our sole discretion all questions as to the validity, form, eligibility, including time of receipt, acceptance and withdrawal of tendered old notes, which determination will be final and binding. We reserve the absolute right to reject any and all old notes not properly tendered or any old notes our acceptance of which would, in the opinion of our counsel, be unlawful. We also reserve the right to waive any defects, irregularities or conditions of tender as to particular old notes. Our interpretation of the terms and conditions of the exchange offer, including the instructions in the letter of transmittal, will be final and binding on all parties. Unless waived, you must cure any defects or irregularities in connection with tenders of old notes within the time we determine. Although we intend to notify you of defects or irregularities with respect to tenders of old notes, neither we, the exchange agent nor any other person will incur any liability for failure to give you that notification. Unless waived, we will not deem tenders of old notes to have been made until you cure the defects or irregularities.

     While we have no present plan to acquire any old notes that are not tendered in the exchange offer or to file a registration statement to permit resales of any old notes that are not tendered in the exchange offer, we reserve the right in our sole discretion to purchase or make offers for any old notes that remain outstanding after the expiration date. We also reserve the right to terminate the exchange offer, as described below under "-Conditions", and, to the extent permitted by applicable law, purchase old notes in the open market, in privately negotiated transactions or otherwise. The terms of any of those purchases or offers could differ from the terms of the exchange offer.

     If you wish to tender old notes in exchange for new notes in the exchange offer, we will require you to represent that:

     o   you are not an affiliate of ours;

     o you are not a broker-dealer tendering old notes acquired for your own account directly from us;

     o   you will acquire any new notes in the ordinary course of your business;
         and

     o you are not engaged in, and do not intend to engage in, and have no arrangement or understanding to participate in, a distribution of the new notes to be issued in the exchange offer.

     In addition, in connection with the resale of new notes, any participating broker-dealer who acquired the old notes for its own account as a result of market-making or other trading activities must deliver a prospectus meeting the requirements of the Securities Act. The Commission has taken the position that participating broker-dealers may fulfill their prospectus delivery requirements with respect to the new notes, other than a resale of an unsold allotment from the original sale of the Notes, with the prospectus contained in the registration statement.

RETURN OF NOTES

     If we do not accept any tendered old notes for any reason described in the terms and conditions of the exchange offer or if you withdraw any tendered old notes or submit old notes for a greater principal amount than you desire to exchange, we will return the unaccepted, withdrawn or non-exchanged old notes without expense to you as promptly as practicable after the expiration or termination of the exchange offer. In the case of old notes tendered by book-entry transfer into the exchange agent's account at the depositary pursuant to the book-entry transfer procedures described below, we will credit the old notes to an account maintained with the depositary as promptly as practicable.


BOOK-ENTRY TRANSFER

     The exchange agent will make a request to establish an account with respect to the old notes at the depositary for purposes of the exchange offer within two business days after the date of this prospectus, and any financial institution that is a participant in the depositary's systems may make book-entry delivery of old notes by causing the depositary to transfer the old notes into the exchange agent's account at the depositary in accordance with the depositary's procedures for transfer. However, although delivery of old notes may be effected through book-entry transfer at the depositary, you must transmit and the exchange agent must receive, the letter of transmittal or a facsimile of the letter of transmittal, with any required signature guarantees and any other required documents, at the address below under "-Exchange Agent" on or before the expiration date or pursuant to the guaranteed delivery procedures described below.

GUARANTEED DELIVERY PROCEDURES

     If you wish to tender your old notes, but time will not permit a letter of transmittal, certificates representing the old notes to be tendered or other required documents to reach the exchange agent before the expiration date, or if the procedure for book-entry transfer cannot be completed on or before the expiration date, you may effect a tender if:

     o   the tender is made by or through an eligible guarantor institution;

     o before the expiration date, the exchange agent receives from the eligible guarantor institution a properly completed and duly executed notice of guaranteed delivery, substantially in the form provided by us, that:

         o states the name and address of the holder of the old notes, the name(s) in which the old notes are registered and the principal amount of old notes tendered,

         o states that the tender is being made by that notice of guaranteed delivery, and

     o guarantees that, within three New York Stock Exchange trading days after the expiration date, the eligible guarantor institution will deposit with the exchange agent the letter of transmittal, together with the certificates representing the old notes in proper form for transfer or a confirmation of a book-entry transfer, as the case may be, and any other documents required by the letter of transmittal; and

     o within three New York Stock Exchange trading days after the expiration date, the exchange agent receives a properly executed letter of transmittal, as well as the certificates representing all tendered old notes in proper form for transfer or a book-entry confirmation, as the case may be, and all other documents required by the letter of transmittal.

     Upon request, the exchange agent will send to you a notice of guaranteed delivery if you wish to tender your old notes according to the guaranteed delivery procedures described above.

WITHDRAWAL OF TENDERS

     Except as otherwise provided in this prospectus, you may withdraw tenders of old notes at any time before 5:00 p.m., New York City time, on the expiration date.

     To withdraw a tender of old notes in the exchange offer, the exchange agent must receive a written or facsimile transmission notice of withdrawal at its address listed in this prospectus before the expiration date. Any notice of withdrawal must:

     o specify the name of the person who deposited the old notes to be withdrawn;

     o identify the old notes to be withdrawn, including the principal amount of the old notes; and

     o be signed in the same manner as the original signature on the letter of transmittal by which the old notes were tendered, including any required signature guarantees.

     We will determine in our sole discretion all questions as to the validity, form and eligibility of the notices, and our determination will be final and binding on all parties. We will not deem any properly withdrawn old notes to have been validly tendered for purposes of the exchange offer, and we will not issue new notes with respect to those old notes, unless you validly re-tender the withdrawn old notes. You may re-tender properly withdrawn old notes by following one of the procedures described above under "-Procedures for Tendering" at any time before the expiration date.

CONDITIONS

     Notwithstanding any other term of the exchange offer, we will not be required to accept for exchange, or exchange the new notes for, any old notes, and may terminate the exchange offer as provided in this prospectus before the acceptance of the old notes, if:

     o the exchange offer violates applicable law, rules or regulations or an applicable interpretation of the staff of the Commission;

     o an action or proceeding has been instituted or threatened in any court or by any governmental agency which might materially impair our ability to proceed with the exchange offer (the term "threatened" means a written demand or statement has been made, or a written notice has been given, that would lead a prudent person to conclude that such an action or proceeding is likely to be asserted, commenced, taken, or otherwise pursued in the future); or

     o all governmental approvals which we deem necessary for the completion of the exchange offer have not been obtained.

     If we determine in our reasonable discretion that any of these conditions are not satisfied, we may:

     o refuse to accept any old notes and return all tendered old notes to you;

     o extend the exchange offer and retain all old notes tendered before the exchange offer expires, subject, however, to your rights to withdraw the old notes; or

     o waive the unsatisfied conditions with respect to the exchange offer and accept all properly tendered old notes that have not been withdrawn.

     If the waiver constitutes a material change to the exchange offer, we will promptly disclose the waiver by means of a prospectus supplement that we will distribute to the registered holders of the old notes.

SHELF REGISTRATION

     Pursuant to the registration rights agreement, in the event that:

     o we are not required to file a registration statement or permitted to consummate the exchange offer because the exchange offer is not permitted by applicable law or Commission policy; or

     o a holder of old notes (as defined in the registration rights agreement) so requests under certain circumstances,

we will file with the Commission a shelf registration statement to register for public resale the old notes held by you if you provide us with the necessary information for inclusion in the shelf registration statement.

LIQUIDATED DAMAGES

     Pursuant to the registration rights agreement, if:

     o we do not file the registration statement with the Commission on or prior to the 60th day following the issuance of the old notes;

     o we do not cause the registration statement to become effective on or prior to the 180th day following the date of initial issuance of the old notes;

     o we do not complete the exchange offer on or prior to the 30th business day after the effective date of the registration statement for the new notes;

     o we are obligated to file a shelf registration statement and we do not file the shelf registration statement with the Commission on or prior to the 60th day following the date on which we have notice of the filing obligation;

     o we are obligated to file a shelf registration statement and the Commission does not declare the shelf registration statement effective on or prior to the 120th day following the deadline for filing the shelf registration statement; or

     o the registration statement or the shelf registration statement, as the case may be, is declared effective but thereafter ceases to be effective or useable for its intended purpose without being succeeded immediately by a post-effective amendment to such registration statement that cures such failure and is declared effective, with each of the items above constituting a "registration default", we agreed to pay liquidated damages to the holders, with respect to the first 90-day period immediately following the occurrence of the first registration default in an amount equal to $.05 per week per $1,000 principal amount of notes held by such holder. The amount of the liquidated damages will increase by an additional $.05 per week per $1,000 principal amount of notes with respect to each subsequent 90-day period until all registration defaults have been cured, up to a maximum amount of liquidated damages for all registration defaults of $.50 per week per $1,000 principal amount of old notes. Following the cure of all registration defaults, the accrual of liquidated damages will cease.

EXCHANGE AGENT

We have appointed The Bank of New York as exchange agent for the exchange offer. You should direct questions and requests for assistance, requests for additional copies of this prospectus or the letter of transmittal and requests for a notice of guaranteed delivery to the exchange agent addressed as follows:

By Registered or Certified Mail:

The Bank of New York
Corporate Trust Operations
Reorganization Unit
101 Barclay Street- 7 East
New York, New York 10286
Attn.: Diane Amoroso
Telephone # 212-815-3738
Fax # 212-298-1915

By Hand/Overnight Delivery:

The Bank of New York
Corporate Trust Operations
Reorganization Unit
101 Barclay Street- 7 East
New York, New York 10286
Attn.: Diane Amoroso

     Delivery to an address other than the one stated above or transmission via a facsimile number other than the one stated above will not constitute a valid delivery.

FEES AND EXPENSES

     We will bear all expenses incident to our or the guarantors' performance of or compliance with the registration rights agreement, regardless of whether this registration statement becomes effective, including without limitation:

     o all registration and filing fees and expenses (including filings made by any initial purchaser or holder of notes with the National Association of Securities Dealers, Inc. (and, if applicable, the fees and expenses of any "qualified independent underwriter" and its counsel that may be required by the rules and regulations of the NASD));

     o all fees and expenses for compliance with Federal and state securities laws;

     o all expenses of printing (including printing certificates for the new notes to be issued in the exchange offer and printing of prospectuses), messenger and delivery services and telephone;

     o all fees and disbursements of counsel for us, the guarantors and, as discussed below, the holders of old notes; and

     o all fees and disbursements of our and the guarantors' independent certified public accountants.

     We will bear our and the guarantors' internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expenses of any annual audit and the fees and expenses of any person, including special experts, retained by us or the guarantors.

     In connection with any registration statement required by the registration rights agreement, we and the guarantors will reimburse the initial purchasers and the holders of notes being tendered in the exchange offer and/or resold pursuant to the "Plan of Distribution" contained in prospectus or registered pursuant to a shelf registration statement, as applicable, for the reasonable fees and disbursements of not more than one counsel.

CONSEQUENCE OF FAILURES TO EXCHANGE

     Participation in the exchange offer is voluntary. We urge you to consult your financial and tax advisors in making your decisions on what action to take. Old notes that are not exchanged for new notes pursuant to the exchange offer will remain restricted securities. Accordingly, those old notes may be resold only:

     o to a person whom the seller reasonably believes is a qualified institutional buyer in a transaction meeting the requirements of Rule 144A under the Securities Act;

     o in a transaction meeting the requirements of Rule 144 under the Securities Act;

     o outside the United States to a foreign person in a transaction meeting the requirements of Rule 903 or 904 of Regulation S under the Securities Act;

     o in accordance with another exemption from the registration requirements of the Securities Act and based upon an opinion of counsel if we so request;

     o   to us; or

     o   pursuant to an effective registration statement.

     In each case, the old notes may be resold only in accordance with any applicable blue sky or securities laws of any state of the United States or any other applicable jurisdiction.

     The foregoing description of the exchange offer contained a summary of certain provisions of the registration rights agreement, which is incorporated herein by reference. It does not restate that agreement in its entirety. We urge you to read the registration rights agreement in its entirety because it, and not this description, defines your registration rights as holders of the notes.

                          DESCRIPTION OF THE NEW NOTES

     The form and terms of the new notes and the old notes are identical in all material respects, except that the special mandatory redemption provisions and the transfer restrictions applicable to the old notes do not apply to the new notes.

     The old notes were, and the new notes will be, issued under an indenture dated as of April 24, 2002 between Jarden Corporation, the guarantors, and The Bank of New York, as Trustee. The terms of the new notes include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended.

     The following description is a summary of the material provisions of the indenture. It does not restate the agreement in its entirety. We urge you to read the indenture because it, and not this description, defines your rights as holders of the notes. Copies of the indenture are available as set forth below under "Where You Can Find More Information." You can find the definitions of certain terms used in this description under the subheading "--Certain Definitions." Certain defined terms used in this description but not defined below under "--Certain Definitions" have the meanings assigned to them in the indenture. In this description, the word "Jarden" refers only to Jarden Corporation and not to any of its subsidiaries.

     The registered holder of a note will be treated as the owner of it for all purposes. Only registered holders will have rights under the indenture.

BRIEF DESCRIPTION OF THE NEW NOTES AND THE GUARANTEES

The New Notes

     The new notes:

     o   will be general unsecured obligations of Jarden;

     o will be subordinated in right of payment to all existing and future Senior Debt of Jarden;

     o will be pari passu in right of payment with any future senior subordinated indebtedness of Jarden issued under the indenture; and

     o will be unconditionally guaranteed in full by the Guarantors on a joint and several basis. See "Risk Factors Federal and state statutes allow courts, under specific circumstances, to void guarantees and require noteholders to return payments received from guarantors" and "Description of the New Notes - Subsidiary Guarantees."

The Guarantees

         The new notes will be unconditionally guaranteed in full by all of Jarden's domestic subsidiaries on a joint and several basis. See "Risk Factors - Federal and state statutes allow courts, under specific circumstances, to void guarantees and require noteholders to return payments received from guarantors" and "Description of the New Notes Subsidiary Guarantees."

     Each guarantee of the new notes:

     o   will be a general unsecured obligation of the Guarantor;

     o will be subordinated in right of payment to all existing and future Senior Debt of the Guarantor issued under the indenture; and

     o will be pari passu in right of payment with any future senior subordinated indebtedness of the Guarantor.

     As indicated above and as discussed in detail below under the caption "--Subordination," payments on the new notes and under the guarantees of the notes will be subordinated to the payment of Senior Debt. The indenture will permit us and the Guarantors to incur additional Senior Debt.

     As of the date of the indenture, all of our subsidiaries will be "Restricted Subsidiaries." However, under the circumstances described below under the subheading "--Certain Covenants--Designation of Restricted and Unrestricted Subsidiaries," we will be permitted to designate certain of our subsidiaries as "Unrestricted Subsidiaries." Our Unrestricted Subsidiaries will not be subject to many of the restrictive covenants in the indenture and will not guarantee the notes.

PRINCIPAL, MATURITY AND INTEREST

     Jarden will issue in this offering new notes in an aggregate principal amount of approximately $150.0 million. All notes issued under the indenture will be treated as a single class for all purposes under the indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase. Jarden will issue notes in denominations of $1,000 and integral multiples of $1,000. The notes will mature on May 1, 2012.

     Interest on the notes will accrue at the rate of 9 3/4% per annum and will be payable semi-annually in arrears on May 1 and November 1, commencing on November 1, 2002. Jarden will make each interest payment to the Holders of record on the immediately preceding April 15 and October 15. Interest on the new notes will accrue from the date of original issuance or, if interest has already been paid, from the date it was most recently paid. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

METHODS OF RECEIVING PAYMENTS ON THE NOTES

     If a Holder of $1.0 million or more of notes has given wire transfer instructions to Jarden, Jarden will pay all principal, interest and premium and Liquidated Damages, if any, on that Holder's notes in accordance with those instructions. All other payments on notes will be made at the office or agency of the paying agent and registrar unless Jarden elects to make interest payments by check mailed to the Holders at their address set forth in the register of Holders.

PAYING AGENT AND REGISTRAR FOR THE NOTES

     The trustee will initially act as paying agent and registrar. Jarden may change the paying agent or registrar without prior notice to the Holders of the notes, and Jarden or any of its Subsidiaries may act as paying agent or registrar.

TRANSFER AND EXCHANGE

     A Holder may transfer or exchange notes in accordance with the indenture. The registrar and the trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents in connection with a transfer of notes. Holders will be required to pay all taxes due on transfer. Jarden is not required to transfer or exchange any note selected for redemption. Also, Jarden is not required to transfer or exchange any note for a period of 15 days before a selection of notes to be redeemed.

SUBSIDIARY GUARANTEES

     The notes will be unconditionally guaranteed in full by each of Jarden's current and future Domestic Subsidiaries. These Subsidiary Guarantees will be joint and several obligations of the Guarantors. Each Subsidiary Guarantee will be subordinated to the prior payment in full of all Senior Debt of that Guarantor. The obligations of each Guarantor under its Subsidiary Guarantee will be limited as necessary to prevent that Subsidiary Guarantee from constituting a fraudulent conveyance under applicable law. See "Risk Factors--Federal and State statutes allow courts, under specific circumstances, to void guarantees and require noteholders to return payments received from guarantors."

     A Guarantor may not sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person), another Person, other than Jarden or another Guarantor, unless:

     o immediately after giving effect to that transaction, no Default or Event of Default exists; and

     o   either:

         o the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger assumes all the obligations of that Guarantor under the indenture, its Subsidiary Guarantee and the registration rights agreement pursuant to a supplemental indenture satisfactory to the trustee; or

         o the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of the indenture.

     The Subsidiary Guarantee of a Guarantor will be released:

     o in connection with any sale or other disposition of all or substantially all of the assets of that Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) a Subsidiary of Jarden, if the sale or other disposition complies with the "Asset Sale" provisions of the indenture;

     o in connection with any sale of all of the Capital Stock of a Guarantor to a Person that is not (either before or after giving effect to such transaction) a Subsidiary of Jarden, if the sale complies with the "Asset Sale" provisions of the indenture; or

     o if Jarden designates any Restricted Subsidiary that is a Guarantor as an Unrestricted Subsidiary in accordance with the applicable provisions of the indenture.

     See "--Repurchase at the Option of Holders--Asset Sales" and "--Certain Covenants-- Designation of Restricted and Unrestricted Subsidiaries."

SUBORDINATION

     The payment of principal, interest and premium and Liquidated Damages, if any, on the notes will be subordinated to the prior payment in full of all Senior Debt of Jarden, including Senior Debt incurred after the date of the indenture.

     In the event of any distribution to creditors of Jarden:

     o   in a liquidation or dissolution of Jarden;

     o in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to Jarden or its property;

     o   in an assignment for the benefit of creditors; or

     o   in any marshaling of Jarden's assets and liabilities;

the holders of Senior Debt will be entitled to receive payment in full of all Obligations due in respect of Senior Debt (including interest after the commencement of any bankruptcy proceeding at the rate specified in the applicable Senior Debt) before the Holders of notes will be entitled to receive any payment with respect to the notes (except that Holders of notes may receive and retain Permitted Junior Securities and payments made from the trust described under "--Legal Defeasance and Covenant Defeasance").

     Jarden also may not make any payment in respect of the notes (except in Permitted Junior Securities or from the trust described under "--Legal Defeasance and Covenant Defeasance") if:

     o a payment default on Designated Senior Debt occurs and is continuing beyond any applicable grace period; or

     o any other default occurs and is continuing on any series of Designated Senior Debt that permits holders of that series of Designated Senior Debt to accelerate its maturity and the trustee and Jarden receive a notice of such default (a "Payment Blockage Notice") from the holders of any Designated Senior Debt (or their representative).

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     Payments on the notes may and will be resumed:

     o in the case of a payment default, upon the date on which such default is cured or waived; and

     o in the case of a nonpayment default, upon the earlier of the date on which such nonpayment default is cured or waived or 179 days after the date on which the applicable Payment Blockage Notice is received, unless the maturity of any Designated Senior Debt has been accelerated.

     No new Payment Blockage Notice may be delivered unless and until:

     o 360 days have elapsed since the delivery of the immediately prior Payment Blockage Notice; and

     o all scheduled payments of principal, interest and premium and Liquidated Damages, if any, on the notes that have come due have been paid in full in cash.

     No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the trustee will be, or be made, the basis for a subsequent Payment Blockage Notice.

     If the trustee or any Holder of the notes receives a payment in respect of the notes (except in Permitted Junior Securities or from the trust described under "--Legal Defeasance and Covenant Defeasance") when:

     o   the payment is prohibited by these subordination provisions; and

     o the trustee or the Holder has actual knowledge that the payment is prohibited the trustee or the Holder, as the case may be, will hold the payment in trust for the benefit of the holders of Senior Debt. Upon the proper written request of the holders of Senior Debt, the trustee or the Holder, as the case may be, will deliver the amounts in trust to the holders of Senior Debt or their proper representative.

     Jarden must promptly notify holders of Senior Debt (or their representatives) upon the occurrence of an Event of Default.

     As a result of the subordination provisions described above, in the event of a bankruptcy, liquidation or reorganization of Jarden, Holders of notes may recover less ratably than creditors of Jarden who are holders of Senior Debt. See "Risk Factors-- Your right to receive payments on the notes is junior to our existing senior indebtedness and possibly all of our future borrowings. Further, the guarantees of the new notes are junior to all of the guarantors' existing senior indebtedness and possibly to all their future borrowings."

     The obligations of each Guarantor under its Subsidiary Guarantee will be subordinated to the Senior Debt of that Guarantor on the same terms described above.

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OPTIONAL REDEMPTION

     At any time prior to May 1, 2005, Jarden may on any one or more occasions redeem up to 35% of the aggregate principal amount of notes issued under the indenture at a redemption price of 109.750% of the principal amount, plus accrued and unpaid interest and Liquidated Damages, if any, to the redemption date, with the net cash proceeds of one or more Public Equity Offerings; provided that:

     o at least 65% of the aggregate principal amount of notes issued under the indenture remains outstanding immediately after the occurrence of such redemption (excluding notes held by Jarden and its Subsidiaries); and

     o the redemption occurs within 45 days of the date of the closing of such Public Equity Offering.

     Except pursuant to the preceding paragraph, the notes will not be redeemable at Jarden's option prior to May 1, 2007.

     After May 1, 2007, Jarden may redeem all or a part of the notes upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Liquidated Damages, if any, on the notes redeemed, to the applicable redemption date, if redeemed during the twelve-month period beginning on May 1 of the years indicated below:

         YEAR                                                  PERCENTAGE
         ----                                                  ----------
         2007..........................................         104.875%
         2008..........................................         103.250%
         2009..........................................         101.625%
         2010 and thereafter...........................         100.000%

MANDATORY REDEMPTION

Jarden is not required to make any mandatory redemption or sinking fund payments with respect to the new notes.

REPURCHASE AT THE OPTION OF HOLDERS

Change of Control

     If a Change of Control occurs, each Holder of notes will have the right to require Jarden to repurchase all or any part (equal to $1,000 or an integral multiple of $1,000) of that Holder's notes pursuant to a Change of Control Offer on the terms set forth in the indenture. In the Change of Control Offer, Jarden will offer a Change of Control Payment in cash equal to 101% of the aggregate principal amount of notes repurchased plus accrued and unpaid interest and Liquidated Damages, if any, on the notes repurchased, to the date of purchase. Within ten days following any Change of Control, Jarden will mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase notes

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

on the Change of Control Payment Date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed, pursuant to the procedures required by the indenture and described in such notice. Jarden will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of the indenture, Jarden will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control provisions of the indenture by virtue of such conflict.

     On the Change of Control Payment Date, Jarden will, to the extent lawful:

     o accept for payment all notes or portions of notes properly tendered pursuant to the Change of Control Offer;

     o deposit with the paying agent an amount equal to the Change of Control Payment in respect of all notes or portions of notes properly tendered; and

     o deliver or cause to be delivered to the trustee the notes properly accepted together with an officers' certificate stating the aggregate principal amount of notes or portions of notes being purchased by Jarden.

     The paying agent will promptly mail to each Holder of notes properly tendered the Change of Control Payment for such notes, and the trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new note equal in principal amount to any unpurchased portion of the notes surrendered, if any; provided that each new note will be in a principal amount of $1,000 or an integral multiple of $1,000.

     If a Change of Control Offer is made, there can be no assurance that Jarden will have available funds sufficient to pay the purchase price for all of the notes that might be tendered by Holders seeking to accept the Change of Control Offer. The failure of Jarden to make or consummate the Change of Control Offer or pay the applicable Change of Control purchase price when due would result in an Event of Default and would give the trustee and the Holders the rights described under "--Events of Default and Remedies."

     Jarden's new credit agreement will provide that certain change of control events with respect to Jarden will constitute a default thereunder and will prohibit Jarden from consummating a Change of Control Offer. Any future credit agreements or other agreements relating to Senior Debt to which Jarden becomes a party may contain similar provisions. If a Change of Control occurs, Jarden could seek a waiver of any resulting default and, if required, the consent of its lenders to the purchase of notes or could attempt to refinance the borrowings that contains such prohibition. If Jarden is not successful in obtaining a waiver of any change of control default and the consent of the lenders or in refinancing such borrowings, such Senior Debt will be in default, and Jarden will remain prohibited from purchasing notes. In such case, Jarden's failure to purchase tendered notes would constitute an Event of Default under the indenture, which would, in turn, also constitute a default under the new credit agreement. In such circumstances, the subordination provisions in the indenture would likely restrict payments to the

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

Holders.

     Prior to mailing the notice referred to above, but in any event within 70 days following a Change of Control, Jarden will either repay all outstanding Senior Debt or obtain the requisite waivers and consents, if any, under all agreements governing outstanding Senior Debt to permit the repurchase of notes required by this covenant. Jarden will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

     The provisions described above that require Jarden to make a Change of Control Offer following a Change of Control will be applicable whether or not any other provisions of the indenture are applicable. Except as described above with respect to a Change of Control, the indenture does not contain provisions that permit the Holders of the notes to require that Jarden repurchase or redeem the notes in the event of a takeover, recapitalization or similar transaction.

     Jarden will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the indenture applicable to a Change of Control Offer made by Jarden and purchases all notes properly tendered and not withdrawn under the Change of Control Offer.

     The definition of Change of Control includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of "all or substantially all" of the properties or assets of Jarden and its Subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a Holder of notes to require Jarden to repurchase its notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of Jarden and its Subsidiaries taken as a whole to another Person or group may be uncertain.

Asset Sales

     Jarden will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

     o Jarden or the Restricted Subsidiary receives consideration at the time of the Asset Sale at least equal to the fair market value of the assets or Equity Interests issued or sold or otherwise disposed of;

     o the fair market value is determined by Jarden's Board of Directors and evidenced by a resolution of the Board of Directors set forth in an officers' certificate delivered to the trustee; and

     o at least 75% of the consideration received in the Asset Sale by Jarden or such Restricted Subsidiary is in the form of cash. For purposes of this provision, each of the following will be deemed to be cash:

         o any liabilities, as shown on Jarden's most recent consolidated balance sheet, of

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

               Jarden or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the notes or any Subsidiary Guarantee) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases Jarden or such Restricted Subsidiary from further liability;

         o any securities, notes or other obligations received by Jarden or any such Restricted Subsidiary from such transferee that within 30 days are converted by Jarden or such Restricted Subsidiary into cash, to the extent of the cash received in that conversion; and

         o     long-term assets that are used or useful in a Permitted Business.

     Within 360 days after the receipt of any Net Proceeds from an Asset Sale, Jarden may apply those Net Proceeds at its option:

     o to repay Senior Debt and, if the Senior Debt repaid is revolving credit Indebtedness, to correspondingly reduce commitments with respect thereto to the extent required by such revolving credit Indebtedness;

     o to acquire all or substantially all of the assets of, or a majority of the Voting Stock of, another Permitted Business;

     o   to make a capital expenditure; or

     o to acquire other long-term assets that are used or useful in a Permitted Business.

     Pending the final application of any Net Proceeds, Jarden may temporarily reduce revolving credit borrowings or otherwise invest the Net Proceeds in any manner that is not prohibited by the indenture.

     Any Net Proceeds from Asset Sales that are not applied or invested as provided in the preceding paragraph will constitute "Excess Proceeds." Within 30 days after the aggregate amount of Excess Proceeds exceeds $5.0 million, Jarden will make an Asset Sale Offer to all Holders of notes and all holders of other Indebtedness that is pari passu with the notes containing provisions similar to those set forth in the indenture with respect to offers to purchase or redeem with the proceeds of sales of assets to purchase the maximum principal amount of notes and such other pari passu Indebtedness that may be purchased out of the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of principal amount plus accrued and unpaid interest and Liquidated Damages, if any, to the date of purchase, and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, Jarden may use those Excess Proceeds for any purpose not otherwise prohibited by the indenture. If the aggregate principal amount of notes and other pari passu Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the trustee will select the notes and such other pari passu Indebtedness to be purchased on a pro rata basis based upon the aggregate principal amount of each that was properly tendered. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero.

     Jarden's new credit agreement will require the consent of the lenders to most asset sales

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

and will prohibit the retirement of the notes and other indebtedness that ranks junior to such Senior Debt. Any future credit agreements or other agreements relating to Senior Debt to which Jarden becomes a party may contain similar provisions or may require prepayment of such Senior Debt with all or a portion of the proceeds of such asset sales. In such case, it is likely that Jarden would apply the net proceeds to retire Senior Debt or, to the extent permitted under such agreements, acquire assets for use in a Permitted Business.

     Jarden will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the Asset Sale provisions of the indenture, Jarden will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Asset Sale provisions of the indenture by virtue of such conflict.

SELECTION AND NOTICE

     If less than all of the notes are to be redeemed at any time, the trustee will select notes for redemption as follows:

     o if the notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the notes are listed; or

     o if the notes are not listed on any national securities exchange, on a pro rata basis, by lot or by such method as the trustee deems fair and appropriate.

     In the event of a redemption pursuant to the provisions described above under "--Optional Redemption," notices of redemption will be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each Holder of notes to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the notes or a satisfaction and discharge of the indenture. Notices of redemption may not be conditional.

     If any note is to be redeemed in part only, the notice of redemption that relates to that note will state the portion of the principal amount of that note that is to be redeemed. A new note in principal amount equal to the unredeemed portion of the original note will be issued in the name of the Holder of notes upon cancellation of the original note. No notes can be redeemed in part if less than $1,000 would remain outstanding.

     Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on notes or portions of them called for redemption.

CERTAIN COVENANTS

Restricted Payments

     Jarden will not, and will not permit any of its Restricted Subsidiaries to, directly or

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

indirectly:

     (1) declare or pay any dividend or make any other payment or distribution on account of Jarden's or any of its Restricted Subsidiaries' Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving Jarden or any of its Restricted Subsidiaries) or to the direct or indirect holders of Jarden's or any of its Restricted Subsidiaries' Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of Jarden or to Jarden or a Restricted Subsidiary of Jarden);

     (2) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving Jarden) any Equity Interests of Jarden;

     (3) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is subordinated to the notes or the Subsidiary Guarantees, except a payment of interest (including any amount comparable to Liquidated Damages) or principal at the Stated Maturity thereof; or

     (4) make any Restricted Investment (all such payments and other actions set forth in these clauses (1) through (4) above being collectively referred to as "Restricted Payments"),

unless, at the time of and after giving effect to such Restricted Payment:

     (1) no Default or Event of Default has occurred and is continuing or would occur as a consequence of such Restricted Payment; and

     (2) Jarden would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described below under the caption "--Incurrence of Indebtedness and Issuance of Preferred Stock"; and

     (3) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by Jarden and its Restricted Subsidiaries after the date of the indenture (excluding Restricted Payments permitted by clauses (2), (3), (4) and (5) of the next succeeding paragraph), is less than the sum, without duplication, of:

     (a) 50% of the Consolidated Net Income of Jarden for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing after the date of the indenture to the end of Jarden's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus

     (b) 100% of the aggregate net cash proceeds received by Jarden since the date of the

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

     indenture as a contribution to its common equity capital or from the issue or sale of Equity Interests of Jarden (other than Disqualified Stock) or from the issue or sale of convertible or exchangeable Disqualified Stock or convertible or exchangeable debt securities of Jarden that have been converted into or exchanged for such Equity Interests (other than Equity Interests (or Disqualified Stock or debt securities) sold to a Subsidiary of Jarden), plus

     (c) with respect to Restricted Investments made by Jarden and its Restricted Subsidiaries after the date of the indenture, an amount equal to the net reduction in such Restricted Investments resulting from payments of interest on Indebtedness, dividends, repayments of loans or advances or other transfers of assets, in each case to Jarden or any such Restricted Subsidiary from any such Investment, or from the net cash proceeds from the sale of any such Investment, or from a redesignation of an Unrestricted Subsidiary to a Restricted Subsidiary, but only if and to the extent such amounts are not included in the calculation of Consolidated Net Income and not to exceed the amount of the Restricted Investment previously made by Jarden or any Restricted Subsidiary in such Person or Unrestricted Subsidiary; provided that any amounts in excess of the amount of the Restricted Investment previously made may be included in the calculation of Consolidated Net Income otherwise available under clause (a), plus;

     (d) $5.0 million.

     So long as no Default has occurred and is continuing or would be caused thereby, the preceding provisions will not prohibit:

     (1) the payment of any dividend within 60 days after the date of declaration of the dividend, if at the date of declaration the dividend payment would have complied with the provisions of the indenture;

     (2) the redemption, repurchase, retirement, defeasance or other acquisition of any subordinated Indebtedness of Jarden or any Guarantor or of any Equity Interests of Jarden in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary of Jarden) of, Equity Interests of Jarden (other than Disqualified Stock); provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition will be excluded from clause (3)(b) of the preceding paragraph;

     (3) the defeasance, redemption, repurchase or other acquisition of subordinated Indebtedness of Jarden or any Guarantor in exchange for, or out of the net cash proceeds received from, the substantially concurrent sale of Permitted Refinancing Indebtedness;

     (4) the payment of any dividend by a Restricted Subsidiary of Jarden to the holders of its Equity Interests on a pro rata basis and the redemption, purchase, cancellation or other retirement of Equity Interests in a Restricted Subsidiary held by any Person other than Jarden or a Subsidiary of Jarden;

     (5) the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of Jarden or any Restricted Subsidiary of Jarden held by any member of Jarden's (or any of its Restricted Subsidiaries') management pursuant to any management equity subscription agreement, stock option agreement or similar agreement; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests may not exceed $1.0 million in any twelve-month period and $5.0 million in the aggregate; and

     (6) prepayments on the subordinated seller note due 2004 in accordance with its terms as in effect on the date of the indenture.

     The amount of all Restricted Payments (other than cash) will be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by Jarden or such Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any assets or securities that are required to be valued by this covenant will be determined by the Board of Directors whose resolution with respect thereto will be delivered to the trustee. The Board of Directors' determination must be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing if the fair market value exceeds $1.0 million. Not later than the date of making any Restricted Payment, Jarden will deliver to the trustee an officers' certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this "Restricted Payments" covenant were computed, together with a copy of any fairness opinion or appraisal required by the indenture.

Incurrence Of Indebtedness And Issuance Of Preferred Stock

     Jarden will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired Debt), and Jarden will not permit any of its Restricted Subsidiaries to issue any shares of preferred stock; provided, however, that Jarden may incur Indebtedness (including Acquired Debt), and Jarden's Restricted Subsidiaries may incur Indebtedness or issue preferred stock, if the Fixed Charge Coverage Ratio for Jarden's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such preferred stock is issued would have been at least 2.0 to 1, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or the preferred stock had been issued, as the case may be, at the beginning of such four-quarter period.

     The first paragraph of this covenant will not prohibit the incurrence of any of the following items of Indebtedness (collectively, "Permitted Debt"):

     (1) the incurrence by Jarden and any of its Restricted Subsidiaries of Indebtedness and letters of credit under the New Senior Credit Facility in an aggregate principal amount at any one time outstanding under this clause (1) (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of Jarden and its Restricted Subsidiaries thereunder) not to exceed $100.0 million less the aggregate amount of all commitment reductions with respect to any revolving credit borrowings that have been made by Jarden or any of its Restricted Subsidiaries since the date of the indenture;

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

     (2) the incurrence by Jarden and its Restricted Subsidiaries of Existing Indebtedness;

     (3) the incurrence by Jarden and the Guarantors of Indebtedness represented by the notes and the related Subsidiary Guarantees to be issued on the date of the indenture and the exchange notes and the related Subsidiary Guarantees to be issued pursuant to the registration rights agreement;

     (4) the incurrence by Jarden or any of its Restricted Subsidiaries of Indebtedness of Tilia assumed as part of the Acquisition; provided that such Indebtedness was not incurred in connection with or in contemplation of the Acquisition;

     (5) the incurrence by Jarden or any of its Restricted Subsidiaries of Indebtedness in an amount not to exceed $15.0 million pursuant to promissory notes issued to the shareholders of Tilia in payment of a portion of the consideration for the Acquisition; provided that such Indebtedness is subordinated to the notes to at least the same extent as the notes are subordinated to Senior Debt;

     (6) the incurrence by Jarden or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in the business of Jarden or such Restricted Subsidiary, in an aggregate principal amount, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (6), not to exceed $10.0 million at any time outstanding;

     (7) the incurrence by Jarden or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace Indebtedness (other than intercompany Indebtedness) that was permitted by the indenture to be incurred under the first paragraph of this covenant or clauses (2), (3), (4), (5),
   (6), (7) or (12) of this paragraph;

     (8) the incurrence by Jarden or any of its Restricted Subsidiaries of intercompany Indebtedness between or among Jarden and any of its Subsidiaries; provided, however, that:

         (a) if Jarden or any Guarantor is the obligor on such Indebtedness, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all Obligations with respect to the notes, in the case of Jarden, or the Subsidiary Guarantee, in the case of a Guarantor; and

         (b) (i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than Jarden or a Restricted Subsidiary of Jarden and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either Jarden or a Restricted Subsidiary of Jarden; will be deemed, in each case, to constitute an incurrence of such Indebtedness by Jarden or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (8);

     (9) the incurrence by Jarden or any of its Restricted Subsidiaries of Hedging Obligations that are incurred for the purpose of fixing, swapping or hedging interest rate risk with respect to any Indebtedness that is permitted by the terms of the indenture to be outstanding;

     (10) the guarantee by Jarden or any of its Restricted Subsidiaries of Indebtedness of Jarden or a Restricted Subsidiary of Jarden that was permitted to be incurred by another provision of this covenant;

     (11) the accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock for purposes of this covenant; provided, in each such case, that the amount thereof is included in Fixed Charges of Jarden as accrued; and

     (12) the incurrence by Jarden or any of its Restricted Subsidiaries of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (12), not to exceed $25.0 million.

     For purposes of determining compliance with this "Incurrence of Indebtedness and Issuance of Preferred Stock" covenant, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (12) above, or is entitled to be incurred pursuant to the first paragraph of this covenant, Jarden will be permitted to classify such item of Indebtedness on the date of its incurrence, or later reclassify all or a portion of such item of Indebtedness, in any manner that complies with this covenant. Indebtedness under the New Senior Credit Facility outstanding on the date on which notes are first issued and authenticated under the indenture will be deemed to have been incurred on such date in reliance on the exception provided by clause
   (1) of the definition of Permitted Debt.

No Layering of Debt

     Jarden will not incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is subordinate or junior in right of payment to any Senior Debt of Jarden and senior in any respect in right of payment to the notes. No Guarantor will incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is subordinate or junior in right of payment to the Senior Debt of such Guarantor and senior in any respect in right of payment to such Guarantor's Subsidiary Guarantee.

Liens

     Jarden will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien of any kind securing Indebtedness for money borrowed on any asset now owned or hereafter acquired, except Permitted Liens.

Dividend and Other Payment Restrictions Affecting Subsidiaries

     Jarden will not, and will not permit any of its Restricted Subsidiaries to, directly or

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     indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

     (1) pay dividends or make any other distributions on its Capital Stock to Jarden or any of its Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any indebtedness owed to Jarden or any of its Restricted Subsidiaries;

     (2) make loans or advances to Jarden or any of its Restricted Subsidiaries; or

     (3) transfer any of its properties or assets to Jarden or any of its Restricted Subsidiaries.

   However, the preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:

     (1) agreements governing Existing Indebtedness and the New Senior Credit Facility as in effect on the date of the indenture and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of those agreements; provided that the amendments, modifications, restatements, renewals, increases, supplements, refundings, replacement or refinancings are no more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in those agreements on the date of the indenture;

     (2) the indenture, the notes and the Subsidiary Guarantees;

     (3) applicable law;

     (4) any instrument governing Indebtedness or Capital Stock of a Person acquired by Jarden or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness or Capital Stock was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired; provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of the indenture to be incurred;

     (5) customary non-assignment provisions in leases, licenses and other agreements entered into in the ordinary course of business and consistent with past practices;

     (6) purchase money obligations for property acquired in the ordinary course of business that impose restrictions on that property of the nature described in clause (3) of the preceding paragraph;

     (7) any agreement for the sale or other disposition of a Restricted Subsidiary that restricts distributions by that Restricted Subsidiary pending its sale or other disposition;

     (8) Permitted Refinancing Indebtedness; provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being

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   refinanced;

     (9) Liens securing Indebtedness otherwise permitted to be incurred under the provisions of the covenant described above under the caption "--Liens" that limit the right of the debtor to dispose of the assets subject to such liens;

     (10) provisions with respect to the disposition or distribution of assets or property in joint venture agreements, asset sale agreements, stock sale agreements and other similar agreements entered into in the ordinary course of business; and

     (11) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business.

Merger, Consolidation or Sale of Assets

     Jarden may not, directly or indirectly: (1) consolidate or merge with or into another Person (whether or not Jarden is the surviving corporation); or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of Jarden and its Subsidiaries taken as a whole, in one or more related transactions, to another Person; unless:

     (1) either: (a) Jarden is the surviving corporation; or (b) the Person formed by or surviving any such consolidation or merger (if other than Jarden) or to which such sale, assignment, transfer, conveyance or other disposition has been made is a corporation organized or existing under the laws of the United States, any state of the United States or the District of Columbia;

     (2) the Person formed by or surviving any such consolidation or merger (if other than Jarden) or the Person to which such sale, assignment, transfer, conveyance or other disposition has been made assumes all the obligations of Jarden under the notes, the indenture and the registration rights agreement pursuant to agreements reasonably satisfactory to the trustee;

     (3) immediately after such transaction, no Default or Event of Default exists; and

     (4) Jarden or the Person formed by or surviving any such consolidation or merger (if other than Jarden), or to which such sale, assignment, transfer, conveyance or other disposition has been made will, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described above under the caption "--Incurrence of Indebtedness and Issuance of Preferred Stock."

     In addition, Jarden may not, directly or indirectly, lease all or substantially all of its properties or assets, in one or more related transactions, to any other Person. This "Merger, Consolidation or Sale of Assets" covenant will not apply to a sale, assignment, transfer, conveyance or other disposition of assets between or among Jarden and any of its Restricted Subsidiaries that are Guarantors.

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Transactions With Affiliates

     Jarden will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each, an "Affiliate Transaction"), unless:

     (1) the Affiliate Transaction is on terms that are no less favorable to Jarden or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by Jarden or such Restricted Subsidiary with an unrelated Person; and

     (2) Jarden delivers to the trustee:

     (a) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $1.0 million, a resolution of the Board of Directors set forth in an officers' certificate certifying that such Affiliate Transaction complies with this covenant and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors; and

     (b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $10.0 million, an opinion as to the fairness to Jarden of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.

     The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of the prior paragraph:

     (1) any employment or consulting agreement entered into by Jarden or any of its Restricted Subsidiaries in the ordinary course of business and consistent with the past practice of Jarden or such Restricted Subsidiary;

     (2) transactions between or among Jarden and/or its Restricted
   Subsidiaries;

     (3) transactions with a Person that is an Affiliate of Jarden solely because Jarden owns an Equity Interest in, or controls, such Person;

     (4) payment of reasonable fees and compensation to, and indemnity provided on behalf of, directors and officers of Jarden;

     (5) sales of Equity Interests (other than Disqualified Stock) to Affiliates of Jarden;

     (6) Restricted Payments that are permitted by the provisions of the indenture described above under the caption "--Restricted Payments";

     (7) transfers of accounts receivable and related assets to a Receivables Subsidiary in connection with a Qualified Receivables Transaction and the charging of fees and expenses in

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   the ordinary course of business in connection with such transfers; and

     (8) Permitted Investments.

Business Activities

     Jarden will not, and will not permit any of its Restricted Subsidiaries to, engage in any business activities other than in a Permitted Business.

Additional Subsidiary Guarantees

     If Jarden or any of its Subsidiaries acquires or creates a Domestic Subsidiary after the date of the indenture, then that newly acquired or created Domestic Subsidiary will become a Guarantor and execute a Subsidiary Guarantee and deliver an opinion of counsel satisfactory to the trustee within 30 days of the date on which it was acquired or created.

Designation of Restricted and Unrestricted Subsidiaries

     The Board of Directors may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if that designation would not cause a Default. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate fair market value of all outstanding Investments owned by Jarden and its Restricted Subsidiaries in the Subsidiary to be designated will be deemed to be an Investment made as of the time of the designation and will reduce the amount available for Restricted Payments under the first paragraph of the covenant described above under the caption "--Restricted Payments" or Permitted Investments, as determined by Jarden. That designation will only be permitted if the Investment would be permitted at that time and if the Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. Upon its designation as an Unrestricted Subsidiary, it will cease to be a Guarantor and its Subsidiary Guarantee will be released.

     The Board of Directors may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary if the redesignation would not cause a Default. If an Unrestricted Subsidiary is redesignated as a Restricted Subsidiary, an amount equal to the lesser of the aggregate fair market value of all outstanding Investments owned by Jarden and its Restricted Subsidiaries in the Subsidiary to be redesignated and the amount of all such Investments will be deemed to be recovered in cash as of the time of the redesignation and will increase the amounts available for (1) Restricted Payments under the first paragraph of the covenant described above under the caption "--Restricted Payments" and (2) Permitted Investments in proportion to the amount of Jarden's and its Restricted Subsidiaries' Investments in such Subsidiary that were Restricted Payments and Permitted Investments. Upon any such redesignation or other designation as a Restricted Subsidiary, such Subsidiary will become a Guarantor and execute a Subsidiary Guarantee.

Payments For Consent

     Jarden will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder of notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions

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

of the indenture or the notes unless such consideration is offered to be paid and is paid to all Holders of the notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

Reports

     Whether or not required by the Commission, so long as any notes are outstanding, Jarden will furnish to the Holders of notes, within the time periods specified in the Commission's rules and regulations (together with any extensions granted by the Commission):

     (1) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if Jarden were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report on the annual financial statements by Jarden's certified independent accountants; and

     (2) all current reports that would be required to be filed with the Commission on Form 8-K if Jarden were required to file such reports.

     If Jarden has designated any of its Subsidiaries as Unrestricted Subsidiaries, then the quarterly and annual financial information required by the preceding paragraph will include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in Management's Discussion and Analysis of Financial Condition and Results of Operations, of the financial condition and results of operations of Jarden and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of Jarden.

     In addition, following the consummation of the exchange offer contemplated by the registration rights agreement, whether or not required by the Commission, Jarden will file a copy of all of the information and reports referred to in clauses (1) and (2) above with the Commission for public availability (unless the Commission will not accept such a filing) within the time periods specified in the Commission's rules and regulations (together with any extensions granted by the Commission) and make such information available to securities analysts and prospective investors upon request. In addition, Jarden and the Guarantors have agreed that, for so long as any notes (other than new notes) remain outstanding, they will furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Amendment Of Subordinated Seller Notes

     Without the consent of the Holders of at least a majority in principal amount of notes then outstanding, Jarden will not agree to amend or modify the subordinated seller notes in any manner that would result in the subordinated seller notes not being subordinated to the notes to at least the same extent as the notes are subordinated to Senior Debt, or that would accelerate any payment of the subordinated seller notes or increase the interest rate on the subordinated seller notes.

EVENTS OF DEFAULT AND REMEDIES

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     Each of the following is an Event of Default:

     (1) default for 30 days in the payment when due of interest on, or Liquidated Damages with respect to, the notes, whether or not prohibited by the subordination provisions of the indenture;

     (2) default in payment when due of the principal of, or premium, if any, on the notes, whether or not prohibited by the subordination provisions of the indenture;

     (3) failure by Jarden or any of its Subsidiaries to comply with the provisions described under the captions "--Repurchase at the Option of Holders--Change of Control," "--Repurchase at the Option of Holders-- Asset Sales" (other than the requirement that the resolution of the Board of Directors pursuant to clause (2) of the first paragraph of such provision be set forth in an officers' certificate delivered to the trustee, with respect to which the Event of Default described in clause (5) of the paragraph will apply), or "--Certain Covenants--Merger, Consolidation or Sale of Assets";

     (4) failure by Jarden or any of its Subsidiaries to comply with the provisions described under the captions "--Certain Covenants--Restricted Payments" or "--Certain Covenants--Incurrence of Indebtedness and Issuance of Preferred Stock," and such failure continues for 30 days;

     (5) failure by Jarden or any of its Subsidiaries for 60 days after notice by the trustee or Holders of at least 25% in principal amount of the then outstanding notes to comply with any of the other agreements in the indenture;

     (6) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by Jarden or any of its Restricted Subsidiaries (or the payment of which is guaranteed by Jarden or any of its Restricted Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the date of the indenture, if that default:

         (a) is caused by a failure to pay principal of, or interest or premium, if any, on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default"); or

         (b) results in the acceleration of such Indebtedness prior to its express maturity,

and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $10.0 million or more;

     (7) failure by Jarden or any of its Restricted Subsidiaries to pay final judgments aggregating in excess of $10.0 million (to the extent not insured), which judgments are not paid, discharged or stayed for a period of 60 days;

     (8) except as permitted by the indenture, any Subsidiary Guarantee shall be held in any

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judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under its Subsidiary Guarantee; and

     (9) certain events of bankruptcy or insolvency described in the indenture with respect to Jarden, any Restricted Subsidiary that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary.

     In the case of an Event of Default arising from an event of bankruptcy or insolvency described in clause (9) above, all outstanding notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the trustee or the Holders of at least 25% in principal amount of the then outstanding notes may declare all the notes to be due and payable immediately.

     Holders of the notes may not enforce the indenture or the notes except as provided in the indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding notes may direct the trustee in its exercise of any trust or power. The trustee may withhold from Holders of the notes notice of any continuing Default or Event of Default if it determines that withholding notice is in their interest, except a Default or Event of Default relating to the payment of principal (including redemption or purchase price) or interest or Liquidated Damages.

     The Holders of a majority in aggregate principal amount of the notes then outstanding by notice to the trustee may on behalf of the Holders of all of the notes waive any existing Default or Event of Default and its consequences under the indenture except a continuing Default or Event of Default in the payment of interest or Liquidated Damages on, or the principal (including redemption or purchase price) of, the notes.

     In the case of any Event of Default occurring by reason of any willful action or inaction taken or not taken by or on behalf of Jarden with the intention of avoiding payment of the premium that Jarden would have had to pay if Jarden then had elected to redeem the notes pursuant to the optional redemption provisions of the indenture, an equivalent premium will also become and be immediately due and payable to the extent permitted by law upon the acceleration of the notes. If an Event of Default occurs prior to May 1, 2007, by reason of any willful action (or inaction) taken (or not taken) by or on behalf of Jarden with the intention of avoiding the prohibition on redemption of the notes prior to May 1, 2007, then the premium specified in the indenture will also become immediately due and payable to the extent permitted by law upon the acceleration of the notes.

     At any time after a declaration of acceleration under the indenture, but before a judgment or decree for payment of the money due has been obtained by the trustee, the Holders of a majority in aggregate principal amount of the outstanding notes, by written notice to Jarden and the trustee, may rescind such declaration and its consequences if: (i) Jarden has paid or deposited with the trustee a sum sufficient to pay (A) all overdue interest on all notes, (B) all unpaid principal of (and premium, if any, on) any outstanding notes that has become due, other than by such declaration of acceleration, and interest thereon at the rate borne by the notes, (C) to the extent that payment of such interest is lawful, interest upon overdue interest and overdue principal at the rate borne by the notes, and (D) all sums paid or advanced by the trustee under

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the indenture and the reasonable compensation, expenses, disbursements and advances of the trustee, its agents and counsel; and (ii) all Events of Default, other than the non-payment of amounts of principal of (or premium, if any, on), or interest on, the notes that have become due solely by such declaration of acceleration, have been cured or waived. No such rescission will affect any subsequent default or impair any right consequent thereon.

     Jarden is required to deliver to the trustee annually a statement regarding compliance with the indenture. Upon becoming aware of any Default or Event of Default, Jarden is required to deliver to the trustee a statement specifying such Default or Event of Default.

NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND STOCKHOLDERS

     No director, officer, employee, incorporator or stockholder of Jarden or any Guarantor, as such, will have any liability for any obligations of Jarden or the Guarantors under the notes, the indenture, the Subsidiary Guarantees, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of notes by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes. The waiver may not be effective to waive liabilities under the Federal securities laws.

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

     Jarden may, at its option and at any time, elect to have all of its obligations discharged with respect to the outstanding notes and all obligations of the Guarantors discharged with respect to their Subsidiary Guarantees ("Legal Defeasance") except for:

     o the rights of Holders of outstanding notes to receive payments in respect of the principal of, or interest or premium and Liquidated Damages, if any, on such notes when such payments are due from the trust referred to below;

     o Jarden's obligations with respect to the notes concerning issuing temporary notes, registration of notes, mutilated, destroyed, lost or stolen notes and the maintenance of an office or agency for payment and money for security payments held in trust;

     o the rights, powers, trusts, duties and immunities of the trustee, and Jarden's and the Guarantors' obligations in connection therewith; and

     o   the Legal Defeasance provisions of the indenture.

     In addition, Jarden may, at its option and at any time, elect to have the obligations of Jarden and the Guarantors released with respect to certain covenants (including its obligation to make Change of Control Offers and Asset Sale Offers) that are described in the indenture ("Covenant Defeasance") and thereafter any omission to comply with those covenants will not constitute a Default or Event of Default with respect to the notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under "--Events of Default and Remedies" will no longer constitute an Event of Default with respect to the notes.

     In order to exercise either Legal Defeasance or Covenant Defeasance:

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

     o Jarden must irrevocably deposit with the trustee, in trust, for the benefit of the Holders of the notes, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, and interest and premium and Liquidated Damages, if any, on the outstanding notes on the stated maturity or on the applicable redemption date, as the case may be, and Jarden must specify whether the notes are being defeased to maturity or to a particular redemption date;

     o in the case of Legal Defeasance, Jarden has delivered to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that

         o Jarden has received from, or there has been published by, the Internal Revenue Service a ruling; or

         o since the date of the indenture, there has been a change in the applicable Federal income tax law,

         in either case to the effect that, and based thereon such opinion of counsel will confirm that, the Holders of the outstanding notes will not recognize income, gain or loss for Federal income tax purposes as a result of such Legal Defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

     o in the case of Covenant Defeasance, Jarden has delivered to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that the Holders of the outstanding notes will not recognize income, gain or loss for Federal income tax purposes as a result of such Covenant Defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

     o no Default or Event of Default has occurred and is continuing on the date of such deposit and after giving effect thereto;

     o such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than the indenture) to which Jarden or any of its Subsidiaries is a party or by which Jarden or any of its Subsidiaries is bound;

     o Jarden must deliver to the trustee an officers' certificate stating that the deposit was not made by Jarden with the intent of preferring the Holders of notes over the other creditors of Jarden with the intent of defeating, hindering, delaying or defrauding creditors of Jarden or others; and

     o Jarden must deliver to the trustee an officers' certificate and an opinion of counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

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AMENDMENT, SUPPLEMENT AND WAIVER

     Except as provided in the next three succeeding paragraphs, the indenture and the notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes), and any existing default or compliance with any provision of the indenture or the notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes).

     Without the consent of each Holder affected, an amendment or waiver may not (with respect to any notes held by a non-consenting Holder):

     o reduce the principal amount of notes whose Holders must consent to an amendment, supplement or waiver;

     o reduce the principal of or change the fixed maturity of any note or alter the provisions with respect to the redemption of the notes (other than provisions relating to the covenants described above under the caption "--Repurchase at the Option of Holders");

     o reduce the rate of or change the time for payment of interest on any note;

     o waive a Default or Event of Default in the payment of principal (including redemption or purchase price) of, or interest or premium, or Liquidated Damages, if any, on the notes (except a rescission of acceleration of the notes by the Holders of at least a majority in aggregate principal amount of the notes and a waiver of the payment default that resulted from such acceleration);

     o   make any note payable in money other than that stated in the notes;

     o make any change in the provisions of the indenture relating to waivers of past Defaults or the rights of Holders of notes to receive payments of principal of, or interest or premium or Liquidated Damages, if any, on the notes;

     o waive a redemption payment with respect to any note (other than a payment required by one of the covenants described above under the caption "--Repurchase at the Option of Holders");

     o release any Guarantor from any of its obligations under its Subsidiary Guarantee or the indenture, except in accordance with the terms of the indenture; or

     o   make any change in the preceding amendment and waiver provisions.

         In addition, any amendment to, or waiver of, the provisions of the indenture relating to subordination that adversely affects the rights of the Holders of the notes will require the consent

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of the Holders of at least 75% in aggregate principal amount of notes then outstanding.

     Notwithstanding the preceding, without the consent of any Holder of notes, Jarden, the Guarantors and the trustee may amend or supplement the indenture or the notes:

     o   to cure any ambiguity, defect or inconsistency;

     o to provide for uncertificated notes in addition to or in place of certificated notes;

     o to provide for the assumption of Jarden's obligations to Holders of notes in the case of a merger or consolidation or sale of all or substantially all of Jarden's assets;

     o to make any change that would provide any additional rights or benefits to the Holders of notes or that does not adversely affect the legal rights under the indenture of any such Holder; or

     o to comply with requirements of the Commission in order to effect or maintain the qualification of the indenture under the Trust Indenture Act.

SATISFACTION AND DISCHARGE

     The indenture will be discharged and will cease to be of further effect as to all notes issued thereunder, when:

     o   either:

         o all notes that have been authenticated, except lost, stolen or destroyed notes that have been replaced or paid and notes for whose payment money has been deposited in trust and thereafter repaid to Jarden, have been delivered to the trustee for cancellation; or

         o all notes that have not been delivered to the trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable within one year and Jarden or any Guarantor has irrevocably deposited or caused to be deposited with the trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the notes not delivered to the trustee for cancellation for principal, premium and Liquidated Damages, if any, and accrued interest to the date of maturity or redemption;

     o no Default or Event of Default has occurred and is continuing on the date of the deposit or will occur as a result of the deposit and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which Jarden or any Guarantor is a party or by which Jarden or any Guarantor is bound;

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     o   Jarden or any Guarantor has paid or caused to be paid all sums payable by it under the indenture; and

     o Jarden has delivered irrevocable instructions to the trustee under the indenture to apply the deposited money toward the payment of the notes at maturity or the redemption date, as the case may be.

     In addition, Jarden must deliver an officers' certificate and an opinion of counsel to the trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

CONCERNING THE TRUSTEE

     If the trustee becomes a creditor of Jarden or any Guarantor, the indenture limits its right to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue or resign.

     The Holders of a majority in principal amount of the then outstanding notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee, subject to certain exceptions. The indenture provides that in case an Event of Default occurs and is continuing, the trustee will be required, in the exercise of its power, to use the degree of care of a prudent person in the conduct of his own affairs. Subject to such provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any Holder of notes, unless such Holder has offered to the trustee security and indemnity satisfactory to it against any loss, liability or expense.

BOOK-ENTRY, DELIVERY AND FORM

     The new notes will be represented by one or more permanent global certificates in definitive, fully registered form without interest coupons (the "Global Notes"). The Global Notes will be deposited upon issuance with the Trustee as custodian for The Depository Trust Company ("DTC"), in New York, New York, and registered in the name of DTC or its nominee for credit to an account of a direct or indirect participant in DTC as described below.

     Except as set forth below, the Global Notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Notes may not be exchanged for new notes in certificated form except in the limited circumstances described below. See "-Exchange of Book-Entry Notes for Certificated Notes".

     Transfer of beneficial interests in the Global Notes will be subject to the applicable rules and procedures of DTC and its direct or indirect participants (including, if applicable, those of the Euroclear System ("Euroclear") and Clearstream Banking societe anonyme ("Clearstream")), which may change from time to time.

DEPOSITORY PROCEDURES

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     DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the "Participants") and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers (including the initial purchasers), banks, trust companies, clearing corporations and certain other organizations. Access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the "Indirect Participants"). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests and transfer of ownership interests of each actual purchaser of each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

     Pursuant to procedures established by DTC:

     o upon deposit of the Global Notes, DTC will credit the accounts of Participants designated by the initial purchasers with portions of the principal amount of the Global Notes; and

     o ownership of such interests in the Global Notes will be maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interests in the Global Notes).

     Investors in the Global Notes may hold their interests therein directly through DTC, if they are Participants in such system, or indirectly through organizations (including Euroclear and Clearstream) which are Participants in such system.

     All interests in a Global Note, including those held through Euroclear or Clearstream, will be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Clearstream will also be subject to the procedures and requirements of these systems. The laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Note to such persons will be limited to that extent. Because DTC can act only on behalf of Participants, which in turn act on behalf of Indirect Participants, the ability of a person having beneficial interests in a Global Note to pledge such interests to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests. For certain other restrictions on the transferability of the new notes, see "-Exchange of Book-Entry Notes for Certificated Notes".

     Except as described below, owners of interests in the Global Notes will not have new notes registered in their names, will not receive physical delivery of new notes in certificated form and will not be considered the registered owners or holders thereof under the indenture for any purpose.

     Payments in respect of the principal of and premium, if any, and interest on a Global Note registered in the name of DTC or its nominee will be payable by the Trustee to DTC in its capacity as the registered holder under the Indenture. Jarden and the Trustee will treat the

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persons in whose names the new notes, including the Global Notes, are registered as the owners thereof for the purpose of receiving such payments and for any and all other purposes whatsoever. Consequently, neither Jarden, the Trustee nor any agent of Jarden or the Trustee has or will have any responsibility or liability for:

     o any aspect of DTC's records or any Participant's or Indirect Participant's records relating to or payment made on account of beneficial ownership interests in the Global Notes, or for maintaining, supervising or reviewing any of DTC's records or any Participant's or Indirect Participant's records relating to the beneficial ownership interests in the Global Notes; or

     o any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.

     DTC has advised Jarden that its current practice, upon receipt of any payment in respect of securities such as the new notes (including principal and interest), is to credit the accounts of the relevant Participants with the payment on the payment date, in amounts proportionate to their respective holdings in the principal amount of beneficial interests in the relevant security as shown on the records of DTC unless DTC has reason to believe it will not receive payment on such payment date. Payments by the Participants and the Indirect Participants to the beneficial owners of new notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the Trustee or Jarden. Neither Jarden nor the Trustee will be liable for any delay by DTC or any of its Participants in identifying the beneficial owners of the new notes, and Jarden and the Trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

     Except for trades involving only Euroclear and Clearstream participants, interests in the Global Notes are expected to be eligible to trade in DTC's Same-Day Funds Settlement System and secondary market trading activity in such interests will therefore settle in immediately available funds, subject in all cases to the rules and procedures of DTC and its Participants.

     Transfers between Participants in DTC will be effected in accordance with DTC's procedures, and will be settled in same-day funds, and transfers between participants in Euroclear and Clearstream will be affected in the ordinary way in accordance with their respective rules and operating procedures.

     Cross-market transfers between the Participants in DTC, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC 's rules on behalf of Euroclear and Clearstream, as the case may be, by their depositories. Cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in that system in accordance with the rules and procedures and within the established deadlines (Brussels time) of that system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositories to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant Global Note in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear

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and Clearstream participants may not deliver instructions directly to the depositories for Euroclear or Clearstream.

     Because of time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in a Global Note from a Participant in DTC will be credited and reported to the relevant Euroclear or Clearstream participant, during the securities settlement processing day (which must be a business day for Euroclear and Clearstream) immediately following the settlement date of DTC. DTC has advised Jarden that cash received in Euroclear or Clearstream as a result of sales of interests in a Global Note by or through a Euroclear or Clearstream participant to a Participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day of Euroclear or Clearstream following DTC's settlement date.

     DTC has advised Jarden that it will take any action permitted to be taken by a Holder of new notes only at the direction of one or more Participants to whose account with DTC interests in the Global Notes are credited and only in respect of such portion of the aggregate principal amount of the new notes as to which such Participant or Participants has or have given such direction. If there is an Event of Default under the new notes, DTC reserves the right to exchange the Global Notes for legended new notes in certificated form, and to distribute the new notes to its Participants.

     Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures to facilitate transfers of interests in the Global Notes among participants in DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to perform such procedures, and the procedures may be discontinued at any time. Neither Jarden nor the Trustee will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective Participants or Indirect Participants of their respective obligations under the rules and procedures governing their operations.

     According to DTC, the foregoing information with respect to DTC has been provided for informational purposes only and is not intended to serve as a representation, warranty, or contract modification of any kind.

     The information in this section concerning DTC, Euroclear and Clearstream and their book-entry systems has been obtained from sources that Jarden believes to be reliable.

EXCHANGE OF BOOK-ENTRY NOTES FOR CERTIFICATED NOTES

     A Global Note is exchangeable for new notes in registered certificated form ("Certificated Notes") if:

     o DTC (a) notifies Jarden that it is unwilling or unable to continue as depositary for the Global Notes or (b) has ceased to be a clearing agency registered under the Exchange Act and, in either case, Jarden fails to appoint a successor depositary;

     o Jarden, at its option, notifies the trustee in writing that it elects to cause the issuance of the Certificated Notes; or

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

     o there has occurred and is continuing a Default or Event of Default with respect to the notes.

     In addition, beneficial interests in a Global Note may be exchanged for Certificated Notes upon prior written notice given to the trustee by or on behalf of DTC in accordance with the indenture. In all cases, Certificated Notes delivered in exchange for any Global Note or beneficial interests in Global Notes will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures).

EXCHANGE OF CERTIFICATED NOTES FOR GLOBAL NOTES

     Certificated Notes may not be exchanged for beneficial interests in any Global Note unless the transferor first delivers to the trustee a written certificate (in the form provided in the indenture) to the effect that such transfer will comply with the appropriate transfer restrictions, if any, applicable to such notes.

CERTAIN DEFINITIONS

     Set forth below are certain defined terms used in the indenture. Reference is made to the indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

     "Acquired Debt" means, with respect to any specified Person:

     (1) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Subsidiary of, such specified Person; and

     (2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

     Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control," as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the Voting Stock of a Person will be deemed to be control. For purposes of this definition, the terms "controlling," "controlled by" and "under common control with" have correlative meanings.

     "Asset Sale" means:

     (1) the sale, lease, conveyance or other disposition of any assets or rights, other than sales of inventory and accounts receivable in the ordinary course of business consistent with past practices; provided that the sale, conveyance or other

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

         disposition of all or substantially all of the assets of Jarden and its Subsidiaries taken as a whole will be governed by the provisions of the indenture described above under the caption "--Repurchase at the Option of Holders--Change of Control" and/or the provisions described above under the caption "--Certain Covenants--Merger, Consolidation or Sale of Assets" and not by the provisions of the Asset Sale covenant; and

     (2) the issuance of Equity Interests by any of Jarden's Restricted Subsidiaries or the sale of Equity Interests in any of its Restricted Subsidiaries.

     Notwithstanding the preceding, none of the following items will be deemed to be an Asset Sale:

     (1) any single transaction or series of related transactions that involves assets having a fair market value of less than $1.0 million;

     (2) a transfer of assets between or among Jarden and its Subsidiaries,

     (3) an issuance of Equity Interests by a Subsidiary to Jarden or to another Subsidiary;

     (4) the sale or lease of equipment, inventory, accounts receivable or other assets in the ordinary course of business;

     (5) the sale or other disposition of cash or Cash Equivalents or Government Securities;

     (6) transfers of accounts receivable and related assets by Jarden or any of its Restricted Subsidiaries to a Receivables Subsidiary in connection with a Qualified Receivables Transaction; and

     (7) a Restricted Payment or Permitted Investment that is permitted by the covenant described above under the caption "--Certain
         Covenants--Restricted Payments."

     "Beneficial Owner" has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular "person" (as that term is used in Section 13(d)(3) of the Exchange Act), such "person" will be deemed to have beneficial ownership of all securities that such "person" has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The terms "Beneficially Owns" and "Beneficially Owned" have a corresponding meaning.

     "Board of Directors" means:

     (1) with respect to a corporation, the board of directors of the corporation;

     (2) with respect to a partnership or limited liability company, the Board of Directors of the general partner or managing member of the partnership; and

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     (3) with respect to any other Person, the board or committee of such Person serving a similar function.

     "Capital Lease Obligation" means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP.

     "Capital Stock" means:

     (1) in the case of a corporation, corporate stock;

     (2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

     (3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

     (4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

     "Cash Equivalents" means:

     (1) United States dollars;

     (2) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of the United States government (provided that the full faith and credit of the United States is pledged in support of those securities) having maturities of not more than six months from the date of acquisition;

     (3) certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case, with any domestic commercial bank having capital and surplus in excess of $500.0 million and a Thomson Bank Watch Rating of "B" or better;

     (4) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

     (5) commercial paper having the highest rating obtainable from Moody's Investors Service, Inc. or Standard & Poor's Rating Services and in each case maturing within six months after the date of acquisition; and

     (6) money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (5) of this definition.

     "Change of Control" means the occurrence of any of the following:

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     (1) the direct or indirect sale, transfer, conveyance or other disposition
     (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of Jarden and its Restricted Subsidiaries taken as a whole to any "person" (as that term is used in Section 13(d)(3) of the Exchange Act) other than a Permitted Holder;

     (2) the adoption of a plan relating to the liquidation or dissolution of Jarden;

     (3) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" (as defined above), other than a Permitted Holder, becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of Jarden, measured by voting power rather than number of shares; or

     (4) the first day on which a majority of the members of the Board of Directors of Jarden are not Continuing Directors.

     "Consolidated Cash Flow" means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period, plus (without duplication):

     (1) an amount equal to any extraordinary loss plus any net loss realized by such Person or any of its Restricted Subsidiaries in connection with an Asset Sale, to the extent such losses were deducted in computing such Consolidated Net Income;

     (2) provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income;

     (3) consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued and whether or not capitalized (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations), to the extent that any such expense was deducted in computing such Consolidated Net Income;

     (4) depreciation, amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income; and

     (5) the net adjustment to EBITDA to calculate adjusted EBITDA on a pro forma basis

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     for the year ended December 31, 2001;

minus non-cash items increasing such Consolidated Net Income for such period, other than any items that represent the reversal of any accrual of, or cash reserve for, anticipated cash charges in any prior period, in each case, on a consolidated basis and determined in accordance with GAAP.

     Notwithstanding the preceding, the provision for taxes based on the income or profits, depreciation and amortization and other non-cash expenses, and net adjustment to EBITDA of a Subsidiary of Jarden will be added to Consolidated Net Income to compute Consolidated Cash Flow of Jarden only to the extent that a corresponding amount would be permitted at the date of determination to be dividended to Jarden by such Subsidiary without prior governmental approval (that has not been obtained), and without direct or indirect restriction pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Subsidiary or its stockholders.

     "Consolidated Net Income" means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that:

     (1) the Net Income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting will be included only to the extent of the amount of dividends or distributions paid in cash to the specified Person or a Restricted Subsidiary of the Person;

     (2) the Net Income of any Restricted Subsidiary will be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders;

     (3) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition will be excluded; and

     (4) the cumulative effect of a change in accounting principles will be excluded.

     "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of Jarden who:

     (1) was a member of such Board of Directors on the date of the indenture;
     or

     (2) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

     "Default" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

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     "Designated Senior Debt" means:

     (1) any Indebtedness outstanding under the New Senior Credit Facility; and

     (2) after payment in full of all Obligations under the New Senior Credit Facility, any other Senior Debt permitted under the indenture the outstanding principal amount of which is $25.0 million or more and that has been designated by Jarden as "Designated Senior Debt."

     "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 91 days after the date on which the notes mature. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require Jarden to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale will not constitute Disqualified Stock if the terms of such Capital Stock provide that Jarden may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with the covenant described above under the caption "--Certain Covenants--Restricted Payments."

     "Domestic Subsidiary" means any Restricted Subsidiary of Jarden that was formed under the laws of the United States or any state of the United States or the District of Columbia or that guarantees or otherwise provides direct credit support for any Indebtedness of Jarden.

     "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

     "Existing Indebtedness" means Indebtedness of Jarden and its Subsidiaries (other than Indebtedness under the New Senior Credit Facility) in existence on the date of the indenture, until such amounts are repaid.

     "Family" shall mean, with respect to any Person, (i) the current and former spouses of such Person and (ii) the ancestors, siblings and descendants, whether by blood or adoption, of such Person.

     "Fixed Charge Coverage Ratio" means with respect to any specified Person for any period, the ratio of the Consolidated Cash Flow of such Person and its Restricted Subsidiaries for such period to the Fixed Charges of such Person and its Restricted Subsidiaries for such period. In the event that the specified Person or any of its Restricted Subsidiaries incurs, assumes, Guarantees, repays, repurchases or redeems any Indebtedness (other than ordinary working capital borrowings) or issues, repurchases or redeems preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio will be

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calculated giving pro forma effect to such incurrence, assumption, Guarantee, repayment, repurchase or redemption of Indebtedness, or such issuance, repurchase or redemption of preferred stock, and the use of the proceeds therefrom as if the same had occurred at the beginning of the applicable four-quarter reference period.

     In addition, for purposes of calculating the Fixed Charge Coverage Ratio:

     (1) acquisitions that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date will be given pro forma effect as if they had occurred on the first day of the four-quarter reference period and Consolidated Cash Flow for such reference period will be calculated on a pro forma basis in accordance with Regulation S-X under the Securities Act, but without giving effect to clause (3) of the proviso set forth in the definition of Consolidated Net Income;

     (2) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, will be excluded; and

     (3) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, will be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified Person or any of its Restricted Subsidiaries following the Calculation Date.

     "Fixed Charges" means, with respect to any specified Person for any period, the sum, without duplication, of:

     (1) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued, including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations; plus

     (2) the consolidated interest of such Person and its Restricted Subsidiaries that was capitalized during such period; plus

     (3) any interest expense on Indebtedness of another Person that is Guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries, whether or not such Guarantee or Lien is called upon; plus

     (4) the product of (a) all dividends, whether paid or accrued and whether or not in cash, on any Disqualified Stock of such Person or any preferred stock of its Restricted Subsidiaries, other than dividends payable solely in Equity Interests (other than

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     Disqualified Stock) of Jarden or to Jarden or a Restricted Subsidiary of
     Jarden, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined marginal Federal, state and local income tax rate of such Person (taking into account the deductibility of state and local taxes for Federal income tax purposes), expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.

     "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time.

     "Guarantee" means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness.

     "Guarantors" means each of:

     (1) each of Jarden's direct and indirect Domestic Subsidiaries existing on the date of the indenture; and

     (2) any other Subsidiary that executes a Subsidiary Guarantee in accordance with the provisions of the indenture;

and their respective successors and assigns.

     "Hedging Obligations" means, with respect to any specified Person, the obligations of such Person under:

     (1) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements; and

     (2) other agreements or arrangements designed to protect such Person against fluctuations in interest rates.

     "Indebtedness" means, with respect to any specified Person, any indebtedness of such Person, whether or not contingent:

     (1) in respect of borrowed money;

     (2) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

     (3) in respect of banker's acceptances;

     (4) representing Capital Lease Obligations;

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     (5) representing the balance deferred and unpaid of the purchase price of any property, except any such balance that constitutes an accrued expense or trade payable; or

     (6) representing any Hedging Obligations,

if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term "Indebtedness" includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person.

     The amount of any Indebtedness outstanding as of any date will be:

     (1) the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount;

     (2) the principal amount of the Indebtedness, together with any interest on the Indebtedness that is more than 30 days past due, in the case of any other Indebtedness;

     (3) the lesser of the Indebtedness and the fair market value of the collateral asset, in the case of any Indebtedness of others secured by a Lien on any asset of the specified Person; and

     (4) the lesser of the primary Indebtedness and any stated limit on recourse under the Guarantee, in the case of Indebtedness of others secured by a Guarantee of the specified Person.

     "Investments" means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees or other obligations), advances or capital contributions (excluding commission, travel and similar advances to directors, officers, employees and consultants made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If Jarden or any Subsidiary of Jarden sells or otherwise disposes of any Equity Interests of any direct or indirect Subsidiary of Jarden such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of Jarden, Jarden will be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of Jarden's Investments in such Subsidiary that were not sold or disposed of in an amount determined as provided in the final paragraph of the covenant described above under the caption "--Certain Covenants--Restricted Payments." The acquisition by Jarden or any of its Restricted Subsidiaries of a Person that holds an Investment in a third Person will be deemed to be an Investment by Jarden or such Restricted Subsidiary in such third Person in an amount equal to the fair market value of the Investments held by the acquired Person in such third Person in an amount determined as provided in the final paragraph of the covenant described above under the caption "--Certain Covenants--Restricted Payments," if the acquired Person becomes a Restricted Subsidiary as a result of such acquisition and such

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third Person does not become a Restricted Subsidiary as a result of such acquisition.

     "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in any asset.

     "Net Income" means, with respect to any specified Person, the net income
(loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however:

     (1) any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with: (a) any Asset Sale; or (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries; and

     (2) any extraordinary gain (but not loss), together with any related provision for taxes on such extraordinary gain (but not loss).

     "Net Proceeds" means the aggregate cash proceeds received by Jarden or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of (a) the direct costs relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result of the Asset Sale, (b) taxes paid or payable as a result of the Asset Sale, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, (c) amounts required to be applied to the repayment of Indebtedness, other than Senior Debt secured by a Lien on the asset or assets that were the subject of such Asset Sale, and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP, including pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, and (d) amounts required to be paid to any Person (other than Jarden or any Restricted Subsidiary) owning a beneficial interest in the assets that are subject to the Asset Sale.

     "New Senior Credit Facility" means (1) prior to the consummation of the Acquisition, Jarden's existing credit facility as in effect on the date of the indenture; and (2) following the consummation of the Acquisition, that certain Credit Agreement, dated as of the Closing Date, by and among Jarden, Bank of America, N.A., as administrative agent, Banc of America Securities LLC, as co-lead arranger, and CIBC World Markets Corp., as co-lead arranger, providing for $50.0 million of term loan borrowings and up to $50.0 million of revolving credit borrowings, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, amended and restated, supplemented, modified, renewed, refunded, replaced or refinanced from time to time.

     "Non-Recourse Debt" means Indebtedness:

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     (1) as to which neither Jarden nor any of its Restricted Subsidiaries (a)
     provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness) or (b) is directly or indirectly liable as a guarantor or otherwise;

     (2) no default with respect to which (including any rights that the holders of the Indebtedness may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness of Jarden or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment of the Indebtedness to be accelerated or payable prior to its stated maturity; and

     (3) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of Jarden or any of its Restricted Subsidiaries (other than Equity Interests in an Unrestricted Subsidiary).

     "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

     "Permitted Business" means any business in which Jarden and its Restricted Subsidiaries or Tilia were engaged on the date of the indenture, any other business in the consumer products industry, including without limitation food products, and any business reasonably related or complementary thereto.

     "Permitted Holder" means (i) Martin E. Franklin or Ian Ashken; (ii) any member of the Family of Martin E. Franklin or Ian Ashken; (iii) any conservatorship, custodianship or decedent's estate of any Person specified in the foregoing clause (i) or (ii); (iv) any trust established for the benefit of any Person specified in the foregoing clause (i) or (ii); or (v) any corporation, limited liability company, partnership or other entity, the controlling equity interests in which are held by or for the benefit of any one or more Person specified in the foregoing clause (i) or (ii).

     "Permitted Investments" means:

     (1) any Investment in Jarden or in a Restricted Subsidiary of Jarden;

     (2) any Investment in Cash Equivalents;

     (3) any Investment by Jarden or any Subsidiary of Jarden in a Person, if as a result of such Investment:

          (a) such Person becomes a Restricted Subsidiary of Jarden; or

          (b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, Jarden or a Restricted Subsidiary of Jarden;

     (4) any Investment made as a result of the receipt of non-cash consideration from an

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     Asset Sale that was made pursuant to and in compliance with the covenant described above under the caption "--Repurchase at the Option of Holders--Asset Sales";

     (5) any acquisition of assets solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of Jarden;

     (6) accounts receivable and any Investments received in compromise of obligations incurred in the ordinary course of trade creditors or customers that were incurred in the ordinary course of business, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer or upon foreclosure on any secured Investment;

     (7) Hedging Obligations;

     (8) other Investments in any Person having an aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (8) since the date of the indenture not to exceed $10.0 million in original amount at any time outstanding; and

     (9) Investments by Jarden or a Restricted Subsidiary of Jarden in a Receivables Subsidiary in connection with a Qualified Receivables Transaction.

     "Permitted Junior Securities" means:

     (1) Equity Interests in Jarden or any Guarantor or any successor to either of the foregoing; or

     (2) debt securities that are subordinated to all Senior Debt and any debt securities issued in exchange for Senior Debt to substantially the same extent as, or to a greater extent than, the notes and the Subsidiary Guarantees are subordinated to Senior Debt under the indenture.

     "Permitted Liens" means:

     (1) Liens on assets of Jarden and its Restricted Subsidiaries securing Senior Debt;

     (2) Liens in favor of Jarden and its Restricted Subsidiaries;

     (3) Liens on property of a Person existing at the time such Person is merged with or into or consolidated with Jarden or any Restricted Subsidiary of Jarden; provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with Jarden or the Restricted Subsidiary;

     (4) Liens on property existing at the time of acquisition of the property by Jarden or any Restricted Subsidiary of Jarden; provided that such Liens were in existence prior to the contemplation of such acquisition;

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     (5) Liens securing reimbursement obligations with respect to letters of credit and surety or performance bonds issued in the ordinary course of business;

     (6) Liens to secure Indebtedness (including Capital Lease Obligations) permitted by clause (6) of the second paragraph of the covenant entitled "--Certain Covenants--Incurrence of Indebtedness and Issuance of Preferred Stock" covering only the assets acquired with such Indebtedness;

     (7) Liens existing on the date of the indenture;

     (8) Liens on Equity Interests in Unrestricted Subsidiaries that secure Non-Recourse Debt; and

     (9) Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person's obligations in respect of bankers' acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods.

     "Permitted Refinancing Indebtedness" means any Indebtedness of Jarden or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of Jarden or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that:

     (1) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness extended, refinanced, renewed, replaced, defeased or refunded (plus all accrued interest on the Indebtedness and the amount of all expenses and premiums incurred in connection therewith, including consent fees);

     (2) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

     (3) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the notes or the Subsidiary Guarantees, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of the notes, and is subordinated in right of payment to, the notes or the Subsidiary Guarantees on terms at least as favorable to the Holders of notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and

     (4) such Indebtedness is incurred either by Jarden, by the Restricted Subsidiary that is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded or by any intermediate Restricted Subsidiary.

     "Person" means any individual, corporation, partnership, joint venture, association, joint-

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stock company, trust, unincorporated organization, limited liability company or government or other entity.

     "Public Equity Offering" means an offer and sale of Capital Stock (other than Disqualified Stock) of Jarden pursuant to a registration statement that has been declared effective by the Commission pursuant to the Securities Act (other than a registration statement on Form S-8 or otherwise relating to equity securities issuable under any employee benefit plan of Jarden).

     "Qualified Receivables Transaction" means any transaction or series of transactions that may be entered into by Jarden or any of its Restricted Subsidiaries pursuant to which Jarden or such Restricted Subsidiary may sell, convey or otherwise transfer to a Receivables Subsidiary accounts receivable (whether now existing or arising in the future) and any assets related thereto, including without limitation, all collateral securing such accounts receivable, all guarantees or other obligations in respect of such accounts receivable, proceeds of such accounts receivable and all other assets that are customarily transferred, or in respect of which security interests are customarily granted, in connection with an asset securitization transaction involving accounts receivable.

     "Receivables Subsidiary" means an Unrestricted Subsidiary of Jarden that engages in no activities other than in connection with financing of accounts receivable and that is designated by the Board of Directors of Jarden as a Receivables Subsidiary. For purposes of the foregoing and the definition of "Unrestricted Subsidiary," the making of Standard Securitization Undertakings by Jarden or any of its Restricted Subsidiaries shall not be deemed inconsistent with qualifying as an Unrestricted Subsidiary. Any such designation by the Board of Directors of Jarden shall be evidenced to the trustee by filing with the trustee a certified copy of the resolution of the Board of Directors of the issuer giving effect to such designation and an officers' certificate certifying, to the best of such officer's knowledge and belief after consulting with counsel, that such designation complied with the foregoing conditions.

     "Restricted Investment" means an Investment other than a Permitted Investment.

     "Restricted Subsidiary" of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

     "Senior Debt" means:

     (1) all Indebtedness of Jarden or any Guarantor outstanding under the New Senior Credit Facility and all Hedging Obligations with respect thereto;

     (2) any other Indebtedness of Jarden or any Guarantor permitted to be incurred under the terms of the indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is subordinated to any Senior Debt or on a parity with or subordinated in right of payment to the notes or any Subsidiary Guarantee; and

     (3) all Obligations with respect to the items listed in the preceding clauses (1) and (2).

     Notwithstanding anything to the contrary in the preceding, Senior Debt will not include:

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     (1) any liability for Federal, state, local or other taxes owed or owing;

     (2) any intercompany Indebtedness of Jarden or any of its Subsidiaries to Jarden or any of its Affiliates;

     (3) any trade payables;

     (4) the portion of any Indebtedness that is incurred in violation of the indenture; or

     (5) Indebtedness which, when incurred and without respect to any election under Section 1111(b) of Title 11, United States Code, is without recourse to Jarden or any Guarantor.

     "Significant Subsidiary" means any Restricted Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date hereof.

     "Standard Securitization Undertaking" means representations, warranties, covenants and indemnities entered into by Jarden or any Restricted Subsidiary of Jarden that are reasonably customary in accounts receivable transactions.

     "Stated Maturity" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

     "Subsidiary" means, with respect to any specified Person:

     (1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

     (2) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

     "Unrestricted Subsidiary" means any Subsidiary of Jarden that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a Board Resolution, but only to the extent that such Subsidiary:

     (1) has no Indebtedness other than Non-Recourse Debt;

     (2) is not party to any agreement, contract, arrangement or understanding with Jarden or any Restricted Subsidiary of Jarden unless the terms of any such agreement, contract,

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     arrangement or understanding are no less favorable to Jarden or such
     Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of Jarden;

     (3) is a Person with respect to which neither Jarden nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results;

     (4) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of Jarden or any of its Restricted Subsidiaries; and

     (5) has at least one director on its Board of Directors that is not a director or executive officer of Jarden or any of its Restricted Subsidiaries and has at least one executive officer that is not a director or executive officer of Jarden or any of its Restricted Subsidiaries.

     Any designation of a Subsidiary of Jarden as an Unrestricted Subsidiary will be evidenced to the trustee by filing with the trustee a certified copy of the Board Resolution giving effect to such designation and an officers' certificate certifying that such designation complied with the preceding conditions and was permitted by the covenant described above under the "--Certain Covenants--Restricted Payments." If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of the indenture and (i) will be deemed to be redesignated as a Restricted Subsidiary and (ii) any Indebtedness of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary of Jarden as of such date and, if such Indebtedness is not permitted to be incurred as of such date under the covenant described under the caption "--Certain Covenants--Incurrence of Indebtedness and Issuance of Preferred Stock," Jarden will be in default of such covenant. The Board of Directors of Jarden may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of Jarden of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation will only be permitted if (1) such Indebtedness is permitted under the covenant described under the caption "--Certain Covenants--Incurrence of Indebtedness and Issuance of Preferred Stock," calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period; and (2) no Default or Event of Default would be in existence following such designation. Upon any such designation as a Restricted Subsidiary, such Subsidiary, if it is a Domestic Subsidiary, will become a Guarantor and execute a supplemental indenture.

     "Voting Stock" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

     "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

     (1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (b) the

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     number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

     (2) the then outstanding principal amount of such Indebtedness.

                       DESCRIPTION OF SENIOR INDEBTEDNESS


     On April 24, 2002, we refinanced our existing senior indebtedness with a new $100 million senior secured credit facility (the "Credit Facility") pursuant to the terms of a Credit Agreement (the "Credit Agreement"), with Bank of America, N.A., as Administrative Agent (the "Administrative Agent"), Swing Line Lender, and L/C Issuer, Canadian Imperial Bank of Commerce, as Syndication Agent, National City Bank of Indiana, as Documentation Agent, and the other Lenders party thereto, including The Bank of New York, Fleet National Bank, Harris Trust and Savings Bank, U.S. Bank National Association, Allfirst Bank, Transamerica Business Capital Corporation, and Union Federal Bank of Indianapolis.


     The Credit Agreement, among other things, provides for a new senior credit facility for up to $100 million of senior secured loans, consisting of a $50 million five-year revolving credit facility (the "Revolving Credit Facility") and a $50 million five-year term loan facility (the "Term Loan Facility").


     The Revolving Credit Facility includes up to an aggregate of $10 million in standby and commercial letters of credit and up to an aggregate of $10 million in swing line loans. As of June 30, 2002, we had not drawn any of the $50 million available under the Revolving Credit Facility, although we used $2.6 million of availability in connection with pre-existing letters of credit.


     The Term Loan Facility was drawn in full, in the amount of $50 million, at the closing of the Credit Facility and such principal amount remains outstanding as of June 30, 2002. Principal and interest under the Term Loan Facility are payable quarterly, in accordance with a specified amortization schedule, with the final payment of all amounts outstanding thereunder being due on April 24, 2007.

     The Revolving Credit Facility and the Term Loan Facility bear interest at a rate equal to (i) the Eurodollar Rate (as determined by the Administrative Agent) pursuant to an agreed formula or (ii) a Base Rate equal to the higher of
(a) the Bank of America prime rate and (b) the federal funds rate plus .50%, plus, in each case, an applicable margin ranging from .75% to 1.50% for Base Rate loans and from 2.00% to 2.75% for Eurodollar Rate loans.

     The Credit Agreement contains certain restrictions on the conduct of our business, including, among other things, restrictions, generally, on:

     o   incurring debt;

     o   disposing of certain assets;

     o   making investments;

     o   exceeding certain agreed capital expenditures;

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     o   creating or suffering liens on our assets;

     o completing certain mergers, consolidations, and with permitted exceptions, acquisitions;

     o   declaring dividends;

     o   redeeming or prepaying other debt; and

     o   transactions with affiliates.


     The Credit Agreement also requires us to maintain the following financial covenants:

     o   our consolidated net worth may not be at any time less than the sum of:

         o     $30,000,000;

         o an amount equal to 50% of our consolidated net income earned in each fiscal quarter ending after December 31, 2001 (with no deduction for a net loss in any such fiscal quarter); and

         o an amount equal to 100% of the aggregate increases in the stockholders' equity of Jarden and our subsidiaries after April 24, 2002 by reason of the issuance and sale of our capital stock (including upon any conversion of our debt securities into our capital stock);

     o our total leverage ratio as of the end of any four-quarter period may not be greater than the ratio set forth below opposite such four-quarter period:

         -----------------------------------------------------------------------
         Four-Quarter Period ending closest to:     Maximum Total Leverage Ratio
         -----------------------------------------------------------------------
         September 30, 2002;
         December 31, 2002;                                3.50 to 1.00
         March 31, 2003;
         June 30, 2003; and
         September 30, 2003

         -----------------------------------------------------------------------

         December 31, 2003;
         March 31, 2004;                                   3.25 to 1.00
         June 30, 2004; and
         September 30, 2004

         -----------------------------------------------------------------------

         December 31, 2004 and thereafter                  3.00 to 1.00

         -----------------------------------------------------------------------

     o our senior leverage ratio as of the end of any four-quarter period may not be greater than the ratio set forth below opposite such four-quarter period:

         -----------------------------------------------------------------------
         Four-Quarter Period ending closest to:    Maximum Senior Leverage Ratio
         -----------------------------------------------------------------------

         September 30, 2002;                               2.00 to 1.00
         December 31, 2002; and
         March 31, 2003

         -----------------------------------------------------------------------

         June 30, 2003;
         September 30, 2003;
         December 31, 2003;                                1.75 to 1.00
         March 31, 2004;
         June 30, 2004; and
         September 30, 2004

         -----------------------------------------------------------------------

         December 31, 2004 and thereafter                  1.50 to 1.00

         -----------------------------------------------------------------------

         ; and

     o our fixed charge ratio as of the end of any applicable period, beginning with the period ending closest to September 30, 2002, may not be less than 1.25 to 1.00.


     However, the Credit Agreement does not make any significant restrictions on our or our Domestic Subsidiaries' ability to obtain funds from their respective subsidiaries by dividend or loan.

     The occurrence of certain events or conditions described in the Credit Agreement (subject to grace periods in certain cases) constitutes an event of default. If an event of default occurs, the Administrative Agent may, at the request or consent of the Lenders, among other things, declare the entire outstanding balance of principal and interest of all outstanding loans to be immediately due and payable. The events of default include, among other things:

     o   our failure to pay any principal, interest, or other fees when due;

     o   any material judgment or order entered against us;

     o   any inaccuracy in the representations and warranties;

     o failure to observe certain covenants under the Credit Agreement (including, e.g., the financial covenants);

     o bankruptcy, insolvency or receivership proceedings with respect to Jarden; and

     o   a change of control of Jarden.


     The Credit Agreement provides that we shall make required prepayments of the Term Loan and Revolving Loan, including, among other things, upon the happening of the following events:

     o in the event that our total leverage ratio is greater than 3.00 to 1.00 as of the end of any fiscal year, beginning with the fiscal year ending December 31, 2002, we must make a prepayment in an amount equal to fifty percent (50%) of the amount of excess cash flow, each such prepayment to be made on the date our and our subsidiaries' financial statements for such fiscal year are required to be delivered (or if earlier, the date such financial statements are delivered) pursuant to the Credit Agreement;

     o we must make, or must cause each applicable subsidiary to make, a prepayment with respect to each private or public offering of equity securities of Jarden or any of our subsidiaries (other than Equity Securities issued to Jarden or a Guarantor) in an amount equal to fifty percent (50%) of the net proceeds of each issuance of equity securities of the Jarden or any of our subsidiaries, each such prepayment to be made within ten (10) business days of receipt of such proceeds and upon not less than five (5) business days' prior written notice to the Administrative Agent; however, no prepayment shall be required of the first $10,000,000 of net proceeds in each fiscal year of Jarden realized from (x) the issuance of equity securities in connection with the exercise of any option, warrant or other convertible security of Jarden or any of our subsidiaries or (y) the issuance, award or grant of equity securities to eligible participants under a stock plan of Jarden.

     o we must make, or must cause each applicable subsidiary to make, a prepayment in an amount equal to one hundred percent (100%) of the net proceeds from each Disposition (as defined below) other than certain Permitted Dispositions (as defined below), each such prepayment to be made within ten (10) business days of receipt of the net proceeds thereof and upon not less than five (5) business days' prior written notice to the Administrative Agent. Disposition means the sale, transfer, license or other disposition (including any sale and leaseback transaction) of any property by any person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith. A Disposition shall not include (a "Permitted
         Disposition"):

         o Dispositions of obsolete or worn out property, whether now owned or hereafter acquired, in the ordinary course of business;

         o     Dispositions of inventory in the ordinary course of business;

         o Dispositions by Jarden or any of our subsidiaries of equipment or real property which is replaced by equipment or real property of substantially equivalent or greater utility and value within ninety (90) days of the date of disposition thereof, provided that if the fair market value of the property so disposed of is greater than $3,000,000, the Administrative Agent will have received notice of such disposition from the Borrower not less than twenty (20) days prior to the consummation of such disposition;

         o Dispositions of property (i) by any of our subsidiaries to a Guarantor, (ii) by us or any Guarantor to any Guarantor, and
               (iii) by any of our subsidiaries that is not a Guarantor to any other of our subsidiaries that is not a Guarantor;

         o any of our subsidiaries may merge with or transfer substantially all its assets (upon voluntary liquidation or otherwise) to any Guarantor, provided that, if a merger, the Guarantor must be the continuing or surviving person, and provided further that if a transfer of assets in the form of a sale by a subsidiary that is not a Guarantor, the sale shall be at fair market value and the aggregate amount of all such sales will not exceed $5,000,000;

         o any of our subsidiaries substantially all of whose assets consist of other subsidiaries' securities or other equity securities in any person may merge with or transfer substantially all its assets (upon voluntary liquidation or otherwise) to us, provided that, if a merger, we will be the continuing or surviving person, and provided further that if a transfer of assets in the form of a sale by a subsidiary that is not a Guarantor, the sale will be at fair market value and the aggregate amount of all such sales will not exceed $5,000,000;

         o any of our subsidiaries that is not a Guarantor may merge with or sell substantially all its assets (upon voluntary liquidation or otherwise) to any one or more subsidiaries that is not a Guarantor; and

         o Dispositions not otherwise permitted by above, so long as the aggregate fair market value of all such property so disposed in any fiscal year of Jarden does not exceed $35,000,000 and the net proceeds therefrom are applied in accordance with the Credit Agreement;

     o In the event that the net proceeds received from insurance carried with respect to the collateral securing our obligations under the Credit Agreement and the other loan documents is not completely and fully utilized for the repair or replacement of such collateral, we must make, or must cause each applicable subsidiary to make, a prepayment in an amount equal to one hundred percent (100%) of the net proceeds received with respect to such insurance that is not so utilized.

     In connection with entering into the Credit Agreement, all of our Domestic Subsidiaries, including Hearthmark, Inc., Alltrista Plastics Corporation, Alltrista Newco Corporation, Alltrista Zinc Products, L.P., TriEnda Corporation, Tilia, Inc. (formerly known as Alltrista Acquisition I, Inc.), Tilia Direct, Inc. (formerly known as Alltrista Acquisition II, Inc.), and Tilia International, Inc. (formerly known as Alltrista Acquisition III, Inc.), and Quoin Corporation, have agreed to guarantee our obligations under the Credit Agreement.


     Pursuant to the Securities Pledge Agreement, all obligations under the Credit Agreement are secured by a security interest in all of the capital stock or other equity interests of each of our existing or future direct or indirect domestic subsidiaries, and 65% of the voting capital stock or other equity interests and 100% of the nonvoting stock or other equity interests of each of our (or any of our direct or indirect domestic subsidiaries') existing or future direct foreign subsidiaries. Pursuant to the terms of a Security Agreement and an Intellectual Property Security Agreement, the obligations under the Credit Agreement are also secured by a security interest in substantially all of the assets and properties of Jarden and the Domestic Subsidiaries.

     The foregoing is a summary of the material provisions of the Credit Agreement and certain of the documents entered into by us and the Domestic Subsidiaries in connection therewith which are incorporated herein by reference.

                   MATERIAL FEDERAL INCOME TAX CONSIDERATIONS

     The following general discussion summarizes the material U.S. Federal income tax consequences of the exchange, ownership and disposition of the notes. This discussion only deals with persons that hold notes as a capital asset within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended, or the Code, and that purchase the notes for cash at original issue at the initial offering price. This discussion does not address the U.S. Federal income tax consequences that may be relevant to a particular holder subject to special treatment under certain U.S. Federal income tax laws (for example, persons subject to the alternative minimum tax provisions of the Code). Also, this discussion is not intended to be wholly applicable to all categories of investors, some of which, such as dealers in securities or foreign currency, banks, trusts, insurance companies, tax-exempt organizations (employment, charitable or other), persons that hold notes as part of a hedging or conversion transaction or a straddle, persons deemed to sell notes under the constructive sale provisions of the Code, persons that have a functional currency other than the U.S. dollar and investors in pass-through entities, may be subject to special rules.

     This discussion is based on the Code, the final, temporary and proposed Treasury regulations promulgated thereunder, administrative pronouncements and judicial decisions, all as in effect on the date hereof and all of which are subject to change, possibly with retroactive effect. We have not requested, and will not request, a ruling from the U.S. Internal Revenue Service, or the IRS, with respect to any of the U.S. Federal income tax consequences described below. There can be no assurance that the IRS will not disagree with or challenge any of the conclusions set forth herein.

     Holders of the new notes should consult their own tax advisors concerning the application of U.S. Federal income tax laws, as well as the laws of any state, local or foreign taxing jurisdiction, to their particular situations.

U.S. HOLDERS

     The following discussion is limited to persons that are U.S. Holders. For these purposes, "U.S. Holder" means the beneficial owner of a note that for U.S. Federal income tax purposes is (i) an individual who is a citizen or resident of the United States, (ii) a corporation or other entity taxable as a corporation that is created or organized under the laws of the United States or any political subdivision thereof or therein, (iii) an estate the income of which is subject to U.S. Federal income tax regardless of its source, (iv) a trust subject to the primary supervision of a United States court and the control of one or more U.S. persons or (v) a person whose worldwide income or gain is otherwise subject to U.S. Federal income tax on a net income basis. If a partnership or other entity taxable as a partnership holds the notes, the tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. Such partner should consult its tax advisor as to the tax consequences.

Exchange Offer

     The exchange of old notes for the new notes pursuant to the exchange offer should not constitute a taxable event for U.S. Federal income tax purposes. As a result:

     o a U.S. Holder of notes should not recognize taxable gain or loss as a result of the exchange of old notes for the new notes pursuant to the exchange offer;

     o the holding period of the new notes should include the holding period of the old notes surrendered in exchange therefor; and

     o a U.S. Holder's adjusted tax basis in the new notes should be the same as such U.S. Holder's adjusted tax basis in the old notes surrendered in exchange therefor.

Interest

     A U.S. Holder must generally include interest on a note in its ordinary income at the time such interest is received or accrued, in accordance with such U.S. Holder's method of accounting for U.S. Federal income tax purposes.

Sale, Exchange or Redemption of Notes

     Upon the sale, exchange or redemption of a note, a U.S. Holder generally will recognize taxable gain or loss equal to the difference between (i) the amount realized on such disposition and (ii) such U.S. Holder's adjusted tax basis in the note. Notwithstanding the foregoing, any amounts realized in connection with any sale, exchange or redemption with respect to accrued interest not previously included in income will be treated as ordinary interest income. A U.S. Holder's adjusted tax basis in a note generally will equal the cost of such note less any principal payments received by such holder.

Contingent Payments

     In certain circumstances, we may be obligated to pay you amounts in excess of the stated interest and principal payable on the notes. The obligation to make such payments, including liquidated damages and redemption premiums payable in certain circumstances, may implicate the provisions of Treasury regulations relating to "contingent payment debt instruments". If the notes were deemed to be contingent payment debt instruments, U.S. Holders might, among other things, be required to treat any gain recognized on the sale or other disposition of a note as ordinary income, subject to tax at a maximum Federal rate of 38.6%, rather than as capital gain which may be subject to tax at a maximum Federal rate of 20%. The regulations applicable to contingent payment debt instruments have not been the subject of authoritative interpretation and therefore the scope of the regulations is not certain. Jarden intends to take the position that the likelihood that such payments will be made is remote and therefore the notes are not subject to the rules governing contingent payment debt instruments. This determination will be binding on a holder unless such holder explicitly discloses on a statement attached to the holder's timely filed U.S. Federal income tax return for the taxable year that includes the acquisition date of the note that such holder's determination is different. Purchasers of notes are urged to consult their tax advisors regarding the possible application of the contingent payment debt instrument rules to the notes.

Information Reporting and Backup Withholding

     A U.S. Holder of notes may be subject to backup withholding, currently at a rate of 30%, but subject to gradual reduction to 28% by year 2006 (the "Applicable Backup Withholding Rate"), with respect to "reportable payments," which includes interest and principal paid on or the gross proceeds of a sale, exchange or redemption of the notes. The payor of any reportable payments will be required to deduct and withhold the Applicable Backup Withholding Rate from such payments if (i) the payee fails to establish that it is entitled to an exemption, (ii) the payee fails to furnish its correct Taxpayer Identification Number ("TIN") to the payor in the prescribed manner, (iii) the IRS notifies the payor that the TIN furnished by the payee is incorrect, (iv) the payee has failed properly to report the receipt of reportable payments and the IRS has notified the payor that backup withholding is required or (v) the payee fails to certify under penalties of perjury that such payee is not subject to backup withholding. If any one of these events occurs with respect to a U.S. Holder of notes, Jarden or its paying or other withholding agent will be required to withhold the Applicable Backup Withholding Rate from any payments of principal and interest on a note.

     Any amount withheld from a payment to a U.S. Holder under the backup withholding rules will be allowed as a refund or credit against such holder's U.S. Federal income tax liability, so long as the required information is provided timely to the IRS. Jarden, its paying agent or other withholding agent generally will report to a U.S. Holder of notes and to the IRS the amount of any reportable payments made in respect of the notes for each calendar year and the amount of tax withheld, if any, with respect to such payments.

NON-U.S. HOLDERS

If you are a "Non-U.S. Holder," as defined below, this section applies to you. A Non-U.S. Holder means any beneficial owner of a new note that is not a United States holder. The rules governing the United States Federal income and estate taxation of a Non-U.S. Holder are complex, and no attempt will be made herein to provide more than a summary of those rules. Special rules may apply to a Non-U.S. Holder if such holder is a controlled foreign corporation, passive foreign investment company or foreign personal holding company and therefore subject to special treatment under the Internal Revenue Code. IF YOU ARE A NON-U.S. HOLDER, YOU SHOULD CONSULT WITH YOUR OWN TAX ADVISORS TO DETERMINE THE EFFECT ON YOU OF FEDERAL, STATE, LOCAL AND FOREIGN TAX LAWS WITH REGARD TO AN INVESTMENT IN THE NEW NOTES, INCLUDING ANY REPORTING REQUIREMENTS.

Interest

     Subject to the discussion of backup withholding below, payments of interest on a note to a Non-U.S. Holder generally will not be subject to U.S. Federal income or withholding tax, provided that (i) the holder does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of Jarden that are entitled to vote, (ii) the holder is not (a) a controlled foreign corporation that is related to Jarden through stock ownership or (b) a bank receiving interest on a loan entered into in the ordinary course of business, (iii) such interest is not effectively connected with the conduct by the Non-U.S. Holder of a trade or business within the United States and (iv) Jarden or its paying agent receives appropriate documentation establishing that the Non-U.S. Holder is not a U.S. person.

     A Non-U.S. Holder that does not qualify for exemption from withholding under the preceding paragraph generally will be subject to withholding of U.S. Federal income tax at a 30% rate (or lower applicable treaty rate) on payments of interest on the notes.

     If interest on the notes is effectively connected with the conduct by an Non-U.S. Holder of a trade or business within the United States, such interest will be subject to U.S. Federal income tax on a net income basis at the rate applicable to U.S. persons generally (and, with respect to corporate holders, may also be subject to a 30% branch profits tax). If interest is subject to U.S. Federal income tax on a net income basis in accordance with these rules, such payments will not be subject to U.S. withholding tax so long as the relevant Non-U.S. Holder provides Jarden or its paying agent with the appropriate documentation.

Sale, Exchange or Redemption of Notes

     Subject to the discussion of backup withholding, any gain realized by a Non-U.S. Holder on the sale, exchange or redemption of a note generally will not be subject to U.S. Federal income tax, unless (i) such gain is effectively connected with the conduct by such Non-U.S. Holder of a trade or business within the United States, (ii) the Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of disposition and certain other conditions are satisfied or (iii) the Non-U.S. Holder is subject to tax pursuant to the provisions of U.S.

Federal income tax law applicable to certain expatriates.

Information Reporting and Backup Withholding

     Backup withholding and information reporting generally will not apply to interest payments made to a Non-U.S. Holder in respect of the notes if such Non-U.S. Holder furnishes Jarden or its paying agent with appropriate documentation of such holder's non-U.S. status.

     The payment of proceeds from a Non-U.S. Holder's disposition of notes to or through the U.S. office of any broker, domestic or foreign, will be subject to information reporting and possible backup withholding unless such holder certifies as to its non-U.S. status under penalties of perjury or otherwise establishes an exemption, provided that the broker does not have actual knowledge that such holder is a U.S. person or that the conditions of an exemption are not, in fact, satisfied. The payment of the proceeds from a Non-U.S. Holder's disposition of a note to or through a non-U.S. office of either a U.S. broker or a non-U.S. broker that is a U.S.-related person will be subject to information reporting, but not backup withholding, unless such broker has documentary evidence in its files that such Non-U.S. Holder is not a U.S. person and the broker has no knowledge to the contrary, or the Non-U.S. Holder establishes an exemption. For this purpose, a "U.S.-related person" is (i) a controlled foreign corporation for U.S. Federal income tax purposes, (ii) a foreign person 50% or more of whose gross income from all sources for the three-year period ending with the close of its taxable year preceding payment (or for such part of the period that the broker has been in existence) is derived from activities that are effectively connected with the conduct of a U.S. trade or business or (iii) a foreign partnership that is either engaged in the conduct of a trade or business in the U.S. or of which 50% or more of its income or capital interests are held by U.S. persons. Neither information reporting nor backup withholding will apply to a payment of the proceeds of a Non-U.S. Holder's disposition of notes by or through a non-U.S. office of a non-U.S. broker that is not a U.S.-related person. Copies of any information returns filed with the IRS may be made available by the IRS, under the provisions of a specific treaty or agreement, to the taxing authorities of the country in which the Non-U.S. Holder resides.

     Any amounts withheld under the backup withholding rules from a payment to a Non-U.S. Holder will be allowed as a refund or a credit against such Non-U.S. Holder's U.S. Federal income tax liability, provided that the requisite procedures are followed.

     Prospective purchasers of notes are urged to consult their own tax advisors with respect to the application to their particular situations of U.S. Federal income tax laws, as well as the laws of any state, local or foreign taxing jurisdiction.

                              PLAN OF DISTRIBUTION

     We are not using any underwriters for this exchange offer.

     Each broker-dealer that receives new notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of these new notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new notes received in exchange for old notes where the old notes were acquired as a result of market-making activities or other trading activities.

     We will not receive any proceeds from any sale of new notes by broker-dealers or any other persons. New notes received by broker-dealers for their own account pursuant the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the new notes, or a combination of these methods of resale, at market prices prevailing at the time of resale, at prices related to the prevailing market prices, or negotiated prices. Any resale of new notes may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any broker-dealer and/or the purchasers of any new notes. Any broker-dealer that resells new notes that were received by it for its own account pursuant to the exchange offer and any broker-dealer that participates in a distribution of the new notes may be deemed to be an "underwriter" within the meaning of the Securities Act, and any profit on any of these resales of new notes or any commissions or concessions received by any of these persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

     We and the guarantors will use our best efforts to keep this registration statement continuously effective, supplemented and amended to the extent necessary to ensure that it is available for resales of notes acquired by broker-dealers for their own accounts as a result of market-making activities or other trading activities, and to ensure that it conforms with the requirements of the registration rights agreement, the Securities Act and the policies, rules and regulations of the Commission, for a period ending on the earlier of

     o 180 days from the date on which this registration statement is declared effective and

     o the date on which a broker-dealer is no longer required to deliver a prospectus in connection with market-making or other trading activities.

     We and the guarantors will provide sufficient copies of the latest version of this prospectus to broker-dealers promptly upon request at any time during the 180-day (or shorter as provided in the foregoing sentence) period in order to facilitate such resales.

     We have agreed to pay all expenses incident to the exchange offer, including the expenses of one counsel for the holders of the notes, other than commissions or concessions of any brokers or dealers, and will indemnify the holders of the notes, including any broker-dealer, against certain liabilities, including certain liabilities under the Securities Act.

     By its acceptance of the exchange offer, any broker-dealer that receives new notes pursuant to the exchange offer agrees to notify us before using the prospectus in connection with the sale or transfer of new notes. The broker-dealer further acknowledges and agrees that, upon receipt of notice from us of the happening of any event which makes any statement in the prospectus untrue in any material respect or which requests the making of any changes in the prospectus to make the statements in the prospectus not misleading or which may impose upon us disclosure obligations that may have a material adverse effect on us, which notice we agree to deliver promptly to the broker-dealer, the broker-dealer will suspend use of the prospectus until we have notified the broker-dealer that delivery of the prospectus may resume and have furnished copies of any amendment or supplement to the prospectus to the broker-dealer.

         UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The following unaudited pro forma financial information as of and for the year ended December 31, 2001 and for the three months ended March 31, 2002 has been derived from our audited and unaudited consolidated financial statements as of such date and for such period and gives pro forma effect to (collectively, the "Transactions"):

     o the November 2001 sales of our thermoformed plastics operations (the "Dispositions"), comprised of the assets of our Triangle, TriEnda and Synergy World divisions, including the receipt in 2002 of $38 million of related tax refunds (the "Tax Refund"); and

     o the April 2002 acquisition (the "Acquisition") of substantially all the assets of Tilia International, Inc. and its subsidiaries including the related refinancing of our senior credit facility and the offering of the old notes.

The unaudited pro forma financial information is not necessarily indicative of our results of operations or financial position had the events reflected herein actually been consummated at the assumed dates, nor is it necessarily indicative of our results of operations or financial position for any future period. The unaudited pro forma financial information should be read in conjunction with the consolidated financial statements, including the related notes, included elsewhere in this prospectus.

The pro forma adjustments related to the purchase price allocation and financing of the Acquisition are preliminary and based on information obtained to date and are subject to revision as additional information becomes available. Revisions to the preliminary purchase price allocation and financing of the Acquisition may have a significant impact on the unaudited pro forma information.

            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                              AS OF MARCH 31, 2002


                                                                                     PRO FORMA        PRO FORMA
                                                          JARDEN        TILIA       ADJUSTMENTS        COMBINED
                                                       ------------------------------------------   ---------------
                                                                         (dollars in thousands)
ASSETS
Current assets
    Cash and cash equivalents                          $  4,614       $ 28,374      $(14,712)  (a)   $  18,276
    Accounts receivable, net                             24,259         14,945                          39,204
    Income taxes receivable                               1,605                                          1,605
    Inventories, net                                     34,818         18,273                          53,091
    Deferred taxes on income                              3,660          5,632                           9,292
    Other current assets                                  3,394          4,719                           8,113
                                                       ---------------------------------------      ---------------
        Total current assets                             72,350         71,943       (14,712)          129,581
                                                       ---------------------------------------      ---------------

Property, plant and equipment, net                       42,154          3,685                          45,839
Goodwill, net                                            15,487                       96,448   (b)     111,935
Deferred taxes on income                                 10,271            122                          10,393
Other assets                                              5,364          1,115        12,000   (c)      18,265
                                                                                        (214)  (d)
                                                       ---------------------------------------      ---------------
Total assets                                           $145,626       $ 76,865      $ 93,522          $316,013
                                                       =======================================      ===============

LIABILITIES AND EQUITY
Current liabilities
    Short-term and current portion of long-term debt   $ 12,433              -      $(12,433)  (e)   $       -
    Accounts payable                                     21,433          1,073                          22,506
    Other current liabilities                            16,128         14,240                          30,368
                                                       ---------------------------------------      ---------------
        Total current liabilities                        49,994         15,313       (12,433)           52,874
                                                       ---------------------------------------      ---------------

Noncurrent liabilities
    Long-term debt                                       44,933                      (44,933)  (e)     212,654
                                                                                      50,000   (f)
                                                                                      15,000   (g)
                                                                                     147,654   (h)
    Other noncurrent liabilities                          4,184                                          4,184
                                                       ---------------------------------------      ---------------
        Total noncurrent liabilities                     49,117              -       167,721           216,838

Equity                                                   46,515         61,552       (61,552)  (i)      46,301
                                                                                        (214)  (d)
                                                       ---------------------------------------      ---------------
Total liabilities and equity                           $145,626       $ 76,865      $ 93,522          $316,013
                                                       =======================================      ===============

       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                    FOR THE THREE MONTHS ENDED MARCH 31, 2002


                                                                                       ACQUISITION-
                                                                                         RELATED
                                                                                        PRO FORMA         PRO FORMA
                                                             JARDEN        TILIA       ADJUSTMENTS         COMBINED
                                                         --------------------------------------------   ---------------
                                                                 (dollars in thousands, except per share data)
Net sales                                                $  47,565        $  38,525      $       -         $  86,090
Costs and expenses
    Cost of sales                                           35,053           19,343                           54,396
    Selling, general and administrative expenses             8,378           13,468            250  (j)       22,096
                                                         -------------------------------------------    ---------------
Operating earnings (loss)                                    4,134            5,714           (250)            9,598
Interest expense, net                                        1,232             (52)         (1,232) (k)        4,517
                                                                                             4,344  (l)
                                                                                               225  (m)
                                                         -------------------------------------------    ---------------
Income (loss) before taxes                                   2,902           5,766          (3,587)            5,081
Income tax provision (benefit)                              (4,291)          1,801            (973) (n)       (3,463)
                                                         -------------------------------------------    ---------------
Net income (loss)                                        $   7,193        $  3,965       $  (2,614)        $   8,544
                                                         ===========================================    ===============

Basic earnings (loss) per share                          $     .54                                         $     .64
Diluted earnings (loss) per share                        $     .53                                         $     .62
Weighted average shares outstanding:
    Basic                                                   13,432                                            13,432
    Diluted                                                 13,678                                            13,678



All earnings per share and weighted average share amounts have been adjusted to give effect to a 2-for-1 split of the Company's outstanding shares of common stock that was effected during the second quarter of 2002.

       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 2001


                                                       DISPOSITIONS-                                  ACQUISITION-
                                                          RELATED                                       RELATED
                                                         PRO FORMA           JARDEN                    PRO FORMA        PRO FORMA
                                             JARDEN     ADJUSTMENTS         PRO FORMA      TILIA      ADJUSTMENTS       COMBINED
                                         -------------------------         ---------------------------------------     -----------
                                                                      (dollars in thousands except per share data)
Net sales                                $    304,978   $  (62,588)   (o)  $   241,679   $  183,825   $        -       $   425,504
                                                              (711)   (p)
Costs and expenses
    Cost of sales                             233,676      (60,901)   (o)      172,775       89,668                        262,443
    Selling, general and administrative
    expenses                                   52,212       (9,061)   (o)       41,481       61,718        1,000  (j)      104,199
                                                            (1,670)   (p)
    Goodwill amortization                       5,153       (4,044)   (j)        1,109                                       1,109
    Special charges (credits) and
    reorganization expenses                     4,978          345    (o)        5,323          803                          6,126
    Loss on divestitures of assets            122,887     (122,426)   (q)          461                                         461
                                         -------------------------         ---------------------------------------     -----------
Operating earnings (loss)                    (113,928)     134,458              20,530       31,636       (1,000)           51,166
Interest expense, net                          11,791       (3,602)   (r)        8,189          344       (8,189) (k)       19,994
                                                                                                          18,750  (l)
                                                                                                             900  (m)
                                         -------------------------         ---------------------------------------     -----------
Income (loss) before taxes and minority
    interest                                 (125,719)     138,060              12,341       31,292      (12,461)           31,172
Income tax provision (benefit)                (40,443)      44,352    (s)        3,909        8,513       (1,512) (t)       10,910
Minority interest in loss of consolidated
    subsidiary                                    153         (153)   (t)            -                                           -
                                         -------------------------         ---------------------------------------     -----------
Net income (loss)                        $    (85,429)  $   93,861         $     8,432   $   22,779   $  (10,949)      $    20,262
                                         =========================         ========================================    ===========

Basic earnings (loss) per share          $      (6.71)                     $       .66                                 $      1.59
Diluted earnings (loss) per share        $      (6.71)                     $       .66                                 $      1.59
Weighted average shares outstanding:
    Basic                                      12,726                           12,726                                      12,726
    Diluted                                    12,726                           12,754                                      12,754


All earnings per share and weighted average share amounts have been adjusted to give effect to a 2-for-1 split of the Company's outstanding shares of common stock that was effected during the second quarter of 2002.

    NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Balance sheet adjustments:

(a) Adjustment to reflect the use of cash on hand to fund a portion of the purchase price of Tilia. Amount is calculated as follows:

               Sources of cash:

               Proceeds from the Offering of the Notes (see Note (h))                       $ 147,654
               Proceeds from new credit facility (see note (f)                                 50,000
                                                                                           ----------
               Total sources of cash:                                                       $ 197,654
                                                                                           ----------

               Uses of cash:
               Purchase price including estimated expenses,  net of seller debt
               (See Note (b) and Note (g))                                                  $ 148,000
               Estimated  expenses related to the new credit facility (See Note (c))            2,000
               Estimated  expenses  related to the  Offering  of the Notes (see Note (c))       5,000
               Repay old credit facility (see note (e))                                        57,366
                                                                                           ----------
                 Total uses of cash                                                         $ 212,366
                                                                                           ----------
                 NET USE OF CASH ON HAND TO FUND TRANSACTIONS                               $  14,712
                                                                                           ----------

(b) Adjustment to reflect estimated goodwill to be recorded with the Acquisition calculated as the purchase price plus related expenses ($163 million) related to the Acquisition less the net equity of Tilia and amounts allocated to specifically identifiable intangible assets ($5.0 million).

(c)      Adjustment to reflect the following:

         (i.) estimated fair value of Tilia's identifiable intangible assets (primarily patents) of $5.0 million to be amortized over an average five-year life;

         (ii.) estimated expenses of this offering of $5.0 million to be amortized over the ten-year term of the Senior Subordinated Notes due 2012; and

         (iii.) estimated expenses of the new senior credit facility of $2.0 million to be amortized over the five-year term.

(d) Adjustment to reflect the write-off of remaining debt issue costs relating to Jarden's existing senior credit facility.

(e) Adjustment to reflect the repayment of Jarden's existing credit facility in conjunction with the issuance of the new senior credit facility and old notes.

(f) Adjustment to reflect the initial borrowing under the new senior credit facility in conjunction with the Acquisition.

(g) Adjustment to reflect the subordinated seller notes to be issued in conjunction with the Transactions:

         (i.) $10.0 million non-interest bearing note due March 31, 2003, and

         (ii.)      $5.0 million note due in 2004.

(h) Adjustment to reflect the issuance of the Senior Subordinated Notes due 2012 at 98.436% of par value.

(i) Adjustment to reflect the elimination of the existing stockholders' equity of Tilia.

Statement of operations adjustments:

(j) Adjustment to reflect the amortization of estimated identifiable intangible assets. See note (c)(i) above.

(k) Adjustment to reflect the elimination of historical Jarden interest expense.

(l)      Adjustment to reflect pro forma interest expense relating to:

         (i.) the new senior credit facility based upon Jarden's 2001 effective borrowing rates for the periods presented;

         (ii.) the interest bearing subordinated seller note described in note (f)(ii) above based upon Jarden's effective borrowing rates for the periods presented; and

         (iii.)     the 9 3/4% Senior Subordinated Notes due 2012.

         The annualized effect of a 1/8% change in interest rates would be $81.

(m) Adjustment to reflect amortization of debt issue costs for both the new senior credit facility and the Senior Subordinated Notes due 2012. See note (c) above.

(n)      Adjustment to reflect an effective tax rate of 38%.

(o) Adjustment to reflect the elimination of the operating results of the assets of our Triangle, TriEnda and Synergy World divisions.

(p) Adjustment to reflect the elimination of the operating results of Microlin, LLC.

(q) Adjustment to reflect the elimination of the loss on the Dispositions. Defined.

(r) Adjustment to reflect the elimination of interest expense related to the debt repayment resulting from the Tax Refunds.

(s)      Adjustment to reflect an effective tax rate of 35.0%.

(t) Adjustment to reflect the elimination of the minority interest's share in the loss of Microlin, LLC.

                   TILIA INTERNATIONAL, INC. AND SUBSIDIARIES
              UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

                   TILIA INTERNATIONAL, INC. AND SUBSIDIARIES
            UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

                             (dollars in thousands)


                                                                         Three months ended March 31,
                                                                            2002              2001
                                                                        --------------    -------------
            Net sales                                                        $38,525          $40,650
            Costs and expenses
               Cost of sales                                                  19,343           19,006
               Selling, general and administrative expenses                   13,468           14,518
                                                                        --------------    -------------
            Operating earnings                                                 5,714            7,126
            Interest income, net                                                 (52)             112
                                                                        --------------    -------------
            Income before taxes                                                5,766            7,014
            Income tax expense                                                 1,801            1,837
                                                                        --------------    -------------
            Net income                                                       $ 3,965          $ 5,177
                                                                        ==============    =============




     See accompanying notes to unaudited consolidated financial statements.

                   TILIA INTERNATIONAL, INC. AND SUBSIDIARIES
                 UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEET


                             (dollars in thousands)


                                                             March 31, 2002      December 31, 2001
                                                           -------------------   -------------------
         ASSETS
         Current assets
             Cash and cash equivalents                      $      28,374          $      18,915
             Accounts receivable, net                              14,945                 22,982
             Inventories, net                                      18,273                 22,089
             Deferred taxes on income                               5,632                  5,632
             Other current assets                                   4,719                  4,251
                 Total current assets                              71,943                 73,869
                                                           -------------------   -------------------

         Property, plant and equipment, net                 $       3,685          $       3,267
         Deferred taxes on income                                     122                    122
         Other assets                                               1,115                  1,146
                                                           -------------------   -------------------
         Total assets                                       $      76,865          $      78,404
                                                           ===================   ===================

         LIABILITIES AND EQUITY
         Current liabilities
             Accounts payable                                       1,073                  3,536
             Other current liabilities                             14,240                 17,304
                                                           -------------------   -------------------
                 Total current liabilities                         15,313                 20,840
                                                           -------------------   -------------------
         Equity                                                    61,552                 57,564
                                                           -------------------   -------------------
         Total liabilities and equity                       $      76,865          $      78,404
                                                           ===================   ===================


     See accompanying notes to unaudited consolidated financial statements.

                   TILIA INTERNATIONAL, INC. AND SUBSIDIARIES
            UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS


                            (dollars in thousands)


                                                                           Three months ended March 31,
                                                                              2002              2001
                                                                          --------------    -------------
          Cash flows from operating activities
              Net income                                                       $ 3,965          $ 5,177
              Reconciliation of net income to net cash provided by
                  Operating activities:
                  Depreciation and amortization                                    471              327
                  Other, net                                                       (87)            (133)
              Changes in working capital components                              5,962           (5,128)
                                                                          --------------    -------------
                  Net cash provided by operating activities                     10,311              243
                                                                          --------------    -------------

          Cash flows from financing activities
               Proceeds from issuance of common stock                               22               89
                                                                          --------------    -------------
                  Net cash provided by financing activities                         22               89
                                                                          --------------    -------------

          Cash flows from investing activities
              Additions to property, plant and equipment                          (874)            (431)
                                                                          --------------    -------------
                 Net cash used in investing activities                            (874)            (431)
                                                                          --------------    -------------
          Net increase (decrease) in cash                                      $ 9,459           $  (99)
          Cash and cash equivalents, beginning of period                        18,915              375
                                                                          --------------    -------------
          Cash and cash equivalents, end of period                            $ 28,374            $ 276
                                                                          ==============    =============


     See accompanying notes to unaudited consolidated financial statements.

                   TILIA INTERNATIONAL, INC. AND SUBSIDIARIES
         NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

1.   Basis of Presentation

     Certain information and footnote disclosures, including significant accounting policies normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States, have been condensed or omitted. In the opinion of management, the accompanying unaudited consolidated financial statements include all adjustments necessary for a fair presentation of the results for the interim periods presented. Results of operations for the periods shown are not necessarily indicative of results for the year, particularly in view of the seasonality for home food preservation products. The accompanying unaudited consolidated financial statements should be read in conjunction with the Consolidated Financial Statements and Notes to Consolidated Financial Statements of Tilia International, Inc. and Subsidiaries, incorporated by reference hereto.

2.   Subsequent events

     On April 24, 2002, the business of Tilia International, Inc. and its subsidiaries Tilia, Inc. and Tilia Canada, Inc. (collectively "Tilia"), was acquired by Jarden Corporation (f/k/a Alltrista Corporation) pursuant to an asset purchase agreement (the "Acquisition"). Pursuant to the Acquisition, Tilia was acquired for approximately $145 million in cash and $15 million in seller debt financing. In addition, the Acquisition includes an earn-out provision with a potential payment in cash or Company common stock of up to $25 million payable in 2005, provided that certain earnings performance targets are met.

                       WHERE YOU CAN FIND MORE INFORMATION

     We are subject to the informational requirements of the Exchange Act, and in accordance therewith we are required to file periodic reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information filed by us can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, as well as the Regional Offices of the Commission at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, at the prescribed rates. The Commission also maintains a site on the World Wide Web that contains reports, proxy and information statements and other information regarding registrants that file electronically. The address of such site is http://www.sec.gov. The telephone number of the Commission is 800-SEC-0330. In addition, similar information can be inspected at the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

     With respect to the new notes, this prospectus omits certain information that is contained in the registration statement on file with the Commission, of which this prospectus is a part. For further information with respect to us and our new notes, reference is made to the registration statement, including the exhibits incorporated therein by reference or filed therewith. Statements herein contained concerning the provisions of any document are not necessarily complete and, in each instance, reference is made to the copy of such document filed as an exhibit or incorporated by reference to the registration statement. The registration statement and the exhibits may be inspected without charge at the offices of the Commission or copies thereof obtained at prescribed rates from the public reference section of the Commission at the addresses set forth above.

     You should rely on the information contained in this prospectus and in the registration statement as well as other information you deem relevant. We have not authorized anyone to provide you with information different from that contained in this prospectus. This prospectus is an offer to sell, or a solicitation of offers to buy, securities only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale or exchange of securities, however, we have a duty to update that information while this prospectus is in use by you where, among other things, any facts or circumstances arise which, individually or in the aggregate, represent a fundamental change in the information contained in this prospectus or any material information with respect to the plan of distribution was not previously disclosed in the prospectus or there is any material change to such information in the prospectus. This prospectus does not offer to sell or solicit any offer to buy any securities other than the new notes to which it relates, nor does it offer to buy any of these notes in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

                                     EXPERTS

     The consolidated financial statements of Jarden Corporation and subsidiaries (formerly "Alltrista Corporation and subsidiaries") appearing in its Annual Report (Form 10-K) for the year ended December 31, 2001, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

     The consolidated financial statements of Tilia International, Inc. and its subsidiaries incorporated by reference in this prospectus and elsewhere in the registration statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto. Arthur Andersen LLP has not consented to the inclusion of their report in this prospectus, and we have dispensed with the requirement to file their consent in reliance upon Rule 437a of the Securities Act of 1933. Because Arthur Andersen LLP has not consented to the inclusion of their report in this prospectus, you will not be able to recover against Arthur Andersen LLP under Section 11 of the Securities Act for any untrue statements of a material fact contained in the financial statements audited by Arthur Andersen LLP or any omissions to state a material fact required to be stated therein.

                                  LEGAL MATTERS

     The validity of the new notes to be issued pursuant to the exchange offer will be passed upon for us by Kane Kessler, P.C., New York, New York.

--------------------------------------------------------------------------------


                               JARDEN CORPORATION

             OFFER TO EXCHANGE $150,000,000 PRINCIPAL AMOUNT OF OUR
                   9 3/4% SENIOR SUBORDINATED NOTES DUE 2012,
          WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933,
                       FOR ANY AND ALL OF OUR OUTSTANDING
                    9 3/4% SENIOR SUBORDINATED NOTES DUE 2012


                         UNCONDITIONALLY GUARANTEED BY:
          ALLTRISTA NEWCO CORPORATION, ALLTRISTA PLASTICS CORPORATION,
       ALLTRISTA ZINC PRODUCTS, L.P., HEARTHMARK, INC., QUOIN CORPORATION,
TILIA, INC., TILIA DIRECT, INC., TILIA INTERNATIONAL, INC., TRIENDA CORPORATION


                            ------------------------

                                   PROSPECTUS

                            ------------------------


                              ___________ __, 2002

         UNTIL       , ALL DEALERS THAT EFFECT TRANSACTIONS IN THESE SECURITIES,
WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE DEALERS' OBLIGATION TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS.

--------------------------------------------------------------------------------

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Under Section 145 of the Delaware General Corporation Law ("DGCL"), a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding (i) if such person acted in good faith and in a manner that person reasonably believed to be in or not opposed to the best interests of the corporation and (ii) with respect to any criminal action or proceeding, if he or she had no reasonable cause to believe such conduct was unlawful. In actions brought by or in the right of the corporation, a corporation may indemnify such person against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner that person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which that person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses which the Court of Chancery or other such court shall deem proper. To the extent that such person has been successful on the merits or otherwise in defending any such action, suit or proceeding referred to above or any claim issue or matter therein, he or she is entitled to indemnification for expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith. The indemnification and advancement of expenses provided for or granted pursuant to Section 145 is not exclusive of any other rights of indemnification or advancement of expenses to which those seeking indemnification or advancement of expenses may be entitled, and a corporation may purchase and maintain insurance against liabilities asserted against any former or current director, officer, employee or agent of the corporation, or a person who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, whether or not the power to indemnify is provided by the statute.

     Article VII, Section B of Jarden's Restated Certificate of Incorporation, as amended, provides the following:

     1. Jarden shall indemnify each person who is or was a director, officer or employee of Jarden, or of any other corporation, partnership, joint venture, trust or other enterprise which he is serving or served in any capacity at the request of Jarden, against any and all liability and reasonable expense that may be incurred by him in connection with or resulting from any claim, actions, suit or proceeding (whether actual or threatened, brought by or in the right of Jarden or such other corporation, partnership, joint venture, trust or other enterprise, or otherwise, civil, criminal, administrative, investigative, or in connection with an appeal relating thereto), in which he may become involved, as a party or otherwise, by reason of his being or having been a director, officer or employee of Jarden or of such other corporation, partnership, joint venture, trust or other enterprise or by reason of any past or future action taken or not taken in his capacity as such director, officer or employee, whether or not he continues to be such at the time such liability or expense is incurred, provided that a determination is made by Jarden in accordance with Delaware law that such person acted in good faith and in a manner he reasonably believed to be in the best interests of Jarden or at least not opposed to the best interests of such other corporation, partnership, joint venture, trust or other enterprise, as the case may be, and, in addition, in any criminal action or proceedings, had reasonable cause to believe his conduct was lawful or no reasonable cause to believe that his conduct was unlawful. The termination of a proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent is not, of itself, determinative that the person did not meet the standard of conduct described in the previous sentence. Notwithstanding the foregoing, there shall be no indemnification (a) as to amounts paid or payable to Jarden or such other corporation, partnership, joint venture, trust or other enterprise, as the case may be, for or based upon the director, officer or employee having gained in fact any personal profit or advantage to which he was not legally entitled; (b) as to amounts paid or payable to Jarden for an accounting of profits in fact made from the purchase or sale of securities of Jarden within the meaning of Section 16(b) of the Exchange Act and amendments thereto or similar provisions of any state statutory law; or (c) with respect to matters as to which indemnification would be in contravention of the laws of the State of Delaware or of the United States of America whether as a matter of public policy or pursuant to statutory provisions.

     2. Any such director, officer or employee who has been wholly successful, on the merits or otherwise, with respect to any claim, action, suit or proceeding of the character described herein shall be entitled to indemnification as of right, except to the extent he has otherwise been indemnified. Except as provided in the preceding sentence, any indemnification hereunder shall be granted by Jarden, but only if (a) the Board of Directors of Jarden, acting by a quorum consisting of directors who are not partners to or who have been wholly successful with respect to such claim, action, suit or proceeding, shall find that the director, officer or employee has met the applicable standards of conduct set forth in paragraph 1 of this Section B of Article VII; or
         (b) outside legal counsel engaged by Jarden (who may be regular counsel of Jarden) shall deliver to Jarden its written opinion that such director, officer or employee has met such applicable standards of conduct; or (c) a court of competent jurisdiction has determined that such director, officer or employee has met such standards, in an action brought either by Jarden, or by the director, officer or employee seeking indemnification, applying de novo such applicable standards of conduct. The termination of any claim, action, suit or proceeding, civil or criminal, by judgment, settlement (whether with or without court approval) or conviction or upon a plea of guilty or of nolo contendere, or its equivalent, shall not create a presumption that a director, officer or employee did not meet the applicable standards of conduct set forth in paragraph 1 of this Section B of Article VII.

     3. As used in this Section B of Article VII, the term "liability" shall mean amounts paid in settlement or in satisfaction of judgments of fines or penalties, and the term "expense" shall include, but not be limited to, attorneys' fees and disbursements, incurred in connection with the claim, action, suit or proceeding. Jarden may advance expenses to, or where appropriate may at its option and expense undertake the defense of, any such director, officer or employee upon receipt of an undertaking by or on behalf of such person to repay such expenses if it should ultimately be determined that the person is not entitled to indemnification under this Section B of Article VII.

     4. The provisions of this Section B of Article VII shall be applicable to claims, actions, suits or proceedings made or commenced after the adoption hereof, whether arising from acts or omissions to act occurring before or after the adoption hereof. If several claims, issues or matters of action are involved, any such director, officer or employee may be entitled to indemnification as to some matters even though he is not so entitled as to others. The rights of indemnification provided hereunder shall be in addition to any rights to which any director, officer or employee concerned may otherwise be entitled by contract or as a matter of law, and shall inure to the benefit of the heirs, executors and administrators of any such director, officer or employee. Any repeal or modification of the provisions of this Section B of Article VII by the stockholders of Jarden shall not adversely affect any rights to indemnification and advancement of expenses existing pursuant to this Section B of Article VII with respect to any acts or omissions occurring prior to such repeal or modification.

         The directors and officers of Jarden are insured (subject to certain exceptions and deductions) against liabilities which they may incur in their capacity as such including liabilities under the Securities Act, under liability insurance policies carried by Jarden.

ITEM 21. EXHIBITS

Exhibit        Description
-------        -----------

1.1 Purchase Agreement, dated as of April 10, 2002, Jarden, the Domestic Subsidiaries, and Banc of America Securities LLC, CIBC World Markets Corp., and NatCity Investments, Inc., as representatives of the several initial purchasers (filed as Exhibit 10.12 to Jarden's Current Report on Form 8-K, filed with the Commission on May 9, 2002 and incorporated herein by reference).

3.1 Restated Certificate of Incorporation of Jarden Corporation (filed as Exhibit 3.1 to Jarden's Annual Report on Form 10-K, filed with the Commission on March 27, 2002 and incorporated herein by reference).

3.2 Certificate of Amendment of Restated Certificate of Incorporation of Jarden Corporation (filed as Exhibit 3.2 to Jarden's Current Report on Form 8-K, filed with the Commission on June 4, 2002 and incorporated herein by reference).

Exhibit        Description
-------        -----------

3.3 Bylaws of Jarden Corporation (filed as Exhibit C to Jarden's Definitive Proxy Statement, filed with the Commission on November 26, 2001 and incorporated herein by reference).

3.4            Articles of Incorporation of Alltrista Newco Corporation. (2)

3.5            Bylaws of Alltrista Newco Corporation. (2)

3.6            Amendment to Bylaws of Alltrista Newco Corporation. (2)

3.7            Articles of Incorporation of Alltrista Plastics Corporation. (2)

3.8            Bylaws of Alltrista Plastics Corporation. (2)

3.9            Amendment to Bylaws of Alltrista Plastics Corporation. (2)


3.10           Certificate of Limited Partnership of Alltrista Zinc Products,
               L.P. (2)

3.11           Agreement of Limited Partnership of Alltrista Zinc Products, L.P.
               (2)

3.12           Articles of Incorporation of Hearthmark, Inc. (2)

3.13           Bylaws of Hearthmark, Inc. (2)

3.14           Amendment to Bylaws of Hearthmark, Inc. (2)

3.15           Certificate of Incorporation of Quoin Corporation. (2)

3.16 Certificate of Correction to the Certificate of Incorporation of Quoin Corporation. (2)

3.17           Bylaws of Quoin Corporation. (2)

3.18           Certificate of Incorporation of Tilia, Inc. (2)

3.19           Certificate of Amendment of Certificate of Incorporation of
               Tilia, Inc. (2)

3.20           Bylaws of Tilia, Inc. (2)

3.21           Certificate of Incorporation of Tilia Direct, Inc. (2)

3.22 Certificate of Amendment of Certificate of Incorporation of Tilia Direct, Inc. (2)

3.23           Bylaws of Tilia Direct, Inc. (2)

3.24           Certificate of Incorporation of Tilia International, Inc. (2)

Exhibit        Description
-------        -----------


3.25 Certificate of Amendment of Certificate of Incorporation of Tilia International, Inc. (2)

3.26           Bylaws of Tilia International, Inc. (2)

3.27           Articles of Incorporation of TriEnda Corporation. (2)

3.28 Articles of Amendment of Articles of Incorporation of TriEnda Corporation. (2)

3.29           Bylaws of TriEnda Corporation. (2)


4.1 Indenture, dated as of April 24, 2002, among Jarden, its Domestic Subsidiaries, and The Bank of New York, as trustee, and form of Old Note attached as Exhibit A thereto (filed as Exhibit 4.1 to Jarden's Current Report on Form 8-K, filed with the Commission on May 9, 2002 and incorporated herein by reference).

4.2 Registration Rights Agreement, dated as of April 24, 2002, among Jarden, the Domestic Subsidiaries, and Banc of America Securities LLC, CIBC World Markets Corp., and NatCity Investments, Inc., a representatives of the several initial purchasers (filed as Exhibit 10.13 to Jarden's Current Report on Form 8-K, filed with the Commission on May 9, 2002 and incorporated herein by reference).

4.3            Form of the new 9 3/4% Senior Subordinated Notes Due 2012. (1)


5.1            Opinion of Kane Kessler, P.C. (3)


10.1 Credit Agreement, dated as of April 24, 2002, among Jarden, Bank of America, N.A., as Administrative Agent, Swing Line Lender, and L/C Issuer, Canadian Imperial Bank of Commerce, as Syndication Agent, National City Bank of Indiana, as Documentation Agent, and the other Lenders party thereto, including The Bank of New York, Fleet National Bank, Harris Trust and Savings Bank, U.S. Bank National Association, Allfirst Bank, Transamerica Business Capital Corporation, and Union Federal Bank of Indianapolis (filed as Exhibit 10.1 to Jarden's Current Report on Form 8-K, filed with the Commission on May 9, 2002 and incorporated herein by reference).

10.2 Guaranty Agreement, dated as of April 24, 2002, by the Domestic Subsidiaries to Bank of America, NA., as administrative agent (filed as Exhibit 10.2 to Jarden's Current Report on Form 8-K, filed with the Commission on May 9, 2002 and incorporated herein by reference).

10.3 Security Agreement, dated as of April 24, 2002, among Jarden, the Domestic Subsidiaries, and Bank of America, N.A., as administrative agent (filed as Exhibit 10.3 to Jarden's Current Report on Form 8-K, filed with the Commission

Exhibit        Description
-------        -----------

               on May 9, 2002 and incorporated herein by reference).

10.4 Intellectual Property Security Agreement, dated as of April 24, 2002, among Jarden, the Domestic Subsidiaries and Bank of America, N.A., as administrative agent (filed as Exhibit 10.4 to Jarden's Current Report on Form 8-K, filed with the Commission on May 9, 2002 and incorporated herein by reference).

10.5 Securities Pledge Agreement, dated as of April 24, 2002, among Jarden, Quoin Corporation, Alltrista Newco Corporation, Caspers Tin Plate Company, and Bank of America, NA., as administrative agent (filed as Exhibit 10.5 to Jarden's Current Report on Form 8-K, filed with the Commission on May 9, 2002 and incorporated herein by reference).

12.1           Statement of Computation of Ratio of Earnings to Fixed Charges.
               (2)


23.1           Consent of Ernst & Young LLP. (3)


23.2           Consent of Kane Kessler, P.C. (included in Exhibit 5.1). (1)

24.1 Powers of Attorney (See signature pages of this registration statement). (1)

25.1 Statement of Eligibility under the Trust Indenture Act of 1939 of a Corporation Designated to Act as Trustee on Form T-1, relating to The Bank of New York. (1)

99.1           Form of Letter to Depository Trust Company Participants. (1)

99.2           Form of Letter of Transmittal. (1)

99.3           Form of Notice of Guaranteed Delivery. (1)

99.4           Form of Instruction to Book-Entry Transfer Participant. (1)

99.5           Form of Letter to Clients. (1)

99.6 Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9. (1)

99.7           Form of Exchange Agent Agreement. (1)


(1)  Incorporated by reference to the Form S-4 filed by Jarden on June 5, 2002.
(2)  Incorporated by reference to the Form S-4 filed by Jarden on July 18, 2002.
(3)  Filed herewith.

ITEM 22. UNDERTAKINGS

     A.  The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by Jarden pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of Jarden's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Jarden pursuant to the foregoing provisions, or otherwise, Jarden has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Jarden of expenses incurred or paid by a director, officer or controlling person of Jarden in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Jarden will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     D. The undersigned registrant hereby undertakes that to respond to requests for information that is incorporated by reference into the prospectus pursuant to items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     E. The undersigned registrant hereby undertakes that to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired therein, that was not the subject of an included in the registration statement when it became effective.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rye, State of New York, on August 2, 2002.


                                      JARDEN CORPORATION

                                      By: /s/ Ian G. H. Ashken
                                          ------------------------
                                          Name:  Ian G.H. Ashken
                                          Title: Vice Chairman, Chief Financial
                                                 Officer, and Secretary

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated:


                   Name                                    Title                                 Date
                   ----                                    -----                                 ----
*                                           Chairman and Chief Executive                    August 2, 2002
------------------------------------        Officer (Principal Executive
Martin E. Franklin                          Officer)

/s/ Ian G. H. Ashken                        Vice Chairman, Chief Financial                  August 2, 2002
------------------------------------        Officer and Secretary (Principal
Ian G. H. Ashken                            Financial Officer and Principal
                                            Accounting Officer)

*                                           Director                                        August 2, 2002
------------------------------------
Irwin D. Simon

                                            Director                                        August __, 2002

------------------------------------
Richard L. Molen

*                                           Director                                        August 2, 2002
------------------------------------
David L. Swift

*                                           Director                                        August 2, 2002
------------------------------------
Robert L. Wood

                                            Director                                        August __, 2002
------------------------------------
Lynda W. Popwell

*                                           Director                                        August 2, 2002
------------------------------------
Douglas W. Huemme


*  By: /s/ Ian G. H. Ashken
       ----------------------
           Ian G.H. Ashken
           as Attorney-in-fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rye, State of New York, on August 2, 2002.


                                        ALLTRISTA NEWCO CORPORATION

                                        By:  /s/ Ian G. H. Ashken
                                             ---------------------------------
                                             Name:  Ian G.H. Ashken
                                             Title: Treasurer and Secretary

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated:


                   Name                                    Title                                 Date
                   ----                                    -----                                 ----

*                                           Director and President                          August 2, 2002
------------------------------------
Martin E. Franklin


/s/ Ian G. H. Ashken                        Director, Secretary, and Treasurer              August 2, 2002
------------------------------------
Ian G. H. Ashken



*  By: /s/ Ian G. H. Ashken
       -------------------------
       Ian G.H. Ashken
       as Attorney-in-fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rye, State of New York, on August 2, 2002.


                                        ALLTRISTA PLASTICS CORPORATION

                                        By: /s/ Ian G. H. Ashken
                                            -------------------------
                                            Name:  Ian G.H. Ashken
                                            Title: Treasurer and Secretary

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated:



                   Name                                    Title                                 Date
                   ----                                    -----                                 ----
*                                           Director and President                          August 2, 2002
------------------------------------
Martin E. Franklin


/s/ Ian G. H. Ashken                        Director, Secretary, and Treasurer              August 2, 2002
------------------------------------
Ian G. H. Ashken



*  By: /s/ Ian G. H. Ashken
       ----------------------------
       Ian G.H. Ashken
       as Attorney-in-fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rye, State of New York, on August 2, 2002.


                                          ALLTRISTA ZINC PRODUCTS, L.P.
                                          By: Alltrista Newco Corporation

                                          By: /s/ Ian G. H. Ashken
                                              --------------------------
                                              Name:  Ian G.H. Ashken
                                              Title: Treasurer and Secretary

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated:



                   Name                                    Title                                 Date
                   ----                                    -----                                 ----

/s/ Ian G. H. Ashken                        Treasurer and Secretary of                      August 2, 2002
------------------------------------        Alltrista Zinc Products, L.P.,
Ian G.H. Ashken                             General Partner

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rye, State of New York, on August 2, 2002.


                                             HEARTHMARK, INC.

                                             By: /s/ Ian G. H. Ashken
                                                 ------------------------
                                                 Name:  Ian G.H. Ashken
                                                 Title: Treasurer and Secretary

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated:



                   Name                                    Title                                 Date
                   ----                                    -----                                 ----


*                                           Director and President                          August 2, 2002
------------------------------------
Martin E. Franklin


/s/ Ian G. H. Ashken                        Director, Secretary, and Treasurer              August 2, 2002
------------------------------------
Ian G. H. Ashken


*  By: /s/ Ian G. H. Ashken
       -----------------------
       Ian G.H. Ashken
       as Attorney-in-fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rye, State of New York, on August 2, 2002.


                                                  QUOIN CORPORATION

                                                  By: /s/ Ian G. H. Ashken
                                                      -----------------------
                                                      Name:  Ian G.H. Ashken
                                                      Title: Treasurer

         Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated:



                   Name                                    Title                                 Date
                   ----                                    -----                                 ----

*                                           Director and President                          August 2, 2002
------------------------------------
Monte L. Miller


/s/ Ian G. H. Ashken                        Director and Treasurer                          August 2, 2002
------------------------------------
Ian G. H. Ashken



*  By: /s/ Ian G. H. Ashken
       --------------------------
       Ian G.H. Ashken
       as Attorney-in-fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rye, State of New York, on August 2, 2002.


                                           TILIA, INC.

                                           By: /s/ Ian G. H. Ashken
                                               ------------------------
                                               Name: Ian G.H. Ashken
                                               Title: Treasurer and Secretary

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated:



                   Name                                    Title                                 Date
                   ----                                    -----                                 ----

*                                           Director and Vice President                     August 2, 2002
------------------------------------
Martin E. Franklin


/s/ Desiree DeStefano                       Director and Vice President                     August 2, 2002
------------------------------------
Desiree DeStefano


*  By: /s/ Ian G. H. Ashken
       --------------------------
       Ian G.H. Ashken
       as Attorney-in-fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rye, State of New York, on August 2, 2002.


                                             TILIA DIRECT, INC.

                                             By: /s/ Ian G. H. Ashken
                                                 -------------------------
                                                 Name: Ian G.H. Ashken
                                                 Title: Treasurer and Secretary

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated:



                   Name                                    Title                                 Date
                   ----                                    -----                                 ----

/s/ Simon Wood                              Director and Vice President                     August 2, 2002
------------------------------------
Simon Wood

/s/ Ian G. H. Ashken                        Director, Secretary, and Treasurer              August 2, 2002
------------------------------------
Ian G. H. Ashken

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rye, State of New York, on August 2, 2002.


                                             TILIA INTERNATIONAL, INC.

                                             By: /s/ Ian G. H. Ashken
                                                 -----------------------
                                                 Name: Ian G.H. Ashken
                                                 Title: Treasurer and Secretary

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated:




                   Name                                    Title                                 Date
                   ----                                    -----                                 ----

*                                           Director and Vice President                     August 2, 2002
------------------------------------
Martin E. Franklin


/s/ Ian G. H. Ashken                        Director, Secretary, and Treasurer              August 2, 2002
------------------------------------
Ian G. H. Ashken




*  By: /s/ Ian G. H. Ashken
       ----------------------------
       Ian G.H. Ashken
       as Attorney-in-fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rye, State of New York, on August 2, 2002.


                                           TRIENDA CORPORATION

                                           By: /s/ Ian G. H. Ashken
                                               ---------------------------
                                               Name: Ian G.H. Ashken
                                               Title: Treasurer and Secretary

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated:



                   Name                                    Title                                 Date
                   ----                                    -----                                 ----

*                                           Director and President                          August 2, 2002
------------------------------------
Martin E. Franklin


/s/ Ian G. H. Ashken                        Director, Secretary, and Treasurer              August 2, 2002
------------------------------------
Ian G. H. Ashken



*  By: /s/ Ian G. H. Ashken
       -----------------------
       Ian G.H. Ashken
       as Attorney-in-fact